Filed Pursuant to Rule 424(b)(3)
Registration No. 333-168129

CNL HEALTHCARE PROPERTIES, INC.

SUPPLEMENT NO. 3

DATED FEBRUARY 6, 2013

TO

PROSPECTUS DATED MARCH 12, 2012

This Supplement No. 3 (the “Supplement”) should be read in conjunction with the prospectus of CNL Healthcare Properties, Inc. dated March 12, 2012, and the additional information incorporated by reference herein and described under the heading “Incorporation of Certain Information By Reference.” This Supplement replaces all prior stickers and supplements to the prospectus. Unless otherwise defined herein, capitalized terms used herein have the same meanings as in the prospectus. The terms “we,” “our,” “us” and the “Company” means CNL Healthcare Properties, Inc., CHT Partners, LP, a wholly-owned subsidiary and our operating partnership, and/or our other subsidiaries or affiliates. The purpose of this Supplement is to update and amend certain information contained in the prospectus.

	Supplement Page No.	Prospectus – Related Section/Page No.
PROSPECTUS SUMMARY
Our Business	2	1
Recent Developments	2	1
Our Sponsor, Our Advisor and Our Property Manager	3	2
Borrowings	4	4
Risk Factors	5	4
Our Conflicts of Interest	5	7, 9
Compensation of Our Advisor and Affiliates	5	12
Our Offering	6	15
Our Distribution Policy	6	17
Our Distribution Reinvestment Plan	7	17
RISK FACTORS	7, 8, 9	19, 23, 26, 29
MANAGEMENT COMPENSATION	10	63
CONFLICTS OF INTEREST	10	68, 70
BUSINESS	11, 24, 30	78, 81, 82, 91
PRIOR PERFORMANCE SUMMARY	31	101
SELECTED FINANCIAL DATA	36	105
MANAGEMENT	38	108
SECURITY OWNERSHIP	42	114
THE ADVISOR AND THE ADVISORY AGREEMENT	43	115, 125
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	45	128, 129, 130
SUMMARY OF REDEMPTION PLAN	47	134
DISTRIBUTION POLICY	48	138
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	49	183
EXPERTS	50	184

PROSPECTUS SUMMARY

Our Business

The following supersedes and replaces in its entirety the first two sentences of the first paragraph of the section entitled “PROSPECTUS SUMMARY – Our Business” on page 1 of the prospectus.

CNL Healthcare Properties, Inc., or the “Company,” is a Maryland corporation incorporated on June 8, 2010 that intends to elect to be taxed as a REIT for U.S. federal income tax purposes. CNL Healthcare Properties, Inc. was formerly known as CNL Healthcare Trust, Inc. but changed its name effective as of December 26, 2012.

Recent Developments

The following is an addition to the section entitled “PROSPECTUS SUMMARY – Recent Developments,” at page 1 of the prospectus.

Change of Corporate Name

On December 13, 2012, our board of directors approved the filing of an amendment to our charter changing our corporate name from CNL Healthcare Trust, Inc. to CNL Healthcare Properties, Inc. Our name change became effective on December 26, 2012.

Amendment to Bylaws

On December 13, 2012, the board of directors approved an amendment to our bylaws to reflect the name change and to address an inconsistency between our bylaws and our amended charter.

Acquisitions

Sunrise Joint Venture

On June 29, 2012, we acquired a 55% ownership interest in a joint venture with Sunrise Senior Living, Inc. for a contribution of approximately $56.7 million. The joint venture owns seven senior housing communities located in five states and the District of Columbia, collectively valued at $226.1 million. The communities feature 687 residential units comprised of 129 independent living units, 374 assisted living units and 184 memory care units. See “BUSINESS – Properties – The Sunrise Joint Venture,” and “BUSINESS – Borrowings - The Sunrise Joint Venture” for further information.

HarborChase Development Project

On August 29, 2012, we closed on the acquisition of a 5.03-acre tract of land located in Florida on which a senior housing community will be constructed and developed, and entered into agreements with Harbor Retirement Associates, LLC and its affiliates to develop and manage the community. The maximum development budget of approximately $21.7 million includes the purchase price of the land, financing costs, start-up and initial operating deficits. The HarborChase senior housing community will feature 96 residential units comprised of 66 assisted living units and 30 memory care units. See “BUSINESS – Properties – The HarborChase Development Project,” and “BUSINESS – Borrowings - The HarborChase Development Project” for further information.

Windsor Manor Joint Venture

On August 31, 2012, we acquired a 75% interest in a joint venture with HRGreen, Inc. for a contribution of approximately $4.8 million plus our pro rate share of certain expenses. The joint venture owns three senior housing communities located in Iowa, collectively valued at $18.8 million. The communities feature 122 residential units comprised of 94 assisted living units and 28 memory-care units. See “BUSINESS – Properties – The Windsor Manor Joint Venture,” and “BUSINESS – Borrowings - The Windsor Manor Joint Venture” for further information.

Dogwood Forest Acworth Development Project

On December 18, 2012, we closed on the acquisition of a 2.8-acre tract of land located in Acworth, Georgia, a suburb of Atlanta on which a senior housing community will be constructed and developed, and entered into agreements with Solomon Senior Living, Inc. and its affiliates to develop and manage the community. The maximum development budget of approximately $21.8 million includes the purchase price of the land, financing costs, start-up and initial operating deficits. The community will feature 92 residential units comprised of 46 assisted living units and 46 memory care units. See “BUSINESS – Properties – Dogwood Forest of Acworth Development Project,” and “BUSINESS – Borrowings – Dogwood Forest of Acworth Development Project” for further information.

Primrose II Communities

On December 19, 2012, we acquired from affiliates of Primrose Retirement Communities, LLC, a senior housing developer and operator, five senior housing properties located in Illinois, Iowa, Ohio, and South Dakota, for a purchase price of approximately $73.1 million. The communities feature 323 residential units comprised of 174 independent living units, 128 assisted living units and 21 memory care units. See “BUSINESS – Properties – Primrose II Communities,” and “BUSINESS – Borrowings - Primrose II Communities” for further information.

Capital Health Communities

On December 21, 2012, we acquired from Capital Health Group, LLC five senior housing communities located in Michigan and Maryland, for a purchase price of approximately $85.1 million. The communities feature 348 residential units comprised of 225 assisted living units and 123 memory care units. See “BUSINESS – Properties – Capital Health Communities,” and “BUSINESS – Borrowings - Capital Health Communities” for further information.

Montecito Joint Venture

On January 14, 2013, we entered into an agreement with an affiliate of Montecito Medical Investment Company, MMAC Berkshire L.L.C., to form a joint venture to purchase a medical office building in California. On January 16, 2013, the joint venture, of which we own 90% in exchange for a contribution of approximately $7.0 million, completed the acquisition of the medical office building valued at $19.8 million. The medical office building has 49,984 feet of rentable space fully leased; 77% of which is leased to Pomona Valley Hospital Medical Center. See “BUSINESS – Properties – The Montecito Joint Venture” and “BUSINESS – Borrowings – The Montecito Joint Venture” for more information.

Dispositions

Sunrise Joint Venture

On December 18, 2012, we entered into an agreement with Health Care REIT, Inc. to sell our interests in the Sunrise joint venture for an aggregate sale price of $65.4 million subject to adjustment based on the closing date and actual cash flow distributions. The sale of our interest to Health Care REIT, Inc. in the Sunrise joint venture is conditioned upon the merger of Health Care REIT, Inc. with Sunrise which was completed on January  9, 2013. See “BUSINESS – Properties – Sunrise Joint Venture” for further information.

Our Sponsor, Our Advisor and Our Property Manager

The following supersedes and replaces in its entirety the fourth full paragraph on page 2 of the prospectus, under the section heading “PROSPECTUS SUMMARY – Our Sponsor, Our Advisor and Our Property Manager.”

Our properties are managed under an amended and restated property management agreement dated June 28, 2012 between us and our property manager, CNL Healthcare Manager Corp., a Florida corporation formed in July 2010, and an affiliate of CNL and our advisor. Our property manager is responsible for managing and leasing our commercial real estate investments. The term of the property management agreement is for six years from June 8, 2011, the date of our original property management agreement, and may be renewed for six successive one-year terms. Our property manager receives Property Management Fees for management of our properties of 2% of annual gross revenues for single tenant properties and 4% of annual gross revenues for multi-tenant properties. In addition, if we contract directly with a third-party property manager for management of a property, our property manager may receive an oversight fee of up to 1% of annual gross revenues of the property for oversight of the management of the property; provided, however, that in no event will our property manager receive both a Property Management Fee and an oversight fee for the same property.

Borrowings

The following is an addition to the information under the section heading “PROSPECTUS SUMMARY – Borrowings,” on page 4 of the prospectus.

On June 29, 2012, in connection with the financing of our acquisition of the Sunrise communities, we entered into an agreement providing for a mezzanine loan in the aggregate principal amount of $40.0 million. Also on June 29, 2012, the Sunrise joint venture obtained approximately $125 million in debt financing from The Prudential Insurance Company of America, which was used in part to satisfy indebtedness on some of the facilities from lenders other than Prudential. On June 29, 2012, we entered into a separate agreement with Prudential where as a condition precedent to Prudential consenting to the mezzanine loan, we agreed to repay the mezzanine loan within 12 months to the extent certain conditions were met. See “Business – Borrowings – Sunrise Joint Venture” for further information on these loans.

On August 29, 2012, we entered into a loan agreement in an aggregate principal amount of approximately $17.3 million with Synovus Bank to finance the acquisition of the land and the construction and development of the HarborChase community. See “Business – Borrowings – HarborChase Development Project” for further information on this loan.

On August 31, 2012, we entered into loans in the aggregate principal amount of approximately $55.2 million with KeyCorp Real Estate Capital Markets, Inc. The proceeds of the loans were used to repay approximately $49.9 million remaining on a one-year bridge loan facility obtained in February 2012 in connection with the acquisition of the Primrose communities. See “Business – Borrowings – Primrose Communities” for further information on this loan.

On August 31, 2012, to assist in financing the acquisition of the Windsor Manor communities, the Windsor Manor joint venture entered into a bridge loan facility of approximately $12.4 million from KeyBank National Association, with long-term agency debt anticipated to follow. See “Business – Borrowings – Windsor Manor Joint Venture” for further information on this loan.

On December 18, 2012, we entered into a loan agreement in an aggregate principal amount of approximately $15.1 million with Synovus Bank to finance the acquisition of the Acworth property and the construction and development of Dogwood Forest of Acworth. See “Business – Borrowings – Dogwood Forest at Acworth Development Project” for further information on this loan.

On December 19, 2012, in connection with the financing of our acquisition of the Primrose II communities we entered into a one-year term loan in the aggregate principal amount of approximately $49.7 million with KeyBank National Association. See “Business – Borrowings – Primrose II Communities” for further information on this loan.

On December 21, 2012, in connection with the financing of our acquisition of the Capital Health communities we entered into a term loan in the aggregate principal amount of approximately $48.5 million with The Prudential Insurance Company of America. See “Business – Borrowings – Capital Health Communities” for further information on this loan.

On January 16, 2013, in connection with the financing of the acquisition of a medical office building, the Montecito joint venture entered into a credit agreement with Regions Bank with a maximum aggregate principal amount of $35 million, of which approximately $12.5 million was funded on the same date in connection with the acquisition of the Claremont Medical Office and in addition approximately $445,662 is to be funded upon completion of certain tenant improvements. See “Business – Borrowings –Montecito Joint Venture” for further information on this loan.

Risk Factors

The following is an addition to the risk factor information under the section heading “PROSPECTUS SUMMARY – Risk Factors,” which begins at page 4 of the prospectus.

•

Pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 2310, no later than 18 months after the last sale in our offering of common stock (including any follow-on offering), we will be required to disclose an estimated per share value that is not based solely on the offering price of our shares. There is no guarantee that such valuation will equal or exceed, or not be substantially less than, the offering price.

•

FINRA’s proposed amendment Rule 2340 would require, among other things, that per share estimated values of non-traded REITs be reported on customer account statements. Any significant changes to Rule 2340 could have a material impact on the timing of when we initially publish our per share value, which could impact the price at which our shares are offered and our ability to raise capital.

Our Conflicts of Interest

The following supersedes and replaces in full the first bulleted paragraph on page 7 of the prospectus, under the section heading “PROSPECTUS SUMMARY – Our Conflicts of Interest.”

•

Members of our board of directors, our executive officers, and the executive officers of our advisor allocate their time between us and the other programs sponsored by CNL and our sponsor, CNL Financial Group, LLC, and other activities in which they are involved, which will limit the amount of time they spend on our business matters. In addition, CNL has one, and CNL Financial Group, LLC, has two, other public, non-traded, active real estate investment programs which have investment objectives similar to ours. We have the same executive officers as CNL Lifestyle Properties, Inc., and one of our independent directors also serves on the board of directors of CNL Lifestyle Properties, Inc. Additionally, our advisor and the advisor to CNL Lifestyle Properties, Inc. have in common the same managers, executive officers and investment committee members. All of these individuals devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which could be substantially less than their full time. It is also intended that the managers of our advisor (who are not executive officers of our advisor) and the investment committee members of our advisor will devote the time necessary to fulfill their respective duties to us and our advisor.

The following supersedes and replaces in full the last paragraph on page 9 of the prospectus under the section heading “PROSPECTUS SUMMARY – Our Conflicts of Interest.”

James M. Seneff, Jr. serves as chairman of our board of directors. In addition, Mr. Seneff serves as a director and/or an officer of various CNL entities affiliated with CNL Financial Group, LLC, including our advisor, our managing dealer, two other real estate investment trusts sponsored by our sponsor, Global Growth Trust, Inc. and Global Income Trust Inc. and one other real estate investment trust, CNL Lifestyle Properties, Inc., sponsored by an affiliate of our sponsor,

Compensation of Our Advisor and Affiliates

The following supersedes and replaces in full the paragraph in the table entitled “Property and construction management fees payable to our property manager,” at page 12 of the prospectus, which appears under the prospectus section heading “PROSPECTUS SUMMARY – Compensation of our Advisor and Affiliates.”

Property and construction management fees and reimbursements payable to our property manager	We pay to our property manager a property management fee of (a) 2% of annual gross rental revenues from our single tenant properties, and (b) 4% of annual gross rental revenues from our multi-tenant properties. In the event that we contract directly with a third-party property manager in respect of a property, we may pay our property manager an oversight fee of up to 1% of annual gross revenues of the property managed; however, in no	Amount is not determinable at this time

event will we pay both a property management fee and an oversight fee to our property manager with respect to the same property. The property management fee or, as applicable, the oversight fee is paid to our property manager on a monthly basis. We or our subsidiary property owners also will pay to our property manager a construction management fee equal to 5% of hard and soft costs associated with the initial construction or renovation of a property, or with the management and oversight of expansion projects and other capital improvements, in those cases in which the value of the construction, renovation, expansion or improvements exceeds (i) 10% of the initial purchase price of the property, and (ii) $1.0 million, which fee will be due and payable upon completion of such projects. We reimburse our property manager for the costs and expenses incurred by our property manager on our behalf in connection with the management of a property. Such costs and expenses will include legal, travel and other out-of-pocket expense that are directly related to the management of specific properties. Our property manager is responsible for all costs and expenses relating to the wages, salaries and other employee-related expenses of its employees and subcontractors.

Our Offering

The following replaces in its entirety the first full paragraph under the section “PROSPECTUS SUMMARY – Our Offering,” which appears at page 15 of the prospectus.

We commenced our initial public offering on June 27, 2011. As of October 5, 2011, we had received and accepted investors’ subscriptions in excess of the minimum offering proceeds of $2.0 million and commenced operations. As of December 31, 2012, we had received and accepted aggregate subscription proceeds of approximately $181.6 million, for approximately 18.2 million shares of our common stock. Approximately 267.0 million shares remained available for sale in our primary offering, and approximately 14.8 million shares remain available for issuance under our Distribution Reinvestment Plan as of such date. We reserve the right to reallocate the offered shares between the primary offering and the Distribution Reinvestment Plan.

The foregoing subscription proceeds and shares include approximately $1.8 million received for 185,963 shares issued in connection with our Dividend Reinvestment Plan, but exclude (i) 22,222 shares purchased by our advisor prior to the commencement of the offering for $200,000, and (ii) approximately 243,970 shares issued as of December 31, 2012 to our stockholders as stock distributions

Our Distribution Policy

The following supersedes and replaces in its entirety the first paragraph at the top of page 17 of the prospectus, under the section entitled “PROSPECTUS SUMMARY – Our Distribution Policy.”

As of December 31, 2012, we declared and paid cash distributions of $3.2 million, and issued approximately 243,970 shares of common stock as stock distributions.

Our Distribution Reinvestment Plan

The following supersedes and replaces in full the sole paragraph under the section entitled “PROSPECTUS SUMMARY – Our Distribution Reinvestment Plan,” which appears at page 17 of the prospectus.

We have adopted a distribution reinvestment plan that will allow our stockholders to have the full amount of their distributions reinvested in additional shares of common stock that may be available. We have designated 5% of the shares in this offering as shares issuable pursuant to our distribution reinvestment plan for this purpose. As of December 31, 2012 we have issued approximately 185,963 shares of common stock pursuant to our distribution reinvestment plan.

RISK FACTORS

The following two new risk factors are added to the section entitled “RISK FACTORS – Offering Related Risks,” which begins at page 19 of the prospectus.

We have not had sufficient cash available from operations to pay distributions, and, therefore, we have paid distributions from the net proceeds of our offering. We may continue to pay distributions from sources other than our cash flow from operations, or funds from operations, and any such distributions may reduce the amount of cash we ultimately invest in assets, negatively impact the value of our stockholders’ investment and be dilutive to our stockholders.

We expect to generate little, if any, cash flow from operations or funds from operations until we make substantial investments. Our organizational documents permit us to make distributions from any source, such as from the proceeds of our offering or other offerings, cash advances to us by our advisor, cash resulting from a deferral or waiver of asset management fees or expense reimbursements, and borrowings, which may be unsecured or secured by our assets, in anticipation of future net operating cash flow. Accordingly, until such time as we are generating operating cash flow or funds from operations, we may determine not to pay distributions or to pay all or a portion of our distributions from sources other than net operating cash flows. We have not established any limit on the extent to which we may use alternate sources, including borrowings or proceedings of this offering, to pay distributions. Commencing in the fourth fiscal quarter of 2011, we have made cash distributions from offering proceeds, which is dilutive to our stockholders. To the extent we make cash distributions, or a portion thereof, from sources other than operating cash flow or funds from operations, we will have less capital available to invest in properties and other real estate-related assets, the book value per share may decline, and there will be no assurance that we will be able to sustain distributions at that level. Further, distributions that exceed cash flow from operations or funds from operations may not be sustainable. If offering proceeds are used to fund distributions, earlier investors may benefit from the investments made with funds raised later in this offering, while later investors may not benefit from all of the net offering proceeds raised from earlier investors. As we have not had any distributable earnings, or current or accumulated earnings and profits since inception, one hundred percent (100%) of the distributions paid to stockholders for the year ended December 31, 2011 and the nine months ended September 30, 2012 were made from offering proceeds.

The interest of later investors in our common stock will be diluted as a result of our stock distribution policy.

We declare and pay distributions in cash and stock. We do not currently intend to change our $10.00 per share public offering price. Therefore, investors who purchase our shares early in our offering, as compared with later investors, will receive more shares for the same cash investment as a result of this stock distribution policy. Because they own more shares, upon a sale or liquidation of our Company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock distributions, the net asset value per share could be less than the public offering price paid for the share. Because of the ongoing stock distribution, the value of shares held by a later investor purchasing our stock will be below the value of shares held by an earlier investor, even if each initially acquired the same amount of shares at the same public offering price, because the earlier investor would have received a greater number of stock distribution shares. This distribution policy will continue until terminated or amended by our board of directors.

The following supersedes and replaces in its entirety the fourth risk factor under the section entitled “RISK FACTORS – Company Related Risks,” which risk factor appears at page 23 of the prospectus.

Because we rely on affiliates of CNL for advisory, property management and managing dealer services, if these affiliates or their executive officers and other key personnel are unable to meet their obligations to us, we may be required to find alternative providers of these services, which could disrupt our business.

CNL, through one or more of its affiliates or subsidiaries, owns and controls our advisor and property manager, as well as CNL Securities Corp., the managing dealer of this offering. In the event that any of these affiliates are unable to meet their obligations to us, we might be required to find alternative service providers, which could disrupt our business by causing delays and/or increasing our costs.

Further, our success depends to a significant degree upon the contributions of James M. Seneff, Jr., our chairman, Thomas K. Sittema, our vice chairman, Stephen H. Mauldin, our chief executive officer and president, and Joseph T. Johnson, our chief financial officer and treasurer, each of whom would be difficult to replace. If any of these key personnel were to cease their affiliation with us or our affiliates, we may be unable to find suitable replacement personnel, and our operating results could suffer as a result. All of our executive officers and the executive officers of our advisor are also executive officers of CNL Lifestyle Properties, Inc. and its advisor, both of which are affiliates of our advisor. In the event that CNL Lifestyle Properties, Inc. internalizes the management functions provided by its advisor, such executive officers may cease their employment with us and our advisor. In that case, our advisor would need to find and hire an entirely new executive management team. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor may be unsuccessful in attracting and retaining such skilled personnel. We do not maintain key person life insurance on any of our officers.

The following supersedes and replaces in its entirety the first and second risk factors under the section entitled “RISK FACTORS – Risks Related to Conflicts of Interest and Our Relationships with Our Advisor and Its Affiliates,” which risk factors appear at page 26 of the prospectus.

There may be conflicts of interest because of interlocking boards of directors with affiliated companies.

Two of our directors, James M. Seneff, Jr. and Thomas K. Sittema are also directors of our advisor and other affiliated entities. James M. Seneff, Jr. serves as the chairman of our board and as chairman of the board of directors of our advisor. Thomas K. Sittema serves as the vice chairman of our board of directors and as vice chairman of the board of directors of our advisor. Both Messrs. Seneff and Sittema also concurrently serve as directors of CNL Lifestyle Properties, Inc., an affiliate of our sponsor. In addition, Mr. Seneff serves as the chairman of the board of directors of both Global Growth Trust, Inc. and Global Income Trust, Inc. One of our independent directors, Dr. Douglas, is also a director of CNL Lifestyle Properties, Inc. These directors may experience conflicts of interest because these affiliated entities have similar investment objectives and own or may own assets in several of the asset classes and markets in which we intend to invest. For these reasons, all of these individuals have responsibilities to other companies and share their time and services among those companies and us, do not devote all of their attention to us, and could take actions that are more favorable to the other companies than to us.

There are competing demands on our officers and directors, who do not devote all of their attention to us, which could have a material adverse effect on our business and financial condition.

Two of our directors, James M. Seneff, Jr. and Thomas K. Sittema are also directors of our advisor and other affiliated entities and may experience conflicts of interest in managing us because they also have management responsibilities for other companies including companies that may invest in some of the same types of assets in which we may invest. In addition, substantially all of the other companies that they work for are affiliates of us and/or our advisor. One of our independent directors also is an independent director of CNL Lifestyle Properties, Inc., an affiliate of our sponsor. For these reasons, all of these individuals share their management time and services among those companies and us, and do not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

In addition, Stephen H. Mauldin, our chief executive officer and president, Joseph T. Johnson, our chief financial officer and treasurer, and our other officers serve as officers of, and devote time to, our advisor and to CNL Lifestyle Properties, Inc., an affiliate of our advisor, which has similar investment objectives and which owns assets in several of the asset classes in which we intend to invest, and our officers may also serve as officers of, and devote time to, other companies which may be affiliated with us in the future. These officers may experience conflicts of interest in managing us because they also have management responsibilities for CNL Lifestyle Properties, Inc. For these reasons, these officers share their management time and services among CNL Lifestyle Properties, Inc. and us, and do not devote all of their attention to us and could take actions that are more favorable to CNL Lifestyle Properties, Inc. than to us.

The following new risk factors are added to the section entitled “RISK FACTORS – Risks Related to Our Business,” which begins at page 29 of the prospectus.

FINRA Rule Proposals Related to Valuation.

Pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 2310, no later than 18 months after the last sale in our offering of common stock (including any follow-on offering), we are required to disclose an estimated per share value that is not based solely on the offering price of securities in the offering. There is no guarantee that such estimated per share value will equal or exceed, or not be substantially less than, the per share amount paid by investors in our offering. In addition, in March 2012, FINRA requested public comment through April 11, 2012 on its proposed amendment to the National Association of Securities Dealers (“NASD”) Rule 2340 to require that per share estimated values of non-traded REITs be reported on customer account statements and modify the account statement disclosures that accompany the per share estimated value. Due to the fact that the managing dealer and participating brokers selling our common stock in our offering are subject to FINRA rules and regulations, any significant changes to Rule 2340 could have a material impact on when we initially publish our per share value. In the event we are required to publish such estimated value prior to completion of our offering, including any follow-on offering, if any, such action could impact the price at which our shares are offered and our ability to raise capital through any offerings.

Changes in accounting pronouncements could adversely impact our or our tenants’ reported financial performance.

Accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. From time to time, the Financial Accounting Standards Board and the Commission, entities that create and interpret appropriate accounting standards, may change the financial accounting and reporting standards or their interpretation and application of these standards that govern the preparation of our financial statements. These changes could have a material impact on our reported financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements. Similarly, these changes could have a material impact on our tenants’ reported financial condition or results of operations and affect their preferences regarding leasing real estate. In such event, tenants may determine not to lease properties from us, or, if applicable, exercise their option to renew their leases with us. This in turn could cause a delay in investing our offering proceeds, make it more difficult for us to enter into leases on terms we find favorable and impact the distributions to stockholders.

Cyber security risks and cyber incidents could adversely affect our business and disrupt operations.

Cyber incidents can result from deliberate attacks or unintentional events. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. The result of these incidents could include, but are not limited to, disrupted operations, misstated financial data, liability for stolen assets or information, increased cyber security protection costs, litigation and reputational damage adversely affecting customer or investor confidence.

MANAGEMENT COMPENSATION

The following information supersedes and replaces in full the paragraph in the table section entitled “Property and Construction Management Fees Payable to our property manager,” which appears at page 63 of the prospectus under the section heading “MANAGEMENT COMPENSATION.”

Property and Construction Management Fees payable to our property manager	We pay to our property manager a Property Management Fee of (a) 2% of annual gross rental revenues from our single tenant properties, and (b) 4% of annual gross rental revenues from our multi-tenant properties. In the event that we contract directly with a third-party property manager in respect of a property, we may pay our property manager an oversight fee of up to 1% of annual gross revenues of the property managed; however, in no event will we pay both a Property Management Fee and an oversight fee to our property manager with respect to the same property. The Property Management Fee or, as applicable, the oversight fee is paid to our property manager on a monthly basis. We or our subsidiary property owners also will pay to our property manager a Construction Management Fee equal to 5% of hard and soft costs associated with the initial construction or renovation of a property, or with the management and oversight of expansion projects and other capital improvements, in those cases in which the value of the construction, renovation, expansion or improvements exceeds (i) 10% of the initial purchase price of the property, and (ii) $1.0 million, which fee will be due and payable upon completion of such projects. We reimburse our property manager for the costs and expenses incurred by our property manager on our behalf in connection with the management of a property. Such costs and expenses include legal, travel and other out-of-pocket expense that are directly related to the management of specific properties. Our property manager is responsible for all costs and expenses relating to the wages, salaries and other employee-related expenses of its employees and subcontractors.	Amount is not determinable at this time

CONFLICTS OF INTEREST

The following sentence supersedes and replaces entirely the third paragraph under the section entitled “CONFLICTS OF INTEREST - General,” which paragraph appears at page 68 of the prospectus.

Thomas K. Sittema serves as a director and/or officer of various entities affiliated with CNL, including our advisor and our managing dealer.

The following paragraph supersedes and replaces in full the paragraph under the section entitled “CONFLICTS OF INTEREST – Competition for Management Time,” which paragraph appears at page 70 of the prospectus.

Competition for Management Time

Messrs. Seneff and Sittema, who are directors of the Company and our advisor, engage in the management of other business entities and properties and in other business activities, including those activities associated with affiliates.

In addition, Stephen H. Mauldin, our chief executive officer and president, Joseph T. Johnson, our chief financial officer and treasurer, and other officers of our advisor serve as officers of another program sponsored by our sponsor which invests in and may invest in the future in some of the same types of assets in which we may invest. All of these individuals devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which could be substantially less than their full time. The amount of time these individuals devote could be impacted by and commensurate with the level of our operating activity which will be impacted by the amount of funds raised from this offering and the subsequent acquisitions. These individuals experience conflicts of interest in allocating management time, services, and functions among us and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

BUSINESS

Properties

Locations of Our Properties

The following map reflects the locations of our 28 properties, including our ten properties owned through investments in joint ventures, and our two development projects:

The primary market area for a senior living community is typically a five- to ten-mile radius, the area from which the property obtains a majority of its residents. Factors which may impact the decision to select a senior housing community include the ability to remain at home, the level of care offered at a community, the economic situation of the potential resident, incentives or discounts being offered in the market, the influence of the potential resident’s family or primary caregiver, and the geographic location and proximity to family, friends, medical providers and cultural activities.

The primary market area for a medical office is typically a five- to ten-mile radius from a hospital or medical area. Factors which may impact the decision of prospective tenants to select a medical office include the proximity to hospitals and population centers, the concentration of other medical service providers, and incentives or discounts being offered in the market.

The following replaces in its entirety the information contained in the prospectus under the section “BUSINESS – Properties,” which begins at page 78 of the prospectus.

Primrose Communities

In February 2012, we acquired a 100% fee simple interest in land and related improvements comprising five senior housing communities (each a “Primrose Community” and collectively, the “Primrose Communities”) from affiliates of Primrose Retirement Communities, LLC, (collectively, with its applicable subsidiaries and affiliates, “Primrose”), for an aggregate purchase price of approximately $84.1 million, excluding closing costs. The Primrose Communities feature a total of 394 residential units consisting of 180 independent living units, 160 assisted living units and 54 villas. The following table lists each of the Primrose Communities, its location, number of units, occupancy rates as of November 30, 2012, dates of construction and square footage:

Primrose Communities	Location	Total Units	Occupancy % as of 11/30/2012	Year Built	Sq. Footage	Average Monthly RevPOU(1)
Primrose Retirement Community of Casper	Casper, WY	88	99.3%	2004	115,880	$3,219
Primrose Retirement Community of Grand Island	Grand Island, NE	68	92.7%	2005	87,722	$3,267
Sweetwater Retirement Community	Billings, MT	76	97.9%	2006	99,020	$3,468
Primrose Retirement Community of Marion	Marion, OH	80	94.5%	2006	106,420	$3,264
Primrose Retirement Community of Mansfield	Mansfield, OH	82	96.3%	2007	109,452	$3,494

		394	96.4%

(1)	An average monthly revenue per occupied unit (“RevPOU”) in the post-acquisition period of March through November 2012.

These stabilized assets had an average occupancy rate of 96.4% as of November 30, 2012. There are a number of comparable facilities in the primary market areas for the Primrose Communities with which we may compete. The Primrose Communities are relatively new, all built within the last five to eight years. We have no plans for material renovations or improvements on any of the facilities, and believe each is suitable for its intended purpose. We also believe each facility is adequately covered by insurance.

Each of the Primrose Communities are operated by an affiliate of Primrose under triple-net lease agreements with the Company, with each lease having an initial term of ten years and two five-year renewal options exercisable at the discretion of Primrose. Primrose has guaranteed the lease payments for the Primrose Communities. The aggregate minimum annual rent for the Primrose Communities is approximately $6.7 million in the initial year. The average effective annual rental per unit is approximately $16,900. All of the leases are cross-defaulted among themselves.

Primrose has 23 years of experience managing and operating senior housing properties and currently manages 26 senior housing communities across 13 states. We are not affiliated with Primrose; however, this is the first of two projects with Primrose involving the acquisition of senior housing communities. See below, “BUSINESS – The Primrose II Retirement Communities.”

The following table sets forth our estimated depreciable basis for federal tax purposes in each of the Primrose Communities:

ESTIMATED DEPRECIABLE BASIS OF PRIMROSE COMMUNITIES

Primrose Communities	Estimated Basis
(in millions)
Primrose Retirement Community of Casper	$17.5
Primrose Retirement Community on Grand Island	$13.2
Sweetwater Retirement Community	$15.2
Primrose Retirement Community of Marion	$17.6
Primrose Retirement Community of Mansfield	$18.1

We calculate the depreciation expense for federal income tax purposes using the straight -line method and anticipate depreciating the buildings and land improvements for federal income tax purposes based on estimated useful lives of 40 years and 20 years, respectively.

We paid our advisor an aggregate Investment Services Fee of $1,554,925 in connection with the acquisition of the Primrose Communities, which is equal to 1.85% of the purchase price of the Primrose Communities.

Sunrise Joint Venture

On June 29, 2012, we acquired a 55% interest in a joint venture (the “Sunrise Joint Venture”), for a contribution of approximately $56.7 million. The Sunrise Joint Venture then acquired a 100% fee simple interest in land and related improvements comprising of seven senior housing properties for an aggregate purchase price of $226.1 million (each, a “Sunrise Community” and collectively, the “Sunrise Communities”) from affiliates of Sunrise Senior Living Investments, Inc. (individually and collectively, with its applicable subsidiaries and affiliates, “Sunrise”), with whom we are not affiliated. Concurrent with the closing of the acquisition of the Sunrise Communities, the Sunrise Joint Venture distributed $5.0 million to Sunrise.

The Sunrise Communities feature a total of 687 residential units comprised of 129 independent living units, 374 assisted living units, and 184 memory-care units. The following table lists each Sunrise Community, its location, number of units, occupancy rates as of November 30, 2012, dates of construction and square footage:

Sunrise Communities	Location	Total Units	Occupancy % as of 11/30/2012	Year Built	Sq. Footage	Average Monthly RevPOU(1)
Sunrise of Santa Monica	Santa Monica, CA	70	89.7%	2003	26,475	$8,344
Sunrise on Connecticut Avenue	Washington, D.C.	100	88.7%	2003	42,826	$10,253
Sunrise at Siegen	Baton Rouge, LA	79	78.9%	2009	36,024	$5,979
Sunrise of Metairie	Metairie, LA	72	91.8%	2009	33,595	$6,319
Sunrise of Gilbert	Gilbert, AZ	144	95.6%	2008	54,910	$4,583
Sunrise of Louisville	Louisville, KY	80	90.8%	2009	37,609	$5,445
Sunrise at Fountain Square	Lombard, IL	142	74.6%	2009	87,315	$6,290

		687	86.8%		318,754

(1)	An average monthly revenue per occupied unit (“RevPOU”) in the post-acquisition period of July through November 2012.

The Sunrise Communities had an average occupancy rate of 86.8% as of November 30, 2012. There are a number of comparable facilities in the primary market areas for the Sunrise Communities with whom we may compete. The Sunrise Communities are relatively new, all built within the last five to ten years. The Sunrise Joint Venture has no plans for material renovations or improvements on any of the facilities, and believes each is suitable for its intended purpose. The Sunrise Joint Venture also believes each facility is adequately covered by insurance.

The Sunrise Communities are leased to wholly-owned subsidiaries, which are owned through taxable REIT subsidiaries (the “TRSs”) of the Sunrise Joint Venture, with each lease having an initial term of five years, with one five-year renewal option, and three-year renewal options thereafter.

Sunrise Senior Living Management, Inc., an affiliate of Sunrise, operates and manages the Sunrise Communities pursuant to long-term management agreements (the “Sunrise MSAs”) with the TRSs. Sunrise receives a management fee equal to 6% of the monthly gross revenues collected. Generally, Sunrise may terminate an MSA upon the occurrence of certain events of default by a TRS and may be entitled to a termination fee; and the TRSs may terminate the MSAs if there is an event of default by Sunrise, however Sunrise will not be entitled to a termination fee.

Sunrise has over 30 years of experience managing and operating senior housing properties, and currently manages 309 senior housing communities across 31 states and Canada.

The following table sets forth the Sunrise Joint Venture’s estimated depreciable basis for federal tax purposes in each of the Sunrise Communities:

ESTIMATED DEPRECIABLE BASIS OF SUNRISE COMMUNITIES

Sunrise Communities	Estimated Basis
(in millions)

Sunrise of Santa Monica	$31.0
Sunrise on Connecticut Avenue	$40.7
Sunrise at Siegen	$17.4
Sunrise of Metairie	$18.0
Sunrise of Gilbert	$33.8
Sunrise of Louisville	$14.5
Sunrise at Fountain Square	$43.3

The Sunrise Joint Venture calculates the depreciation expense for federal income tax purposes using the straight -line method and anticipates depreciating the buildings and land improvements for federal income tax purposes based on estimated useful lives of 40 years and 20 years, respectively.

The Sunrise Joint Venture is a Delaware limited liability company of which we and Sunrise are the sole members. We acquired 55% of the membership interests in the Sunrise Joint Venture for an equity contribution of approximately $56.7 million, plus our pro rata share of certain shared expenses. Sunrise acquired 45% of the membership interests in the Sunrise Joint Venture in exchange for its contribution of 100% of its interest in certain predecessor companies that formerly owned the Sunrise Communities, plus Sunrise’s pro rata share of certain shared expenses. We are the managing member of the Sunrise Joint Venture, and share control with Sunrise in respect of major decisions.

Under the terms of the limited liability company agreement governing the Sunrise Joint Venture, in the first through the seventh years of the Sunrise Joint Venture, we have an 11% preferred return on our capital contributions, which has priority over Sunrise’s 11% return on their capital contributions. Following the payment in full of such returns and after the seventh year of the Sunrise Joint Venture, all distributions of net operating cash flow will be made on a pro rata basis in accordance with the members’ respective percentage interests in the Sunrise Joint Venture, 55% to us, and 45% to Sunrise. Distributions of capital proceeds in the first through the seventh years of the Sunrise Joint Venture will be paid to us first, until we have received our 11% preferred return on our capital contributions. Then, distributions of capital proceeds will be paid to both Sunrise and us, on a pro rata basis in accordance with our respective percentage interests, until one of the parties has received a 13% internal rate of return on its capital contributions, and thereafter, 100% of any capital proceeds will be paid to the other party until it has received a 13% internal rate of return on its contributions. Subsequently, the balance of any capital proceeds will be distributed to Sunrise; provided, however, that after the seventh year, all capital proceeds will be distributed 50% to Sunrise and 50% to us. Subject to certain restrictions and in accordance with the terms of the Sunrise limited liability company agreement, Sunrise has the option to acquire all of our interest in the Sunrise Joint Venture in years one and two, and also in years four through seven, inclusive. Sunrise’s purchase price for the acquisition of our membership interests varies depending upon the date of the purchase and is based upon our receipt of a specified rate of return on our initial investment in the Sunrise Joint Venture.

We paid our advisor an Investment Service Fee of $2,301,311 in connection with the acquisition of the Sunrise Communities, which is equal to 1.85% of our share of the purchase price of the Sunrise Communities which has been capitalized and included in investment in unconsolidated entities.

On December 18, 2012, we entered into an agreement with Health Care REIT, Inc. (“HCN”) to sell our interests in the Sunrise Joint Venture to HCN for an aggregate of $65.4 million subject to adjustment based on the closing date and actual cash flow distribution (the “Sunrise Disposition”) before repayment of the Sunrise Mezz Loan, which had a balance of approximately $40 million as of December 31, 2012. The Sunrise Disposition is conditioned upon the merger of HCN with Sunrise which was completed in January 2013. As a result we deem the completion of the Sunrise Disposition probable. The purchase price for our interests in the Sunrise Joint Venture was determined using the formula set forth in the Sunrise limited liability company agreement for Sunrise’s option to acquire such interests during 2013.

Windsor Manor Joint Venture

On August 31, 2012, we acquired a 75% interest in a joint venture (the “Windsor Manor Joint Venture”) for a contribution of $4.8 million plus our pro rata share of certain expenses. The Windsor Manor Joint Venture acquired from affiliates of HRGreen, Inc. (collectively, with its applicable subsidiaries and affiliates, “Green”), which is not affiliated with us, a 100% fee simple interest in the land and related improvements comprising three senior housing properties for an aggregate purchase price of $18.8 million (each, a “Windsor Manor Community, and collectively, the “Windsor Manor Communities”). The Windsor Manor Communities feature a total of 122 residential units, consisting of 94 assisted living units, and 28 memory-care units. The following table lists each Windsor Manor Community, its location, number of units, occupancy rates as of November 30, 2012, dates of construction and square footage:

Windsor Manor Communities	Location	Total Units	Occupancy % as of 11/30/2012	Year Built	Sq. Footage	Average Monthly RevPOU(1)
Windsor Manor of Vinton	Vinton, IA	36	91.9%	2007	30,888	$4,122
Windsor Manor of Webster City	Webster City, IA	46	60.9%	2009	37,326	$3,694
Windsor Manor of Nevada	Nevada, IA	40	77.5%	2011	32,839	$4,511

		122	75.5%		101,053

(1)	An average monthly revenue per occupied unit (“RevPOU”) in the post-acquisition period of September through November 2012.

The Webster City and Nevada properties are presently in a lease-up phase. There are a number of comparable facilities in the primary market areas for the Windsor Manor Communities with whom we may compete for occupancy. The Windsor Manor Communities are relatively new, all built within the last five years. The Windsor Manor Joint Venture has no plans for material renovations or improvements on any of the facilities and believes each is suitable for its intended purpose. The Windsor Manor Joint Venture also believes each facility is adequately covered by insurance.

The Windsor Manor Communities are leased to wholly-owned subsidiaries, which are owned through TRSs of the Windsor Manor Joint Venture, with each lease having an initial term of five years, with one (1) five-year renewal option, and subsequent three-year renewal options thereafter.

Provision Living, LLC (“Provision Living”) operates and manages the Windsor Manor Communities under long-term management services agreements (the “Windsor Manor MSAs”) with the TRSs. Provision Living receives a base management fee equal to 5% of the monthly gross revenues collected; provided, however, that payment of the base fee is subject to subordination and forfeiture provisions if the net operating income (“NOI”) of the property does not equal or exceed certain minimum thresholds set forth in the Windsor Manor MSAs. In addition, Provision Living may be entitled to an incentive fee in an amount equal to 50% of NOI above specified minimum thresholds, payable quarterly, commencing in 2013, subject to a cap of 2% of total collected revenue. The Windsor Manor MSAs may be terminated without penalty in the event of various defaults, and in the event of shortfalls in NOI, as enumerated in the Windsor Manor MSAs. Termination fees are payable to Provision Living where the Windsor Manor Joint Venture voluntarily terminates a Windsor Manor MSA.

Provision Living’s management collectively has over 35 years of experience managing and operating senior housing properties, and currently manages 13 assisted living facilities and four memory-care facilities across eight states.

The following table sets forth the Windsor Manor Joint Venture’s estimated depreciable basis for federal tax purposes in each of the Windsor Manor Communities:

ESTIMATED DEPRECIABLE BASIS OF WINDSOR MANOR COMMUNITIES

Windsor Manor Communities	Estimated Basis

(in millions)
Windsor Manor of Vinton	$5.0
Windsor Manor of Webster City	$6.0
Windsor Manor of Nevada	$5.6

The Windsor Manor Joint Venture calculates the depreciation expense for federal income tax purposes using the straight -line method and anticipates depreciating the buildings and land improvements for federal income tax purposes based on estimated useful lives of 40 years and 20 years, respectively.

The Windsor Manor Joint Venture is a Delaware limited liability company of which we and Green are the sole members. In exchange for an equity contribution of approximately $4.8 million, we acquired 75% of the membership interests of the Windsor Manor Joint Venture. Green’s consideration for its 25% of the membership interest in the Windsor Manor Joint Venture consisted principally of all of its interests in the predecessor companies that formerly owned the Windsor Manor Communities. We are the managing member of the Windsor Manor Joint Venture, and share control with Green in respect of major decisions. The Windsor Manor Joint Venture is governed by a limited liability company agreement dated effective August 31, 2012. We have an 11% preferred internal rate of return on our capital contributions, which has priority over Green’s 11% internal rate of return on its capital contributions. Following the payment in full of such returns, all subsequent distributions of net operating cash flow will be made on a pro rata basis in accordance with the members’ respective percentage interests in the Windsor Manor Joint Venture, 75% to us, and 25% to Green. All distributions of capital proceeds will be shared 60% to us and 40% to Green after the receipt in full of our respective 11% internal rate of returns. The Windsor Manor limited liability company agreement contains customary buy-sell and right of first refusal provisions.

Under agreements with Green, the Windsor Manor Joint Venture may make additional acquisitions of facilities currently owned by Green, including two senior housing properties collectively valued at $12.2 million (hereinafter, the “Pool II Communities”), and one senior housing property valued at $5.5 million (the “Shenandoah Facility”). The acquisition of the Pool II Communities remains subject to, among other things, the consent of the U.S. Department of Housing and Urban Development (“HUD”) to the assignment to and assumption by the Windsor Manor Joint Venture of the existing HUD loans encumbering such facilities, due diligence, and the approval of our board of directors with respect to the further terms and conditions of the Pool II Communities acquisition. As a condition to the acquisition of the Shenandoah Facility, the facility must achieve both (i) 80% occupancy, and (ii) a 25% operating margin for three consecutive months prior to December 31, 2013; and in the event the required 25% operating margin is not achieved by such date, we have agreed with Green to discuss in good faith whether to proceed toward a closing or to release each other from any further obligations with respect to the Shenandoah Facility. In connection with an acquisition of the Pool II Communities and/or the Shenandoah Facility, we and Green would make additional contributions to the Windsor Manor Joint Venture for our respective pro rata shares of required capital.

We paid our advisor an aggregate Investment Services Fee of $260,323 in connection with the acquisition of our interest in the Windsor Manor Communities, which is equal to 1.85% of our share of the aggregate purchase price of the Windsor Manor Communities which has been capitalized and included in investments in unconsolidated entities.

HarborChase Development Project

On August 29, 2012, for a purchase price of $2.2 million, we acquired from Ronald D. Brown, an unaffiliated third party, a 5.03-acre tract of land adjacent to The Villages in Lady Lake, Sumter County, Florida (the “HarborChase Property”), together with related personal and intangible property and improvements, for the construction and development of a senior living facility to be known as HarborChase of Villages Crossing (the “HarborChase Community”). The HarborChase Community will consist of a two-story building, of approximately 91,000 square feet, and feature 96 residential units consisting of 66 assisted living units, and 30 memory-care units, having an estimated total occupancy of 112 residents.

The project budget for the construction, development and lease-up of the HarborChase Community is $19.5 million, which includes a line item in the amount of approximately $1.8 million to be used to fund operating deficits for the project. The targeted construction completion date for HarborChase Community is October 2013, with initial occupancy to occur in November 2013, although there is no guarantee that completion and occupancy will occur as projected.

Harbor Retirement Associates, LLC (collectively, with its applicable subsidiaries and affiliates, “HRA”) will construct and develop the HarborChase Community pursuant to a development agreement between HRA and us (the

“HarborChase Development Agreement”), whereby we will pay HRA a development fee equal to approximately $754,405. Thirty percent of the development fee was paid to HRA upon the funding of the HarborChase Loan (as defined and described below under “Borrowings – The HarborChase Development Project”). The balance of the development fee will be paid to HRA in periodic installments over the course of the construction period; provided, however, that 30% of the development fee will be retained in a holdback account to be released to HRA after completion of the construction and at such time as certain debt service coverage ratios for the HarborChase Loan are attained. Pursuant to the Development Agreement, in the event the construction of the HarborChase Community is completed for less than the total construction budget for the project, HRA will receive an amount equal to 50% of such cost savings, not to exceed 2% of the total construction budget.

The HarborChase Community will be leased to a wholly-owned subsidiary which is owned through a TRS. HRA will operate and manage the HarborChase Community under a long-term pre-opening services and management agreement. Except where subordinated for NOI shortfalls or otherwise, HRA will receive a monthly pre-opening services fee equal to $8,500 per month, and, after the facility opens, an operating fee equal to the greater of $8,500 per month or 5% of the total facilities revenue. HRA may also be entitled to an annual incentive fee equal to 50% of excess cash flow, subject to a cap of 2% of total facilities revenue.

Under a promoted interest agreement with HRA, at any time after certain NOI targets and total return targets have been met, as set forth in the promoted interest agreement (the “Eligibility Threshold”), HRA will be entitled to an additional payment based on enumerated percentages of the assumed net proceeds of a deemed sale of the HarborChase Community, provided HRA elects to receive such payment prior to the fifth anniversary of the opening of the HarborChase Community. In addition, subject to certain exceptions, we have agreed that until the earliest of (i) the achievement of the Eligibility Threshold, (ii) the termination of the Promoted Interest Agreement, or (iii) the fifth anniversary of the opening of the HarborChase Community, we will not develop any new senior housing properties or expand any existing senior housing property within a five-mile radius of the HarborChase Community. HRA is subject to similar non-compete provisions.

An investment Services Fee of $332,003 was paid to our advisor in connection with the acquisition of the HarborChase Property, which is equal to 1.85% of the purchase price of the HarborChase Property and budgeted development and construction costs relating to the HarborChase Community. Upon completion of the HarborChase Community, the advisor will determine the actual amounts paid, and to the extent the actual amounts vary from the budgeted amounts on which the Investment Services Fee was initially based, the advisor will reimburse or invoice us, as applicable, for 1.85% of the budget invoice, such that the Investment Service Fee is ultimately 1.85% of the amounts expended on such development and construction.

Dogwood Forest of Acworth Development Project

On December, 18, 2012, for a purchase price of $1.75 million, we, through a subsidiary formed for such purpose, acquired from Solomon Senior Living, Inc. (collectively, with its applicable subsidiaries and affiliates “Solomon”), which is not affiliated with us, a 2.8-acre tract of land in Acworth, Georgia, approximately 30 miles northwest of Atlanta (the “Acworth Property”), together with related personal and intangible property and improvements, for the construction and development of a senior living facility to be known as “Dogwood Forest of Acworth.” Dogwood Forest of Acworth will consist of a one three-story building, of approximately 85,000 square feet, and feature 92 residential units consisting of 46 assisted living units, and 46 memory care units, having an estimated total occupancy of 103 residents.

The project budget for the construction, development and lease-up of Dogwood Forest of Acworth is $21.8 million, which includes a line item in the amount of approximately $2.2 million to be used to fund operating deficits for the project. The targeted construction commencement date for Dogwood Forest of Acworth is January 2013, with completion expected June 2014 and initial occupancy to occur in July 2014, although there is no guarantee that completion and occupancy will occur as projected.

Solomon Development Services – Acworth, LLC, a subsidiary of Solomon (“Solomon Development”), will construct and develop Dogwood Forest of Acworth pursuant to a development agreement with us (the “Acworth Development Agreement”), pursuant to which we will pay Solomon Development a development fee equal to approximately 4% of the adjusted final project budget, excluding land cost; 50% of which will be held in a holdback account payable upon completion of Dogwood Forest of Acworth and the remaining 50% payable in 18 equal installments over the course of construction. If Dogwood Forest of Acworth is developed for less than the project budget, we may retain such savings or use the savings to reduce the principal balance under the Synovus Acworth Loan (as defined and described in “BUSINESS – Borrowings”).

Solomon Development provided a guaranty pursuant to which if the completion of the development of Dogwood Forest of Acworth is not substantially completed on schedule, Solomon Development is obligated to reimburse us for the cost incurred in hiring third parties to complete the project, subject to certain limitations. Cost overruns related to the development of Dogwood Forest of Acworth shall be the responsibility of Solomon Development, exclusive of costs that are the result of a force majeure event will be reimbursed to the Solomon Development over time, subject to certain conditions

Dogwood Forest of Acworth is leased to a TRS of our Operating Partnership. Upon completion of the development, Trinity Lifestyles Management, II, LLC, an affiliate of Solomon (“Trinity Lifestyles”) will operate and manage Dogwood Forest of Acworth under a ten-year term management agreement with two five-year renewal terms (the “Acworth Management Agreement”). Solomon executives have provided management, development and consulting services to over 150 communities representing approximately 26,000 units. Trinity Lifestyles currently manages 10 senior housing facilities in the greater Atlanta, Georgia market.

Pursuant to the terms of the Acworth Management Agreement, if certain adjusted NOI thresholds are met, Trinity Lifestyles will receive (i) a monthly base management fee of 5% of monthly collected revenues of Dogwood Forest of Acworth, and (ii) after stabilization of Dogwood Forest of Acworth, a quarterly incentive management fee equal to the sum of (a) 50% of each fiscal year’s NOI in excess of the first tier threshold of $2.1 million, which threshold is subject to annual increase by the lesser of the Consumer Price Index (“CPI”) and 3% and (b) 20% of each fiscal year’s adjusted NOI in excess of the second tier threshold $2.4 million, which threshold is subject to annual increase by the lesser of the CPI and 3%. In no event will the incentive management fee exceed 2% of the aggregate revenues collected in any fiscal year. In the event that adjusted NOI does not meet certain levels in any year after the Stabilization Date (as defined below), a portion of the base management fee (the “Subordinated Base Management Fee”) will be subject to subordination. Trinity Lifestyles has the ability to recover Subordinated Base Management Fees only within the fiscal year in which the shortfall of NOI thresholds occurs.

Trinity Lifestyles may terminate the Acworth Management Agreement in the event the Acworth Tenant defaults under any material provision of the Acworth Management Agreement or bankruptcy of the Acworth Tenant. We may terminate the Acworth Management Agreement if Trinity Lifestyles (i) breaches any provision of the Acworth Management Agreement; (ii) causes the licenses for operation of Dogwood Forest of Acworth to be terminated or revoked resulting in cessation of operations; (iii) has bankruptcy proceedings initiated by or against it; (iv) is required to be terminated by Synovus Bank (“Synovus”); or (v) if the Development Agreement is terminated prior to the Opening Date. The Opening Date is the date as of which (a) a certificate of substantial completion has been issued and a final inspection of the construction has been made, (b) a certificate of occupancy has been issued by the appropriate governmental authority, (c) Dogwood Forest of Acworth is fully furnished in accordance with the Development Agreement, and (d) Dogwood Forest of Acworth is fully licensed and open for business as an assisted living facility in Georgia.

Beginning on the earlier of (i) the 37th month following the Opening Date, or (ii) the achievement of certain unit or residency occupancy rates (the “Stabilization Date”), we also have the ability to terminate the Acworth Management Agreement upon 90 days’ written notice in the event that adjusted NOI plus the Subordinated Base Management Fee during any year after the Stabilization Date does not equal or exceed a certain performance threshold, which threshold is subject to annual increase. We may also terminate the Acworth Management Agreement at any time following the sixth anniversary of the opening date upon 60 days’ prior written notice and payment of a termination fee to Trinity Lifestyles.

In addition, on December 18, 2012, we entered into a Promote Interest Agreement with Solomon, pursuant to which at any time after the average occupancy of Dogwood Forest of Acworth is greater than 88% over the preceding six months, but prior to the expiration of six years from occupancy of the first resident of Dogwood Forest of Acworth, Solomon may elect to receive a payment based on various percentages of the assumed profit from a deemed sale of Dogwood Forest of Acworth, subject to our achievement of a certain internal rate of return on our investment in Dogwood Forest of Acworth.

An Investment Services Fee of $289,737 was paid to our advisor in connection with our acquisition of the Acworth Property, which equals approximately 1.85% of the purchase price of the property and budgeted development and construction costs relating to Dogwood Forest of Acworth. Upon completion of Dogwood Forest of Acworth, our advisor will determine the actual amounts paid, and to the extent the actual amounts vary from the budgeted amounts on which the Investment Services Fee was initially based, the advisor will reimburse or invoice us, as applicable, for 1.85% of the budget invoice, such that the Investment Service Fee is ultimately 1.85% of the amounts expended on such development and construction.

Primrose II Retirement Communities

On December, 19, 2012, we acquired a 100% fee simple interest in land and related improvements comprising five senior housing communities (each a “Primrose II Community” and collectively, the “Primrose II Communities”) from affiliates of Primrose for an aggregate purchase price of approximately $73.1 million, excluding closing costs. The Primrose II Communities feature a total of 323 residential units consisting of 174 independent living units, 128 assisted living units and 21 memory care units. The following table lists each of the Primrose II Communities, its location, number of units, occupancy rates as of November 30, 2012, dates of construction and square footage:

Primrose II Communities	Location	Total Units	Occupancy % as of 11/30/2012	Year Built	Sq. Footage
Primrose Retirement Community of Lima	Lima, OH	78	88.5%	2006	105,520
Primrose Retirement Community of Zanesville	Zanesville, OH	76	93.4%	2008	106,348
Primrose Retirement Community of Decatur	Decatur, IL	80	90.0%	2009	109,440
Primrose Retirement Community of Council Bluffs	Council Bluffs, IA	68	91.2%	2008	89,870
Primrose Retirement Community of Primrose Cottages	Aberdeen, SD	21	90.5%	2005	15,389

		323	90.7%		426,567

These stabilized assets had an average occupancy rate of 90.7% as of November 30, 2012. There are a number of comparable facilities in the primary market areas for the Primrose II Communities with which we may compete.

The Primrose II Communities are relatively new, all built within the last three to seven years and the majority are located in or near metropolitan areas. We have no plans for material renovations or improvements on any of the facilities, and believe each is suitable for its intended purpose. We also believe each Primrose II Community is adequately covered by insurance.

Each of the Primrose II Communities are operated by a subsidiary of Primrose under triple-net lease agreements, with each lease having an initial term of ten years, and two five-year renewal options exercisable at the discretion of Primrose. Four principals of Primrose have agreed to guaranty the lease payments for the Primrose II Communities. In the initial year, the aggregate minimum annual rent for the Primrose II Communities is approximately $5.3 million, and the average effective annual rental per unit is approximately $16,474.

Pursuant to the terms of the Primrose II Community leases, none of Primrose, any of its subsidiaries or certain of the Primrose principals may compete within 15 miles of any Primrose II Community during the term of the applicable Primrose II Community lease and for five years after expiration of the applicable lease.

The following table sets forth our estimated depreciable basis for federal tax purposes in each of the Primrose II Communities:

ESTIMATED DEPRECIABLE BASIS OF PRIMROSE II COMMUNITIES

Primrose II Communities	Estimated Basis (in millions)
Primrose Retirement Community of Lima	$17.2
Primrose Retirement Community of Zanesville	$17.1
Primrose Retirement Community of Decatur	$16.9
Primrose Retirement Community of Council Bluffs	$11.4
Primrose Retirement Community of Primrose Cottages	$3.8

We calculate the depreciation expense for federal income tax purposes using the straight-line method and anticipate depreciating the buildings and land improvements for U.S. federal income tax purposes based on estimated useful lives of 40 years and 20 years, respectively.

We paid our advisor an aggregate Investment Services Fee of $1,350,500 in connection with the acquisition of the Primrose II Communities, which is equal to 1.85% of the purchase price of the Primrose II Communities.

Capital Health Communities

On December 21, 2012, we acquired a 100% fee simple interest in land and related improvements comprising five senior housing communities (each a “Capital Health Community” and collectively, the “Capital Health Communities”) from affiliates of Capital Health Group, LLC, (collectively, with its applicable subsidiaries and affiliates, “Capital Health”), for an aggregate purchase price of approximately $85.1 million, excluding closing costs. The Capital Health Communities feature a total of 348 residential units consisting of 225 assisted living units and 123 memory care units. The following table lists each of the Capital Health Communities, its location, number of units, occupancy rates as of November 30, 2012, dates of construction and square footage:

Capital Health Communities	Location	Total Units	Occupancy % as of 11/30/2012	Year Built	Sq. Footage
Brookridge Heights	Marquette, MI	65	98.5%	1998	50,035
Curry House	Cadillac, MI	60	88.3%	1996	36,000
Symphony Manor	Baltimore, MD	69	76.8%	2011	41,092
Woodholme Gardens	Pikesville, MD	80	85.0%	2010	55,098
Tranquility of Fredericktowne	Frederick, MD	74	83.8%	2000	46,672

		348	86.5%		228,897

The Curry House, Symphony Manor and Tranquility of Fredericktowne Communities are currently in lease-up phase. There are a number of comparable facilities in the primary market areas for the Capital Health Communities with which we may compete. The Capital Health Communities were built between 1996 and 2011, and the two older properties were renovated in 2010. We have no plans for material renovations or improvements on any of the facilities, and believe each is suitable for its intended purpose. We also believe each facility is adequately covered by insurance.

Each of the Capital Health Subsidiaries has entered into separate long-term lease agreements with TRS subsidiaries of the Company formed to operate the Capital Health Facilities (collectively, the “Capital Health Tenants”). The Capital Health Tenants have entered into management agreements with affiliates of Capital Health (collectively, the “Capital Health Managers”), pursuant to which the Capital Health Managers will manage the Capital Health Communities on behalf of the Capital Health Subsidiaries and the Capital Health Tenants (the “Capital Health Management Agreements”).

Each Capital Health Tenant will pay the Capital Health Manager a fee equal to 5% of the monthly gross revenues derived from its Capital Health Community and will reimburse the Capital Health Manager for operating expenses incurred by the Capital Health Manager that are consistent with the annual business plan for the Capital Health Community.

The Capital Health Management Agreements are subject to termination by the Capital Health Tenants in the event of certain breaches by the Capital Health Managers that remain uncured within the times permitted for cure, certain insolvency events of the Capital Health Managers, revocation of the respective Capital Health Community license due to acts or omissions of the Capital Health Managers or the Capital Health Managers fail to correct regulatory conditions, and the Capital Health Manager’s failure to achieve certain NOI performance thresholds. Either party may terminate the management agreement in the event of casualty. A Capital Health Tenant may terminate the management agreement at any time, with or without cause, after two years, and may terminate the Capital Health Management Agreement in the event of the sale of its Capital Health Community or the termination of the lease for the Capital Health Community, subject to payment to the Capital Health Manager of certain fees and depending on when a sale or lease termination occurs.

In connection with the closing of the acquisition of the Capital Health Communities, the Capital Health sellers, the Capital Health Tenants and the Capital Health Managers entered into a Yield Guaranty and Escrow Agreement (the “Escrow Agreement”) with First American Title Insurance Company, as escrow agent, whereby the Capital Health sellers agreed to an aggregate holdback of $7 million of the purchase price (“the Holdback Escrow”), which amount is allocated among the sellers of the Capital Health Communities. The Yield Guaranty and Escrow Agreement provides for various releases of the funds being held thereunder to the Capital Health Tenants or the Capital Health sellers based on the NOI of the Capital Health Communities during the calendar years ending December 31, 2013, 2014 and 2015. In addition, in the event that the Capital Health Management Agreements for the applicable Capital Health Communities are terminated prior to the full release of the holdback amounts attributable to a particular Capital Health Community, the remaining deposit for such Capital Health Community shall be released to either the Capital Health Tenant or the Capital Health seller depending on the event causing termination. The deposits may also be released early in the event that an applicable Capital Health Community is sold (other than in certain circumstances) prior to the date for final termination and release of the deposits.

Under the terms of the Capital Health Management Agreements, the Capital Health Manager has agreed that during the term of the agreement (or, in the event the agreement terminates for any reason other than the expiration of the term, from the effective date through the date which is one year following such early termination, each Capital Health Manager will not, and will not cause or permit any of its affiliates, to compete within three (3) miles of the applicable Capital Health Community, subject to certain limited exceptions.

Capital Health has six years of experience managing and operating senior housing properties and currently manages 12 senior housing communities across eight states.

The following table sets forth our estimated depreciable basis for federal tax purposes in each of the Capital Health Communities:

ESTIMATED DEPRECIABLE BASIS OF CAPITAL HEALTH COMMUNITIES

Capital Health Communities	Estimated Basis (in millions)
Brookridge Heights	$12.9
Curry House	$11.3
Symphony Manor	$21.9
Woodholme Gardens	$17.4
Tranquility of Fredericktowne	$17.9

We calculate the depreciation expense for federal income tax purposes using the straight-line method and anticipate depreciating the buildings and land improvements for federal income tax purposes based on estimated useful lives of 40 years and 20 years, respectively.

We paid our advisor an aggregate Investment Services Fee of $1,574,350 in connection with the acquisition of the Capital Health Communities, which is equal to 1.85% of the purchase price of the Capital Health Communities.

In connection with the completion of the acquisition of the Capital Health Communities, we entered into three substantially similar right of first offer agreements (collectively, the “Capital Health ROFOs”), with affiliates of Capital Health (collectively, the “Capital Health Offerors”), pursuant to which we have a right of first offer to acquire assisted senior living facilities located in Fort Pierce, Florida; Troutdale, Oregon; and West Mifflin, Pennsylvania, respectively, from the Offerors. Pursuant to the Capital Health ROFOs, prior to the sale of the covered facilities, the respective Capital Health Offerors shall provide us a notice of right of first refusal containing the material business terms on which the facilities are to be offered, including the proposed sale price, the square footage and number of licensed beds of such facility, proposed closing date, deposit requirements and other principal business terms. Thereafter, we will have ten business days to accept the offer and propose an agreement of sale. In the event that we decline such offer, the Capital Health Offeror will be free to sell the respective facility to a third party on terms similar to those contained in the notice of right of first refusal, provided that if the net effective sales price shall be more than 5% less than the net effective sales price set forth in the notice of right of first refusal, the Capital Health Offeror must once again provide us with a new right of first refusal. The Capital Health ROFOs expire on December 31, 2014.

Montecito Joint Venture

On January 14, 2013, CNL Healthcare Properties, Inc. (“us,” “we,” “our,” or the “Company”), through our operating partnership, CHP Partners LP, entered into a Framework Agreement with MMAC Berkshire L.L.C., a Delaware limited liability company (“Montecito”), an affiliate of Montecito Medical Investment Company and an unaffiliated third party, pursuant to which we and Montecito agreed to form CHP Montecito Partners I, LLC, a Delaware limited liability company (the “Montecito Joint Venture”) for the purpose of acquiring a medical office building (the “Claremont Medical Office”). The Claremont Medical Office is located in Claremont, California, 34 miles east of downtown Los Angeles. Constructed in 2008, the Claremont Medical Office consists of a single two-story building having a total net rentable area of 48,984 square feet and a total of 300 parking spaces.

On January 16, 2013, as contemplated by the Framework Agreement, a subsidiary of the Montecito Joint Venture formed to own the property, CHP Claremont CA Owner, LLC (“CHP Claremont CA”), was assigned the right to purchase a fee simple interest in the Claremont Medical Office from Claremont Venture I, LP. On the same date, CHP Claremont CA closed the acquisition of the Claremont Medical Office for an aggregate purchase price of approximately $19.8 million, approximately $535,690 of which will be held in escrow until tenant occupation under two new leases.

The purchase price of the Claremont Medical Office was funded by equity contributions of the joint venture partners of approximately $7.7 million and the proceeds of a loan from Regions Bank of approximately $12.5 million. See “Business – Borrowings – Montecito Joint Venture” for more information on this loan.

In connection with the closing of the acquisition of the Claremont Medical Office on January 16, 2013, CHP Claremont Holding, LLC, a Delaware limited liability company and our subsidiary formed for such purpose, entered into the Limited Liability Company Agreement (the “Montecito Joint Venture Agreement”) with MMAC Berkshire Claremont L.L.C., a Delaware limited liability company (the “Montecito Claremont JV Partner”), an affiliate of Montecito. Pursuant to the Joint Venture Agreement, we funded a capital contribution of approximately $7.0 million for a 90% interest in the Montecito Joint Venture, and the Montecito Claremont JV Partner funded a capital contribution of approximately $771,549 for the remaining 10% interest in the Montecito Joint Venture. We are the managing member of the Montecito Joint Venture, subject to the approval of major decisions regarding the Montecito Joint Venture requiring unanimous consent of the members.

Generally, under the terms of the Montecito Joint Venture Agreement, operating cash flow will be distributed to us and the Montecito Claremont JV Partner on a pro rata basis. Upon the occurrence of a capital transaction, such as a sale of substantially all of the assets of the Montecito Joint Venture (a “Capital Transaction”), distributions would be allocated (i) first in accordance with each member’s percentage interest and then until each member has received a 10% internal rate of return, compounded annually, on its respective investment in the Montecito Joint Venture; (ii) second, 80% to us and 20% to the Montecito Claremont JV Partner until we have received a 12% internal rate of return , compounded annually, on our investment in the Montecito Joint Venture; and (iii) thereafter, 70% to us and 30% to the Montecito Claremont JV Partner.

Subject to the consent of Regions Bank, at any time after January 16, 2017, either member may make an all-cash offer to purchase all of the interests in the Montecito Joint Venture of the other member or to sell its entire interest in the Montecito Joint Venture to the other member. In the event of a notice from either member, the other member shall elect either to sell its interests to the other party or purchase the other member’s interests at a purchase price to be determined in accordance with the formula set forth in the Joint Venture Agreement that is based on the amount that such person would receive under the Joint Venture Agreement in the event that a Capital Transaction were to occur at such time at fair market value as determined by an independent appraiser.

In addition, in the event that we offer to sell any or all of our interests in the Montecito Joint Venture to a third party, then prior to such sale we must provide the Montecito Claremont JV Partner notice of such offer and permit the Montecito Claremont JV Partner to sell a percentage of its interests in the Montecito Claremont JV Partner to such third party. If the Montecito Claremont JV Partner exercises such tag-along rights, it will sell a portion of its interests equal to its percentage of the offered interests, and we will sell the balance of the offered interests to such third party. In the event the Montecito Claremont JV Partner offers to sell any or all of its interests in the Montecito Joint Venture to a third party, then prior to such sale we must be provided notice of such proposed transfer and the offering price for the

Montecito Claremont JV Partner’s interests (the “Transfer Price”). In response to such notice, we may (i) accept the Transfer Price and pay the Montecito Claremont JV Partner for its interests the cash amount it would have received in a Capital Transaction less transfer expenses (the “ROFO Price”), (ii) reject the Transfer Price, in which case, the Montecito Claremont JV Partner would be free to sell its interests to the third party at the Transfer Price, or (iii) challenge the Transfer Price and engage a third party to appraise the Transfer Price and provide notice to the Montecito Claremont JV Partner of the appraisal. However, if we do not accept the Transfer Price, then subject to certain conditions, the Montecito Claremont JV Partner may sell its interests in the Montecito Joint Venture to a third party at a price equal or greater than the ROFO Price.

Pursuant to a Property Management Agreement between StoneCreek Investment Corporation, an affiliate of Claremont Venture I, L.P. (“StoneCreek”), and CHP Claremont CA dated January 16, 2013, the Claremont Medical Office will be managed by StoneCreek for a term of three years. StoneCreek will be paid a management fee equal to the greater of $4,500 per month or 4.5% of the gross monthly rents generated from the Claremont Medical Office. The Claremont Medical Office will be managed by Stone Creek Investment Corporation which has 20 years of experience managing and operating medical office properties.

In addition, we will pay our property manager an oversight fee equal to 1% of the gross annual rentals of the Claremont Medical Office.

The Claremont Medical Office is 89% occupied and leased under triple net leases to six tenants, anchored by the Pomona Valley Hospital Medical Center (“PVHMC”), a fully accredited 453-bed acute care hospital, which leases an aggregate of 37,871 square feet, or approximately 77% of the Claremont Medical Office net rentable area. Two new leases, one of which was executed at closing of the acquisition of the Claremont Medical Office and the other currently being negotiated, will bring occupancy to 96% and total tenants to seven. The PVHMC lease with respect to 35,596 square feet (the “Phase 1 and 2”) expires on April 30, 2019 and has four five-year options to extend the lease. The PVHMC lease with respect to 2,275 square feet (“Phase 3”), expires on April 30, 2019, and has one option to extend the term of the lease for an additional five years. The 2013 base annual rent for PVHMC in the aggregate is $1,150,342. Base rent for Phase 1 and 2 increases based on the change in the Consumer Price Index, while base rent for Phase 3 increases 3% annually. The other tenants of the Claremont Medical Office are engaged in the provision of medical services.

The following table shows the weighted average occupancy rate for the Claremont Medical Office, expressed as a percentage of rentable square feet, and the average effective annual rent per leased square foot during the past five years ended December 31:

Year	Weighted Average Occupancy	Average Effective Annual Gross Rent per Leased Sq. Ft. (1)

2008	N/A	N/A
2009 (Opened)	77.0%	$22.83
2010	89.3%	$24.35
2011	89.3%	$25.70
2012	91.4%	$27.09

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rental revenue by the weighted average square footage leased during such year. The periods presented are prior to our ownership. As such, we do not have the records available to us for all such periods to be able to quantify the impact of tenant concessions, if any. To the extent there were concessions which were not considered in the amounts provided to us, the average effective annual rent per leased square foot amounts could be lower than those amounts disclosed above.

The following table lists all of the scheduled lease expirations for each of the years ending December 31, 2013 through December 31, 2023 for the Claremont Medical Office. The table shows the approximate annualized base rent and percentage of annualized rent represented by the leases at their expiration dates:

Year of Expiration(1)	Number of Leases	Approximate Square Feet	% of Total Leased Area	Base Annual Rental Income of Expiring Leases(2)	% of Annual Rents

2013	0	-
2014	1	996	2	$35,657	2.4
2015	0	-	-	-	-
2016	4	4,856	9.9	$150,575	9.6
2017	0	-	-	-	-
2018	1	1,331	2.7	$37,747	2.3
2019	3	37,871	77.3	$1,389,776	81.5
2020	0	-	-	-	-
2021	0	-	-	-	-
2022	0	-	-	-	-
2023	0	-	-	-	-

Total	9			$1,613,937

(1)	Represents current lease expiration and does not take into consideration lease renewals available under existing leases at the option of the tenants.

(2)

Represents the base rent, excluding tenant reimbursements, in the final month prior to expiration multiplied times 12. Tenant reimbursements generally include payment of real estate taxes, operating expenses and common area maintenance and utility charges.

There are a number of comparable facilities in the primary market areas for the Claremont Medical Office with which we may compete. We have no plans for material renovations or improvements to the Claremont Medical Office and believe it is suitable for its intended purpose. We also believe the Claremont Medical Office is adequately covered by insurance.

The real estate taxes for the Claremont Medical Office were $167,091 for the year ended December 31, 2012. The estimated depreciable basis for federal tax purposes for the Claremont Medical Office is approximately $16.6 million, which we calculate using the straight-line method and anticipate depreciating the buildings and land improvements for federal income tax purposes based on estimated useful lives of 40 years and 20 years, respectively.

We will pay Montecito an aggregate acquisition fee of $158,400 in connection with the acquisition of the Claremont Medical Office, which is equal to 0.8% of the purchase price of the Claremont Medical Office. We paid our advisor an aggregate Investment Services Fee of $329,670 in connection with the acquisition of the Claremont Medical Office, which is equal to 1.85% of the purchase price of the Claremont Medical Office.

Borrowings

The following replaces in its entirety the information contained in the prospectus under the section “BUSINESS – Borrowings,” which begins at page 81 of the prospectus.

Primrose Communities

We funded $12.7 million of the purchase price of the Primrose Communities from the proceeds of this offering. The balance of the purchase price was funded with the proceeds of a one-year senior secured bridge loan entered into on February 16, 2012 among our operating partnership, the five wholly-owned subsidiaries of our operating partnership formed to acquire the Primrose Communities, and KeyBank National Association (“KeyBank”), in the original aggregate principal amount of $71.4 million (the “Primrose Bridge Loan”).

On August 31, 2012, we entered into long-term senior secured loans in the aggregate principal amount of approximately $55.2 million with KeyCorp Real Estate Capital Markets, Inc. The proceeds of the loans were used to refinance the remaining $49.9 million principal balance of the Primrose Bridge Loan. In connection with the refinancing, we paid our advisor a financing coordination fee of approximately $0.6 million, which is equal to 1% of the amount refinanced.

Interest on the outstanding principal balance of the loans accrues at the fixed rate of 4.11% per annum. The loans are payable in equal monthly principal and interest installments based on a 30-year amortization schedule, with all outstanding principal due and payable at maturity on September 1, 2022. If prepaid prior to March 1, 2022, each loan is subject to a prepayment penalty in an amount equal to the greater of (i) 1% of the principal being repaid, or (ii) an amount calculated on the principal being repaid, multiplied by the difference between the loan interest rate, and a calculated yield rate tied to the rates on applicable U.S. Treasuries. If prepayment is made between March 1, 2022, and May 31, 2022, the prepayment penalty will be 1% of the outstanding principal balance of the loan. No prepayment fee is required if the loan is prepaid between June 1, 2022 and maturity. Partial prepayment of a loan is not permitted.

The loans are collateralized by first mortgages and deeds of trust on all real property, improvements and personal property of the Primrose Communities. The loans are cross-collateralized and cross-defaulted with the mortgage, deed of trust or deed securing the debt encumbering each of the properties owned by the Primrose borrowers, together with the mortgaged property and any other loan documents, including any loan and security agreement.

The loans generally are non-recourse to us subject to certain exceptions. We guaranteed (i) certain recourse exceptions, (ii) certain of our indemnification obligations under the loan agreements, and (iii) our obligations under certain environmental indemnity agreements. The loan agreements contain affirmative, negative and financial covenants customary for this type of loan. The loan agreements also contain customary events of default relating to us.

We paid the KeyBank an aggregate origination fee at closing in the amount of $414,000 or 0.75% of the aggregate principal amount of the loans.

Sunrise Joint Venture

On June 29, 2012, in connection with our acquisition of the Sunrise Communities, a subsidiary of our Operating Partnership entered into a mezzanine loan agreement and related documents with RCG LV Debt IV Non-Reit Assets Holdings, LLC, providing for a mezzanine loan in the original aggregate principal amount of $40.0 million. The loan matures on July 5, 2014, unless the borrowers exercise their option to extend the term of the loan beyond the initial maturity date for one successive term of one year, provided certain terms and conditions are satisfied by the borrowers.

The loan is collateralized by a first priority security interest in all of our approximately 55% membership interest in the Sunrise Joint Venture, including, but not limited to, all proceeds, income and profits thereof, and all property received in exchange or substitution therefor, associated with the collateral.

Interest on the outstanding principal balance of the loan accrues from the date of the loan through maturity at the following rate: (i) 8% per annum, from June 29, 2012 through and including the payment date occurring in July 2013, and (ii) 12% per annum for the remaining term of the loan. Interest payments are payable monthly. At maturity, the borrowers are obligated to repay the outstanding principal balance of the loan, and all accrued and unpaid interest thereon, plus an exit fee (which is defined in the loan agreement as the sum of (i) 2% of the principal balance of the loan being prepaid and/or repaid, plus (ii) upon the prepayment and/or repayment of the loan in full, if the lender has not received interest payments totaling at least $3.2 million as of such date, an amount equal to $3.2 million, minus the aggregate amount of interest payments received as of such date), and all other amounts due under the loan agreement. The borrowers may prepay the loan, in whole or in part, in an aggregate principal amount of $1.0 million, or any integral multiple of $100,000 in excess thereof, plus any applicable exit fee.

We entered in a separate agreement with The Prudential Insurance Company of America (“Prudential”), the lender through which the Sunrise Joint Venture obtained $125 million in debt financing, as described below, where as a condition precedent to Prudential consenting to the mezzanine loan, Prudential required us to repay the mezzanine loan within 12 months of its origination to the extent we raise sufficient net offering proceeds to satisfy the mezzanine loan. To the extent we do not repay the mezzanine loan within 12 months, we will be required to use all of our net offering proceeds to pay down the outstanding balance of the mezzanine loan until the mezzanine loan is repaid in full.

The loan agreement contains affirmative, negative and financial covenants customary for this type of mezzanine loan. The loan agreement also contains customary events of default relating to us and the borrowers.

Also on June 29, 2012, the Sunrise Joint Venture obtained from Prudential $125 million in debt financing (collectively, the “Sunrise Prudential Loan”), which was used in part to satisfy indebtedness incurred by some of the Sunrise Communities from lenders other than Prudential. The non-recourse loan, which is collateralized by the land and improvements comprising the Sunrise Communities, has a maturity date of March 5, 2019. The Sunrise Prudential Loan accrues interest at a fixed rate of 4.66% on $55.0 million of principal, and 5.25% on $70.0 million of principal. Interest-only payments are required on $55.0 million until September 5, 2012 and interest-only payments are required on $70.0 million until January 5, 2013, and thereafter, monthly payments on both outstanding amounts of principal and interest based upon a 30-year amortization schedule.

The Sunrise Prudential Loan may be prepaid, in whole or in part, upon at least 30 days’ prior written notice to Prudential with payment of all accrued interest and a prepayment premium equal to the greater of (a) 1% of the principal amount being prepaid multiplied by the quotient of the number of full months remaining to the date that is 90 days prior to maturity of the Sunrise Prudential Loan, divided by the number of full months comprising the term of the note being prepaid, or (b) the present value of the Sunrise Prudential Loan, as calculated under the loan agreement for the Sunrise Prudential Loan, less the amount of principal and accrued interest (if any) being prepaid, calculated as of the prepayment date. The loan agreement for the Sunrise Prudential Loan contains affirmative, negative and financial covenants customary for this type of loan, and customary events of default relating to the Sunrise borrowers.

Windsor Manor Joint Venture

In connection with the formation of the Windsor Manor Joint Venture, the individual subsidiaries formed by the Windsor Manor Joint Venture to acquire and operate the Windsor Manor Communities (the “Windsor Manor Borrowers”), obtained a secured loan in the original principal amount of approximately $12.4 million from KeyBank, the terms of which are set forth in a secured loan agreement dated August 31, 2012 and related loan documents.

The loan matures on the earlier of August 31, 2013 or the date upon which permanent financing is obtained from the lender; however, the Windsor Manor Borrowers have the option to extend the maturity date to November 30, 2013, subject to certain conditions set forth in the loan agreement. There are no required principal payments prior to the final maturity date, but prepayments of principal are permitted without penalty, except for certain LIBOR breakage costs.

At the time of the disbursement of the loan and periodically during the term, the borrowers have the option to elect whether to have the loan bear interest at the Adjusted Base Rate or the Adjusted LIBOR Rate (unless the default rate is applicable, such interest rate elected and in effect being referred to as, the “Applicable Rate”). The “Adjusted Base Rate” is a fluctuating interest rate per annum equal to 3.75% plus the greater of (i) the lender’s prime rate, (ii) the Federal Funds effective rate in effect from time to time plus  1/2 of 1% per annum, or (iii) the Daily LIBOR Rate. The “Adjusted LIBOR Rate” for any LIBOR Rate interest period is equal to a LIBOR based rate plus 3.75%. The Applicable Rate shall revert to the Adjusted Base Rate as of the last day of the applicable LIBOR Rate interest period, unless the borrowers again elect the Adjusted LIBOR Rate as the Applicable Rate in the manner set forth in the loan agreement. Provided there then exists no event of default under the loan agreement, at any time the Applicable Rate is the Adjusted Base Rate, the borrowers shall have the right from time to time and in the manner and subject to the terms of the loan agreement, to elect the Adjusted LIBOR Rate as the Applicable Rate.

Pursuant to separate agreements with the lender, both the Company and Green have jointly and severally guaranteed (i) full and prompt payment of all principal and interest due on the loan (the “Principal and Interest Payment Guarantee”) and (ii) certain losses, damages, costs, expenses, liabilities or obligations suffered or incurred by the lender with respect to certain matters arising under the loan agreement (the “Other Payment Guarantee”). Our aggregate maximum liability relative to the Principal and Interest Payment Guarantee is limited to 75%, and Green’s liability is limited to 25%. With respect to the Other Payment Guarantee, Green’s liability remains at 25%, and our liability is up to 100%. The loan is secured by first priority mortgages on the Windsor Manor Communities, and contains customary covenants, and default and acceleration provisions.

HarborChase Development Project

The subsidiary formed by us to own the HarborChase Community entered into a loan agreement dated August 29, 2012 with Synovus pursuant to which the lender has agreed to finance the acquisition of the land and the construction of the HarborChase Community in an aggregate principal amount of approximately $17.3 million (the “Synovus HarborChase Loan”). In connection with the Synovus HarborChase Loan, we paid a commitment fee of 75 basis points to the lender at the closing. The loan represents 80% of the total project budget for development of the HarborChase Community. Prior to any advance under the Synovus HarborChase Loan agreement (other than a $1,000 advance at closing), we are required to fund approximately $4.3 million in equity.

The Synovus HarborChase Loan bears interest payable monthly at the LIBOR Rate plus 3.2%, commencing September 1, 2012 through maturity. Until September 1, 2015, only monthly payments of interest are due; thereafter, monthly payments of interest and principal, based upon a 30-year amortization, are due in respect of the loan, with all unpaid principal and interest due at maturity on September 1, 2017.

The Synovus HarborChase Loan is secured by, among other things, (i) a first lien on the HarborChase Community in favor of the lender, (ii) an assignment to the lender of future HarborChase Community leases and rents, (iii) an assignment to the lender of our rights under the HarborChase management service agreement; (iv) an assignment to Synovus of our rights under the HarborChase Development Agreement, and (v) the establishment of a debt service reserve escrow fund. The Synovus HarborChase Loan agreement contains certain covenants related to debt service coverage, debt yield and occupancy for the HarborChase Community.

We executed a guaranty in favor of Synovus of certain recourse obligations of the borrower and the payment of any and all additional operating deficits in excess of the budgeted operating deficit, should the maximum budgeted operating deficit of $1.8 million be fully advanced by Synovus and the project fails to achieve and maintain certain debt service coverage ratios; provided, however, that such additional operating deficit guaranty will terminate upon the earliest of (i) a $1.8 million reduction in the outstanding principal balance of the loan, or (ii) the achievement of certain debt service coverage together with the HarborChase Community’s achievement of certain occupancy thresholds set forth in the Synovus HarborChase Loan agreement.

Dogwood Forest of Acworth Development Project

In connection with the development of Dogwood Forest of Acworth, our subsidiary and Synovus entered into a loan agreement dated December 18, 2012 pursuant to which Synovus will provide financing for the acquisition, the development and construction costs of the Acworth Property and Dogwood Forest of Acworth in the original principal amount of $15.1 million (the “Synovus Acworth Loan”). The Synovus Acworth Loan represents 69.5% of the total project budget for development of Dogwood Forest of Acworth.

The Synovus Acworth Loan matures on January 1, 2018. Monthly payments of interest only will be made during the first 36 months and monthly payments of principal and interest, based upon a 30-year amortization, made during the last 24 months. During its term, the Synovus Acworth Loan will bear interest at a variable rate equal to 30-Day LIBOR plus 3.2%, adjusted monthly; and payments of accrued interest will be due and payable monthly in arrears.

Prior to any advance under the Acworth Synovus Loan (other than a $1,000 advance at closing), we are required to fund approximately $6.7 million in equity. In addition, as a condition of the Synovus Acworth Loan, we will be required to deposit with Synovus a reserve fund of $202,000 (the “Debt Service Reserve Fund”) upon completion of Dogwood Forest of Acworth.

The Synovus Acworth Loan is secured by, among other things, (i) a first lien in favor of Synovus on Dogwood Forest of Acworth, (ii) assignment to Synovus of future Dogwood Forest of Acworth leases and rents, (iii) assignment to Synovus of the Company’s rights under the Acworth Management Agreement; and (iv) establishment of the Debt Service Reserve Fund.

The project budget for the development of Dogwood Forest of Acworth includes a line item in the amount of approximately $2.2 million to be used to fund operating deficits for the project (the “Acworth Budgeted Operating Deficit”). In connection with the Synovus Acworth Loan, on December 18, 2012, we executed a guaranty in favor of Synovus relating to (i) certain of our recourse obligations; (ii) funding of the Debt Service Reserve Fund; and (iii) the payment of any additional operating deficit of the project in excess of the Acworth Budget Operating Deficit up to a maximum amount of $1.1 million, should the project Acworth Budgeted Operating Deficit be fully advanced by Synovus and should the project fail to achieve and maintain certain occupancy levels and debt service coverage ratios from the quarter 24 months after the opening of Dogwood Forest of Acworth through termination of the guaranty (the “Additional Acworth Operating Deficit Guaranty”). The Additional Acworth Operating Deficit Guaranty will terminate upon the earlier of (i) a $1.1 million reduction in the outstanding principal amount of the Synovus Acworth Loan or (ii) (a) achievement of certain debt service coverage and (b) achievement of certain occupancy levels at Dogwood Forest of Acworth.

The Synovus Acworth Loan agreement and related documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties, borrowing conditions and events of default, as well as covenants related to debt service coverage ratios, quarterly debt yield requirements, and average occupancy levels at Dogwood Forest of Acworth.

An origination fee of $113,048 or 0.75% of the aggregate loan amount was paid to Synovus upon the closing of the Synovus Acworth Loan.

Primrose II Communities

We funded $23.4 million of the purchase price of the Primrose II Communities from the proceeds of this offering. The balance of the purchase price of $73.1 million was funded with the proceeds of a loan entered into on December 18, 2012 among our operating partnership, the five wholly owned subsidiaries of our operating partnership formed to acquire the Primrose II Communities (together with our operating partnership, the “Primrose II Borrowers”) and KeyBank, in the aggregate principal amount of $49.7 million (the “Primrose II Loan”).

The Primrose II Loan matures on December 18, 2013. The Primrose II Loan is collateralized by (i) a first priority mortgages on all real property of and improvements on the Primrose II Communities, (ii) the assignment of all related leases and rents, (iii) assignment of the Primrose II Communities management agreements, and (iv) the operating account required to be maintained at KeyBank for each Primrose II Subsidiary and into which all cash flow from each Primrose II Community is deposited.

The Primrose II Loan bears interest at a rate equal to LIBOR plus 3.75%. At the time of the disbursement of the Primrose II Loan and periodically during the term, the Primrose II Borrowers have the option to elect whether to have the Primrose II Loan bear interest at the Adjusted Base Rate or the Adjusted LIBOR Rate (unless the default rate is applicable, such interest rate elected and in effect being referred to as, the “Applicable Rate”). The “Adjusted Base Rate” is a fluctuating interest rate per annum equal to 3.75% plus the greater of (i) KeyBank’s prime rate, (ii) the Federal Funds effective rate in effect from time to time plus  1/2 of 1% per annum, or (iii) the Daily LIBOR Rate. The “Adjusted LIBOR Rate” for any LIBOR Rate interest period is equal to a LIBOR based rate plus 3.75%. The Applicable Rate will revert to the Adjusted Base Rate as of the last day of the applicable LIBOR Rate interest period, unless the Primrose II Borrowers again elect the Adjusted LIBOR as the Applicable Rate in the manner set forth in the loan agreement. Provided there exists no event of default under the loan agreement, at any time the Applicable Rate is the Adjusted Base Rate, the Primrose II Borrowers shall have the right in accordance with the terms of the Primrose II Loan Agreement, to elect the Adjusted LIBOR Rate as the Applicable Rate.

There are no required principal payments prior to the final maturity date, but prepayments of principal are permitted without penalty, except for certain LIBOR breakage costs.

The Company has guaranteed the Primrose II Loan pursuant to a full payment of principal and interest and other applicable funds due and owing under the Primrose II Loan in favor of KeyBank.

The Primrose II Loan contains affirmative, negative and financial covenants customary for of the type, including limitations on incurrence of additional indebtedness, restrictions on payments of cash distributions in the event of default, minimum Primrose II Community occupancy levels, debt service coverage and minimum liquidity and consolidated tangible net worth requirements of the Company as guarantor.

We intend to close on a permanent loan financing with FNMA by the end of the first quarter of 2013.

The Primrose II Borrowers will pay in installments to KeyBank an origination fee for the Primrose II Loan equal to (i) 1% of the Primrose II Loan amount (of which only 25% will be payable in the event we close the refinancing within three months of the Primrose II Loan closing), plus (ii) $150,000 of which $75,000 will be credited back to the Primrose II Borrowers upon the repayment of the Primrose II Loan through a Key Bank-arranged refinancing. We paid KeyBank the first installment of the origination fee at closing in the amount of approximately $274,218 or 0.55% of the aggregate principal amount of the Primrose II Loan.

Capital Health Communities

On December 21, 2012, the Capital Health Subsidiaries and the Capital Health Tenants (together, the “Capital Health Borrowers”) entered into a Loan Agreement with Prudential, providing for a term loan in an original aggregate principal amount of $48.5 million (the “Prudential Capital Health Loan”).

The Prudential Capital Health Loan contains a seven-year term and bears interest at 4.25% per annum and requires monthly payments of interest and principal based on a 25-year amortization schedule. Subject to payment of a prepayment premium, the Capital Health Borrowers may prepay the Capital Health Loan at any time.

The Prudential Capital Health Loan is secured by, among other things, (i) a first lien on the Capital Health Communities in favor of Prudential, and (ii) an assignment to Prudential of future Capital Health Communities leases and rents.

Pursuant to the Escrow Agreement, any release of the Holdback Escrow for the benefit of the Capital Health Tenants shall be disbursed directly to Prudential and applied towards the Prudential Capital Health Loan. Prudential is a third-party beneficiary under the Escrow Agreement as to the rights thereunder of the Capital Health Tenants. The Company has executed a recourse guaranty in favor of Prudential for any portion of the Holdback Escrow that the Capital Health Tenants are entitled to receive under the Escrow Agreement which is not actually delivered to Prudential pursuant to the Escrow Agreement.

The Prudential Capital Health Loan contains affirmative, negative and financial covenants customary for this type of loan, including limitations on incurrence of additional indebtedness and restrictions on payments of cash distributions.

We paid Prudential an aggregate origination fee at closing in the amount of $121,250 or 0.25% of the aggregate principal amount of the Prudential Capital Health Loan.

Montecito Joint Venture

On January 16, 2013, CHP Claremont CA entered into a Credit Agreement with Regions Bank (the “Regions Bank Credit Agreement”) providing for a five-year credit facility in the maximum aggregate principal amount of $35 million (the “Regions Bank Credit Facility”), of which $12.5 million was funded in connection with the acquisition of the Claremont Medical Office and approximately $445,662 will be funded upon completion of certain tenant improvements to units of the Claremont Medical Office (the “Montecito Claremont Loan”).

The Montecito Claremont Loan bears interest at a rate equal to the sum of (i) LIBOR and (ii) 2.6% per annum, payable monthly, and matures on January 15, 2018 (the “Maturity Date”). From January 16, 2013 through July 16, 2014 (the “Interest Only Period”), all accrued and unpaid interest on the outstanding amount of the Montecito

Claremont Loan is due and payable (i) on February 13, 2013, (ii) on each successive payment due date thereafter, and (iii) on the last day of the Interest Only Period. On the first payment due date immediately following the Interest Only Period and on each payment due date thereafter through the Maturity Date (the “Term Period”), the borrower will pay to Regions Bank: (i) all accrued and unpaid interest on the principal balance of the Montecito Claremont Loan; and (ii) a principal payment equal to the product of (i) a fraction, the numerator of which is one, and the denominator of which is the number of months during the Term Period, times (ii) the total of principal payments that would be made over such months, based on the monthly amortization of principal and interest on a hypothetical loan where (x) the principal indebtedness being amortized is equal to the principal indebtedness owing under the Montecito Claremont Loan as of the first day of the Term Period, (y) the interest rate during the amortization period is equal to 5% per annum, and (z) the amortization period is 360 months.

CHP Claremont CA intends to enter into a two-year forward, three-year swap with respect to $12.4 million of the Montecito Claremont Loan balance which will bear interest at a floating rate of LIBOR plus 2.6% for years one and two, and will then be subject to a fixed rate of 3.935% in years three through five. The principal balance of the Montecito Claremont Loan may be prepaid in whole or in part without penalty, except for any swap breakage fee.

The Regions Bank Credit Agreement contains affirmative, negative and financial covenants customary for the type of credit facility, including limitations on incurrence of additional indebtedness and debt service coverage requirements. The Regions Bank Credit Agreement is collateralized by a first priority mortgage on all real property of and improvements on the Claremont Medical Office, the assignment of all leases and rents due from the Claremont Medical Office, and the assignment of our rights under the Claremont Medical Office management agreement.

Pursuant to a Carveout Guaranty executed on January 16, 2013 in connection with the Montecito Claremont Loan we have guaranteed certain “non-recourse” carveout obligations with respect to the Montecito Claremont Loan (the “Guaranteed Obligations”) and will be required to provide such guaranty with respect to any additional loan under the Regions Bank Credit Agreement; provided, however, that our liability under the Carveout Guaranty and any future guaranty of any additional loan shall be limited to an amount equal to 90% of the Guaranteed Obligations.

The Regions Bank Credit Agreement provides that the borrower can propose that Regions Bank make additional loans in the un-utilized amount of the Regions Bank Credit Facility for additional acquisitions of medical office buildings. In the event the borrower were to request such a loan in connection with the acquisition of a new medical office building, Regions Bank in its sole discretion has the right to approve or disapprove of such additional loan. If a new loan were approved, the terms and conditions of the new loan, which may not exceed 65% of the appraised value of the applicable medical office project, would be identical to those for the Montecito Claremont Loan and the borrower would pledge the real property, leases and rents and related contractual rights for such property. As of the date hereof, we have no commitments regarding additional acquisitions of medical office buildings by the Montecito Joint Venture or for additional financing under the Regions Bank Credit Agreement.

We paid Regions Bank a commitment fee equal to $64,791 or 0.5% of the Montecito Claremont Loan. Any additional loan under the Regions Bank Credit Agreement will require payment of an additional commitment fee of 0.5% of the amount of such additional loan.

CNL Financial Group

The following replaces in its entirety the first sentence of the second paragraph of the section “BUSINESS – CNL Financial Group,” which appears on page 82 of the prospectus.

The principals of CNL affiliates include James M. Seneff, Jr., the current chairman of our board of directors, and Robert A. Bourne, the former vice chairman of our board of directors.

Selection of Properties

The information that appeared on page 91 of the prospectus is deleted in its entirety under the section “BUSINESS – Selection of Properties.”

PRIOR PERFORMANCE SUMMARY

The following supersedes and replaces in full all of the information contained in the prospectus under the section “PRIOR PERFORMANCE SUMMARY,” which begins at page 101 of the prospectus.

The information presented in this section represents the historical experience of real estate programs organized by certain affiliates of CNL and their principals as of December 31, 2011. The principals of CNL affiliates include James M. Seneff, Jr., our current chairman of the board of directors, and Robert A. Bourne, our former vice chairman. The information presented in this section should be read in conjunction with the Prior Performance Tables included in this prospectus supplement as Addendum to Appendix A. Prospective investors should not assume they will experience returns comparable to those experienced by investors in past CNL affiliated real estate programs. Further, by purchasing our shares, investors will not acquire ownership interests in any partnerships or corporations to which the following information relates.

Messrs. Seneff and Bourne have sponsored, individually and through affiliated entities, 18 public limited partnerships and six public, non-traded REITs with certain investment objectives similar to ours. The programs and a general description of their property sector focus are as follows:

—	18 CNL Income Fund limited partnerships which invested in fast-food, family-style or casual dining restaurants (the “CNL Income Funds”);

—	CNL Restaurant Properties, Inc. which invested in fast-food, family-style and casual dining restaurants, mortgage loans and secured equipment leases;

—

CNL Retirement Properties, Inc. which invested in congregate or assisted living or skilled nursing facilities, continuing care retirement communities, medical office buildings and similar healthcare-related facilities;

—	CNL Hotels & Resorts, Inc. which invested in limited-service, extended-stay and full-service hotels and resort properties;

—

CNL Lifestyle Properties, Inc. which invests in lifestyle properties such as ski and mountain lifestyle properties, golf courses, attractions, marinas, senior living properties, and additional lifestyle retail properties;

—

Global Growth Trust, Inc. which is focused on investing in growth-oriented commercial real estate and commercial real estate-related assets on a global basis that offer the potential for capital appreciation; and

—	Global Income Trust, Inc. which is focused on investing in a diverse portfolio of income-oriented commercial real estate and real estate-related assets on a global basis.

During the ten-year period ending December 31, 2011, one of the CNL Income Funds and six of the public REITs, including the Company, invested in properties located throughout the United States, with the largest concentration in the sunbelt states of Arizona, California, Florida, Georgia and Texas. One of the REITs also invested in three properties located in Canada and another of the REITs invested in one property located in Canada. Information relating to the number of properties acquired, the aggregate purchase price of properties and the number of properties sold for the period from January 1, 2002 to December 31, 2011 is as follows:

Entity(1)	Number of Properties Acquired	Aggregate Purchase Price (in thousands)	Number of Properties Sold

CNL Income Fund XVIII, Ltd.	2	$2,100	5
CNL Restaurant Properties, Inc.	401	656,300	614
CNL Retirement Properties, Inc.	277	3,285,500	3
CNL Hotels & Resorts, Inc.	93	5,462,600	46
CNL Lifestyle Properties, Inc.(2)	176	3,467,300	5
Global Growth Trust, Inc.	2	22,500	-
Global Income Trust, Inc.	3	54,300	-

	954	$12,950,600	673

(1)	The Company is not included in this table as it had not acquired any properties as of December 31, 2011.

(2)

Additionally, CNL Lifestyle Properties, Inc. invested in 20 mortgages collateralized by real estate properties with an aggregate principal amount of approximately $238.2 million for the period from January 1, 2002 to December 31, 2011.

CNL Realty Corporation, organized in 1985 and whose sole stockholders were Messrs. Seneff and Bourne, served as the corporate general partner, and Messrs. Seneff and Bourne served as individual general partners of the 18 CNL Income Funds until 2005. In addition, Mr. Seneff served as a director and an officer and Mr. Bourne served as a director of CNL Restaurant Properties, Inc., a non-traded public REIT until 2005. In February 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc., a publicly traded REIT. The combined company changed its name to Trustreet Properties, Inc. and acquired the 18 CNL Income Funds. Mr. Seneff served as chairman of the board and Mr. Bourne served as a director of Trustreet Properties, Inc. until it was acquired in February 2007 by GE Capital Solutions, a unit of General Electric Company.

Messrs. Seneff and Bourne also served as directors and executive officers of CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. CNL Hotels & Resorts, Inc. was acquired by Morgan Stanley Real Estate, a global real estate investing, banking and lending company, in April 2007, and in connection with such acquisition, certain assets of CNL Hotels & Resorts, Inc. were purchased by Ashford Sapphire Acquisition LLC. CNL Retirement Properties, Inc. was acquired by HCP, Inc., an unaffiliated publicly traded REIT, in October 2006.

As a result, the 18 CNL Income Funds, CNL Restaurant Properties, Inc., CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. are considered completed programs, and additional information about them can be found in Table IV – Results of Completed Programs in the Addendum to Appendix A of this prospectus supplement.

Mr. Seneff currently serves as chairman of the board of CNL Lifestyle Properties, Inc., which is a non-traded public REIT externally advised by an affiliate of CNL, and is continuing to invest in properties. Its third public offering closed on April 9, 2011.

Mr. Seneff currently serves as chairman of the board and Mr. Bourne serves as an officer of Global Growth Trust, Inc., which is a non-traded public REIT externally advised by an affiliate of CNL, and is continuing to raise capital and invest in properties.

Mr. Seneff currently serves as chairman of the board and Mr. Bourne serves as an officer of Global Income Trust, Inc., which is a non-traded public REIT externally advised by an affiliate of CNL, and is continuing to raise capital and invest in properties.

Information relating to the public offerings of the six REITs sponsored by CNL or our sponsor whose offerings were open in the last ten years is as follows. These six REITs raised approximately $9.0 billion from approximately 262,000 investors. All information is historical as of December 31, 2011:

Name of Program	Dollar Amount Raised	Date Offering Closed	Shares Sold	Month 90% of Net Proceeds were Fully Invested or Committed to Investment

CNL Hotels & Resorts, Inc.	$3.0 billion	(1)	(1)	March 2004
CNL Retirement Properties, Inc.	$2.7 billion	(2)	(2)	April 2006
CNL Lifestyle Properties, Inc.	$3.2 billion	(3)	(3)	(3)
Global Growth Trust, Inc.	$40.3 million	N/A	4,035,387	N/A
Global Income Trust, Inc.	$28.5 million	N/A	2,856,855	N/A
CNL Healthcare Properties, Inc.	$13.3 million	N/A	1,331,170	N/A

(1)

From September 1997 through March 2004, CNL Hotels & Resorts, Inc. completed five public offerings of its common stock. As of February 2004, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In April 2007, the company was acquired by Morgan Stanley Real Estate. In connection with such acquisition, certain assets of the company were purchased by Ashford Sapphire Acquisition LLC.

(2)

From September 1998 through March 2006, CNL Retirement Properties, Inc. completed five public offerings of its common stock. As of March 2006, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In October 2006, the company merged with and into a wholly-owned subsidiary of HCP, Inc.

(3)

From April 2004 through March 2006, CNL Lifestyle Properties, Inc. received gross proceeds totaling approximately $521 million from its first public offering of common stock. The first offering terminated on March 31, 2006 and on April 4, 2006, the second offering commenced. The second offering closed on April 4, 2008, after raising approximately $1.5 billion. The third offering commenced on April 9, 2008 and closed on April 9, 2011 after raising approximately $1.2 billion. CNL Lifestyle Properties, Inc. did not commence another public offering following the completion of its third public offering; however, the company filed a registration statement on Form S-3, and between April 10, 2011 and December 31, 2011, CNL Lifestyle Properties, Inc. raised an additional $63.4 million from shares sold through the reinvestment plan.

The following table sets forth property acquisition information regarding properties acquired between January 1, 2009 and December 31, 2011, by the three other REIT programs currently sponsored by CNL affiliates. All information is historical. Dispositions of properties are not reflected in the property descriptions:

Name of Program(1)	Real Property Acquired	Location	Method of Financing	Type of Program

CNL Lifestyle Properties, Inc.(2)	65 lifestyle properties	AR, CA, CO, GA, HI, IL, ME, MD, MA, MI, MN, MO, NH, NJ, NY, NC, OH, OR, PA, TX, WA, WI	(3)	Public REIT

Global Growth Trust, Inc.	1 multi-family development, 1 multi-tenant office complex	GA, SC	(4)	Public REIT

Global Income Trust, Inc.	2 office buildings, 1 light industrial building	TX	(5)	Public REIT

(1)	The Company is not included in this table as it had not acquired any properties as of December 31, 2011.

(2)

CNL Lifestyle Properties, Inc. also invested in 16 mortgages collateralized by real estate properties located in Arkansas, California, New Hampshire, Michigan, Montana, and Florida during the period from January 1, 2009 to December 31, 2011.

(3)

As of December 31, 2011, approximately 16% of the assets acquired by CNL Lifestyle Properties, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Lifestyle Properties, Inc.’s equity offerings.

(4)

As of December 31, 2011, approximately 40% of the assets acquired by Global Growth Trust, Inc., Inc. had been funded using debt. The balance was acquired using proceeds from Global Growth Trust, Inc.’s equity offerings.

(5)

As of December 31, 2011, approximately 73% of the assets acquired by Global Income Trust, Inc. had been funded using debt. The balance was acquired using proceeds from Global Income Trust, Inc.’s equity offerings.

Additionally, a summary of acquisitions made by CNL affiliate sponsored public programs between January 1, 2009 and December 31, 2011 is set forth in prior performance Table VI, which is included in Part II of the registration statement filed with the Commission for this offering. Within the previous three years, as shown in Table VI, CNL Lifestyle Properties acquired 24 consolidated properties, and Global Growth Trust, Inc. and Global Income Trust, Inc. acquired two properties and three properties, respectively, all of which are located in the United States. These properties consisted of lifestyle properties such as ski and mountain lifestyle properties, golf facilities, attractions, marinas and additional lifestyle properties, office buildings, light industrial building, multi-family development and a multi-tenant office complex. The properties were generally acquired with cash from offering proceeds and debt proceeds. We will provide a copy of Table VI to our prospective stockholders free of charge upon request. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the Commission by CNL Lifestyle Properties, Inc., CNL Healthcare Properties, Inc., Global Growth Trust, Inc. and Global Income Trust, Inc., and for a reasonable fee, a copy of the exhibits filed with such reports.

From 2002 through December 31, 2011, James M. Seneff, Jr. and/or Robert A. Bourne, sponsored through affiliated entities, served as general partners or the managing member of 14 non-public real estate programs whose properties are located throughout the United States. Between 2002 and December 31, 2011, these programs raised a total of approximately $245 million from approximately 2,795 investors and purchased interests in a total of 32 projects, including one mortgage loan and a bridge loan facility. The projects consisted of one commercial/retail property (representing 3.1% of the total capital raised by private programs), two apartment projects (representing 6.3% of the total capital raised by private programs), 16 office/industrial buildings (representing 50.0% of the total capital raised by private programs), 11 seniors housing properties (representing 34.4% of the total capital raised by private programs), one mortgage loan (representing 3.1% of the total capital raised by private programs) and one bridge loan facility (representing 3.1% of the total capital raised by private programs).

In order to enable potential investors to evaluate the prior experience of CNL Lifestyle Properties, Inc., Global Growth Trust, Inc. and Global Income Trust, Inc., and/or our sponsor concerning prior public programs described above that have investment objectives similar to one or more of our investment objectives, we have provided the foregoing tables and encourage potential investors to examine certain financial and other information in the Prior Performance Tables included as the Addendum to Appendix A of this prospectus supplement.

Adverse Conditions Affecting Prior Programs

Certain of the prior programs sponsored by CNL and/or our sponsor have been affected by general economic conditions, capital market trends and other external factors during their respective operating periods. For example, CNL Lifestyle Properties, Inc. has been impacted by the economic downturn and the tightened credit markets experienced beginning in 2008, which caused tenant liquidity issues and primarily resulted in the deferral of rent and other lease modifications for many of its tenants. The rent deferrals and lease modifications resulted in lower operating income and cash flows from operations in 2009, 2010 and 2011. In addition, CNL Lifestyle Properties, Inc. recorded impairment provisions on five properties and four properties for the years ended December 31, 2011 and December 31, 2010, totaling $16.9 million and $26.9 million, respectively. This represented approximately 0.6 percent and 1.0 percent, respectively, of CNL Lifestyle Properties, Inc.’s total assets. CNL Lifestyle Properties, Inc. has also made loans collateralized by interests in real estate, two of which went into default and resulted in CNL Lifestyle Properties, Inc. obtaining deeds to the underlying collateral property in lieu of foreclosure. CNL Hotels and Resorts, Inc. was impacted by the downturn in the hospitality industry following the terrorist attacks of September 11, 2001, which negatively affected its earnings and cash flows. There have been periods in which the respective boards of directors of CNL Lifestyle Properties, Inc. and CNL Hotels and Resorts, Inc. set limitations on the amounts of shares to be redeemed under their respective redemption plans. In those instances when redemption requests exceeded the limitations set forth, redemptions were paid on a pro-rata basis and honored in the following periods. However, at no time were redemptions suspended completely. Beginning in the second fiscal quarter of 2010, the board of CNL Lifestyle Properties, Inc. determined that redemptions under its redemption plan would be limited to $7.5 million per calendar quarter. As of December 31, 2011, CNL Lifestyle Properties, Inc. had pending redemption requests for approximately 6.4 million shares. Beginning in the quarter ended March 31, 2006, CNL Hotels and Resorts, Inc. was not able to redeem all of the shares that were submitted for redemption pursuant to its redemption plan and had outstanding redemption requests in excess of redemptions totaling 7.9 million shares. CNL Hotels and Resorts, Inc.’s inability to redeem all redemption requests submitted pursuant to its redemption plan continued throughout 2006. However, all outstanding requests were resolved in connection with CNL Hotels and Resorts, Inc.’s sale and merger transaction in April 2007.

Recent Developments

In July 2012, CNL Lifestyle Properties, Inc. conducted a detailed analysis to estimate their estimated net asset value (“NAV”) on a per share basis to assist broker dealers in connection with their obligations under applicable FINRA rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under Employee Retirement Income Security Act (“ERISA”) reporting requirements. As of August 1, 2012, the board of CNL Lifestyle Properties, Inc. determined that the estimated NAV per share was $7.31. In determining an estimated fair value of CNL Lifestyle Properties, Inc.’s shares, the board of directors considered various analyses and information, a portion of which was provided by CNL Lifestyle Properties, Inc.’s advisor. In preparing its value estimate, CNL Lifestyle Properties, Inc. also consulted an independent valuation advisor.

Beginning in the first fiscal quarter of 2012, the board of CNL Lifestyle Properties, Inc. approved redemptions under its redemption plan up to $1.75 million per calendar quarter.

In August 2012, the board of directors of CNL Lifestyle Properties, Inc. approved an increase of the redemption amount from $1.75 million per calendar quarter to the lesser of (i) $3.0 million or (ii) the amount of aggregate proceeds available under CNL Lifestyle Properties, Inc.’s reinvestment plan, effective third quarter of 2012. In addition, the plan amended the basis of the redemption price to CNL Lifestyle Properties, Inc.’s estimated fair value per share, as determined by the board of directors applicable on the date of the redemption request.

SELECTED FINANCIAL DATA

The following supersedes and replaces in full all of the information contained in the prospectus under the section “SELECTED FINANCIAL DATA,” which begins at page 105 of the prospectus.

The following selected financial data for CNL Healthcare Properties, Inc. should be read in conjunction with “Item 7. – Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8. – Financial Statements and Supplementary Data,” as reported in our Quarterly Report on Form 10-Q/A for the nine months ended September 30, 2012 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011(1)	2011(1)	2010(1)
Operating Data:
Operating Data:
Net loss	$(5,826,189)	$-	$(1,759,580)	$-
Net loss per share (basic and diluted)	(0.88)	-	(1.62)	-
Weighted average shares outstanding (basic and diluted) (2)	6,616,876	-	1,083,286	-
Cash distributions declared and paid (3)	1,744,513	-	55,892	-
Cash distributions declared and paid per share (3)	0.29997	-	0.06666	-
Cash used in operating activities	(2,370,488)	-	(1,084,430)	-
Cash used in investing activities	(153,297,609)	-	(400,000)	-
Cash provided by financing activities	184,875,091	-	11,285,549	-

Balance Sheet Data:
Real estate investment properties, net	$85,019,821	$-	$-	$-
Investment in unconsolidated entity	64,525,035	-	-	-
Cash	39,208,866	201,638	10,001,872	200,753
Total assets	195,499,814	2,151,778	10,563,262	200,753
Long-term debt obligations	95,192,000	-	-	-
Total liabilities	97,652,900	1,950,140	860,875	753
Stockholders’ equity	97,846,914	200,000	9,702,387	200,000

Other Data:
Funds from operations (“FFO”) (4)	$(2,932,416)	$-	$(1,759,580)	$-
FFO per share	(0.44)	-	(1.62)	-
Modified funds from operations (“MFFO”) (4)	$(611,424)	$-	$(867,267)	$-
MFFO per share	(0.09)	-	(0.80)	-

FOOTNOTES:

(1)

Operations commenced on October 5, 2011 when we received the minimum offering proceeds and approximately $2.3 million were released from escrow. The results of operations for the period October 5, 2011 through December 31, 2011 are not indicative of future performance due to the limited time during which we were operational and having not yet completed our first investment. The results of operations for the period October 5, 2011 through December 31, 2011 include primarily general and administrative expenses and Acquisition Expenses relating to acquisitions that we consummated, and one that is no longer under consideration.

(2)

Weighted average shares outstanding for the periods presented have been revised to include stock distributions declared and paid through the date of this filing as if they were outstanding as of the beginning of each period presented.

(3)

For the nine months ended September 30, 2012, 100% of the cash distributions paid to stockholders are expected to be considered a return of capital to stockholders for federal income tax purposes. For the year ended December 31, 2011, approximately 1.9% of the cash distributions paid to stockholders were considered taxable income and 98.1% were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to stockholders for the year ended December 31, 2011 were required to be or have been treated by us as a return of capital for purposes of calculating the stockholders’ return on their Invested Capital as described in our advisory agreement. In addition, for the years ended December 31, 2012 and 2011, respectively, we declared and made stock distributions of 239,790 shares and 4,180 shares of common stock. The distributions of new common shares to the recipient are non-taxable.

(4)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association Real Estate Investment Trust (“NAREIT”) promulgated a measure known as funds from operations, or (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards approved by the Board of Governors of NAREIT. NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our FFO calculation complies with NAREIT’s definition.

We define modified funds from operations (“MFFO”), a non-GAAP measure, consistent with the Investment Program Association’s (“IPA”) Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: MFFO ( the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income or loss: Acquisition Fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to remove the impact of GAAP straight-line adjustments from rental revenues); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis.

See “Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations” as reported in our quarterly report on Form 10-Q/A for the nine months ended September 30, 2012, and our annual report on Form 10-K for the fiscal year ended December 31, 2011, incorporated herein by reference, for additional disclosures relating to FFO and MFFO.

The following table presents a reconciliation of net loss to FFO and MFFO for the nine months ended September 30, 2012 and the year ended December 31, 2011:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Net loss	$(5,826,189)	$(1,759,580)
Depreciation and amortization	1,470,400	–
FFO adjustments from unconsolidated entities	1,423,373	–

FFO	(2,932,416)	(1,759,580)
Acquisition fees and expenses (a)	2,048,710	892,313
Straight-line rent adjustments (b)	(581,326)	–
MFFO adjustment from unconsolidated entity:
Acquisition fees and expenses (c)	853,608	–

MFFO	$(611,424)	$(867,267)

Weighted average number of shares of common(d) stock outstanding (basic and diluted)	6,616,876	1,083,286

Net loss per share (basic and diluted)	$(0.88)	$(1.62)

FFO per share (basic and diluted)	$(0.44)	$(1.62)

MFFO per share (basic and diluted)	$(0.09)	$(0.80)

FOOTNOTES:

(a)

In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. By adding back Acquisition Expenses, management believes MFFO provides useful supplemental information of its operating performance and will also allow comparability between different real estate entities regardless of their level of acquisition activities. Acquisition expenses include payments to our advisor or third parties. Acquisition expenses relating to business combinations under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income or (loss) from continuing operations, both of which are performance measures under GAAP. All paid or accrued Acquisition Expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or Net Sales Proceeds from the disposition of properties are generated to cover the purchase price of the property.

(b)

Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

(c)

This amount represents our share of the FFO or MFFO adjustments allowable under the NAREIT or IPA definitions, respectively, multiplied by the percentage of income or loss recognized under the hypothetical liquidation book value method.

(d)

Weighted average shares outstanding for the periods presented have been revised to include stock distributions declared and paid through the date of this filing as if they were outstanding as of the beginning of each period presented.

MANAGEMENT

The following supersedes and replaces in full the entire section under the heading “MANAGEMENT – Directors and Executive Officers” beginning at page 108 of the prospectus.

The following table sets forth the names, ages, and positions currently held by each of our directors and executive officers.

Name	Age*	Position
James M. Seneff, Jr.	66	Director and Chairman of the Board
Thomas K. Sittema	54	Director and Vice Chairman of the Board
Bruce Douglas	79	Independent Director
Michael P. Haggerty	59	Independent Director
J. Douglas Holladay	65	Independent Director
J. Chandler Martin	62	Independent Director and Audit Committee Financial Expert
Stephen H. Mauldin	44	Chief Executive Officer and President (Principal Executive Officer)
Joseph T. Johnson	37	Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)
Ixchell C. Duarte	46	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Holly J. Greer	41	Senior Vice President, General Counsel and Secretary

*As of December 31, 2012

The following is a summary of the business experience and other biographical information with respect to each of our officers and directors listed in the above table.

James M. Seneff, Jr., Chairman of the Board and Director.  Mr. Seneff has served as the chairman of the board and a director since our inception in June 2010, and as the chairman of our advisor since its inception in June 2010. Mr. Seneff has served as a director of CNL Lifestyle Properties, Inc., a public, non-traded REIT (2003 to present), a director of the managing member of its former advisor, CNL Lifestyle Company, LLC (2003 to December 2010), and a director of its current advisor, CNL Lifestyle Advisor Corporation (December 2010 to present); chairman of the board and a director of Global Growth Trust, Inc., a public, non-traded REIT, since its inception in December 2008, and chairman of the board and a manager of its advisor, CNL Global Growth Advisors, LLC, since its inception in December 2008; and chairman of the board and a director of Global Income Trust, Inc., a public, non-traded REIT, since its inception in March 2009, and a manager of its advisor, CNL Global Income Advisors, LLC, since its inception in December 2008.

Mr. Seneff is the sole member of CNL Holdings, LLC (“CNL Holdings”) and has served as the chairman, chief executive officer and/or president of several of CNL Holdings’ subsidiaries, including chief executive officer and president (2008 to present) of CNL Financial Group, LLC, our sponsor (“CFG”), and as executive chairman (January 2011 to present), chairman (1988 to January 2011), chief executive officer (1995 to January 2011) and president (1980 to 1995) of CNL Financial Group, Inc., a diversified real estate company. Mr. Seneff serves or has served on the board of directors of the following CNL Holdings’ affiliates: CNL Hotels & Resorts, Inc., a public, non-traded REIT (1996 to April 2007), and its advisor, CNL Hospitality Corp. (1997 to June 2006 (became self-advised)); CNL Retirement Properties, Inc., a public, non-traded REIT, and its advisor, CNL Retirement Corp. (1997 to October 2006); CNL Restaurant Properties, Inc., a public, non-traded REIT, and its advisor (1994 to 2005 (became self-advised)); National Retail Properties, Inc., a publicly traded REIT (1994 to 2005); Trustreet Properties, Inc. (“Trustreet”), a publicly traded REIT (2005 to February 2007); CNL Securities Corp., a FINRA-registered broker-dealer and the managing dealer of our current offering (1979 to present); and CNL Capital Markets Corp. (1990 to present). Mr. Seneff is also the chairman and a principal stockholder of CNLBancshares, Inc. (1999 to present), which owns CNLBank. Mr. Seneff received his B.A. in business administration from Florida State University.

As a result of these professional and other experiences, Mr. Seneff possesses particular knowledge of real estate acquisition, ownership and dispositions in a variety of public and private real estate investment vehicles. This experience strengthens the board’s collective knowledge, capabilities and experience. Mr. Seneff is principally responsible for overseeing the formulation of our strategic objectives.

Thomas K. Sittema, Vice Chairman of the Board and Director. Mr. Sittema has served as the vice chairman of the board and a director since April 2012. Mr. Sittema served as our chief executive officer from September 2011 to April 2012, and has served as chief executive officer of our advisor since September 2011. Mr. Sittema also serves as vice chairman of the board of CNL Lifestyle Properties, Inc. (April 2012 to present). He served as chief executive officer of CNL Lifestyle Properties, Inc. from September 2011 to April 2012 and has served in that position for its advisor since September 2011. Mr. Sittema has served as chief executive officer (January 2011 to present) and vice president (February 2010 to January 2011) of CNL, an affiliate of CFG and the sponsor of CNL Lifestyle Properties, Inc.

Mr. Sittema has also served as chairman and a member of the board of directors of Corporate Capital Trust, Inc., a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (October 2010 to present). Mr. Sittema has also served in various roles with Bank of America Corporation and predecessors, including NationsBank, NCNB and affiliate successors (1982 to October 2009). Most recently, while at Bank of America Corporation Merrill Lynch, he served as managing director of real estate, gaming, and lodging investment banking. Mr. Sittema joined the real estate investment banking division of Banc of America Securities at its formation in 1994 and initially assisted in the establishment and build-out of the company’s securitization/permanent loan programs. He also assumed a corporate finance role with the responsibility for mergers and acquisitions, or M&A, advisory and equity and debt capital raising for his client base. Throughout his career, Mr. Sittema has led numerous M&A transactions, equity offerings and debt transactions including high grade and high-yield offerings, commercial paper and commercial mortgage-backed security conduit originations and loan syndications. Mr. Sittema received his B.A. in Business Administration from Dordt College, and an M.B.A. with a concentration in Finance from Indiana University.

As a result of these professional and other experiences, Mr. Sittema possesses particular knowledge of real estate acquisition, ownership and disposition, which strengthens the board’s collective knowledge, capabilities and experience.

Bruce Douglas, Independent Director. Dr. Douglas joined the board as an Independent Director in October 2010. Dr. Douglas founded and has been the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation since 2001. He additionally has served as an independent director of CNL Lifestyle Properties, Inc., a public, non-traded REIT, since 2004. Dr. Douglas was the President of Sterling College from 2005 through 2008. Dr. Douglas founded The Douglas Company, a construction and engineering firm, and was chairman and chief executive officer from 1975 to 2001. Dr. Douglas received his B.A. in physics from Kalamazoo College, a B.S. in civil engineering from the University of Michigan, an M.P.A. from Harvard University and a Ph.D. in history at the University of Toledo.

As a result of these professional and other experiences, Dr. Douglas possesses particular knowledge of real estate development and planning that strengthens the board’s collective knowledge, capabilities and experience.

Michael P. Haggerty, Independent Director. Mr. Haggerty joined the board as an Independent Director in April 2012. Since 1984, Mr. Haggerty has been a partner at Jackson Walker, LLC, a Dallas-based law firm. For more than 20 years, Mr. Haggerty has headed the finance group of Jackson Walker. Mr. Haggerty’s commercial real estate practice has included the negotiation, structuring, and documentation of interim and permanent financing of office buildings, shopping centers, retirement facilities, restaurants, industrial properties, and multi-family residential projects. The credit facilities have involved: both single asset and portfolio transactions; multi-state transactions; partnerships, corporations, REITs, conduits, and pension funds; equity participations; loan participations; letters of credit; multi-creditor facilities; and commercial and residential mortgage warehouse lines of credit. Mr. Haggerty has served as a director of North Dallas Bank & Trust Co. Mr. Haggerty attained a B.B.A. from the University of Georgia and a J.D. from the University of Virginia School of Law. Since 1978, Mr. Haggerty has been admitted to practice law in the states of both Texas and Georgia.

As a result of these professional and other experiences, Mr. Haggerty possesses particular knowledge of real estate and commercial law that strengthens the board’s collective knowledge, capabilities and experience.

J. Douglas Holladay, Independent Director. Mr. Holladay has been an Independent Director since April 2012. Mr. Holladay has served as a General Partner of Elgin Capital Partners, a private energy company based in Denver from 2008 to the present. He is an advisor to Alexander Proudfoot, Headwaters, the Business Growth Alliance, and the Case Foundation. From 1999 to 2008, Mr. Holladay was co-founder of a middle market private equity fund, Park Avenue Equity Partners. Since 2011, Mr. Holladay has been a guest columnist for the online Washington Post and is an adjunct professor at Georgetown University. From 2009 to the present, Mr. Holladay has served on the board of Miraval, a privately held luxury resort and spa located in Arizona. From July 2004 to April 2007, Mr. Holladay served as a member of the board of directors of CNL Hotels & Resorts, Inc., a public non-traded REIT affiliated with CNL. From 2004 until July 2008, Mr. Holladay also served as an advisor to Providence Capital (now CNL Opportunity Fund), a hedge fund based in Minnesota. Previously, Mr. Holladay held senior positions at Goldman, Sachs & Co., the U.S. State Department and the White House. While a diplomat, Mr. Holladay was accorded the personal rank of ambassador. Between 2000 and 2009, Mr. Holladay served as a director for Sunrise Senior Living, Inc., a public company that provides senior living services in the United States, Canada and the United Kingdom. Mr. Holladay attained an M.Litt. in political and economic history from Oxford University, an M.A. in theology from Princeton Theological Seminary, and an A.B. in political science from the University of North Carolina, Chapel Hill. He holds honorary doctorates from Morehouse College and Nyack College.

As a result of these professional and other experiences, Mr. Haggerty possesses particular knowledge of real estate investment and finance and the capital markets that strengthens the board’s collective knowledge, capabilities and experience.

J. Chandler Martin, Independent Director and Audit Committee Financial Expert. Mr. Martin has been an Independent Director and has served as our Audit Committee financial expert since July 2012. Mr. Martin served as Corporate Treasurer of Bank of America, a banking and financial services company, from 2005 until his retirement in March 2008. During his 27 years at Bank of America, Mr. Martin held a number of line and risk management roles, including leadership roles in commercial real estate risk management, capital markets risk management, and private equity investing. As treasurer, he was responsible for funding, liquidity, and interest rate risk management. From 2003 to 2005, Mr. Martin was Bank of America’s Enterprise Market and Operational Risk executive, and from 1999 until 2003, he served as the risk management executive for Bank of America’s Global Corporate and Investment Banking. From April 2008 through July 2008, following his retirement, Mr. Martin served as a member of the Counterparty Risk Management Policy Group III (“CPMPG III”), co-chaired its Risk Monitoring and Risk Management Working Group, and participated in the production of CPMPG III’s report: “Containing Systemic Risk: The Road to Reform,” a forward-looking and integrated framework of risk management best practices. Mr. Martin returned to Bank of America in October 2008 to assist with the integration process for Enterprise Risk Management following Bank of America’s acquisition of Merrill Lynch. After working on the transition, Mr. Martin served as Bank of America’s Enterprise Credit and Market Risk executive until July 2009. Since January 2010, Mr. Martin works as an independent financial consultant focusing primarily on real estate companies needing assistance in restructuring and reorganization. Currently, Mr. Martin is a member of the board of directors of FNB United Corp., a community bank holding company headquartered in Asheboro, North Carolina, serving as the chair of its Risk Management Committee, and as a member of its audit committee. He also currently serves as the chair of the board of trustees of Myers Park United Methodist Church. Mr. Martin attained an M.B.A. from Samford University in 1976 and a B.A. in Economics from Emory University in 1972.

As a result of his professional and other experiences, Mr. Martin possess particular knowledge of, among other things, systems of internal controls, risk management best practices, sound corporate governance, and the relationship between liquidity, leverage and capital adequacy, which strengthens the board’s collective knowledge, capabilities and experience.

Stephen H. Mauldin, Chief Executive Officer and President. Mr. Mauldin has served as our chief executive officer since April 2012. Mr. Mauldin has also served as our president and as president of our advisor since September 2011. He served as our chief operating officer from September 2011 to April 2012, and since September 2011 has held that position with our advisor. He also serves as president since September 2011 of each of CNL Lifestyle Properties, Inc., a public-non-traded REIT, and its advisor, CNL Lifestyle Advisor Corporation, chief executive officer of CNL Lifestyle Properties, Inc. (since April 2012), and was the chief operating officer of each of CNL Lifestyle Properties, Inc. (September 2011 to April 2012) and its advisor (September 2011 to present).

Prior to joining us, Mr. Mauldin most recently served as chief executive officer, president and a member of the board of directors of Crosland, LLC, a privately held real estate development and asset management company headquartered in Charlotte, North Carolina, from July 2010 until March 2011. Mr. Mauldin originally joined Crosland, LLC in 2006 and served as its chief financial officer from July 2009 to July 2010 and as president of Crosland’s mixed-use and multi-used development division prior to his appointment as chief financial officer. Prior to joining Crosland, LLC, from 1998 to June 2006, Mr. Mauldin was a co-founder and served as a partner of Crutchfield Capital, LLC, a privately held investment and operating company with a focus on small and medium-sized companies in the southeastern United States. From 1996 to 1998, Mr. Mauldin held various positions in the capital markets group and the office of the chairman of Security Capital Group, Inc., which prior to its sale in 2002, owned controlling interests in 18 public and private real estate operating companies (eight of which were NYSE-listed) with a total market capitalization of over $26 billion. Mr. Mauldin graduated with a B.S. in finance from The University of Tampa and received an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Joseph T. Johnson, Senior Vice President, Treasurer and Chief Financial Officer. Mr. Johnson has served as our treasurer since April 2012. Mr. Johnson has also served as our senior vice president since June 2010 and chief financial officer since August 2011. He previously served as our chief accounting officer (June 2010 to August 2011), and secretary (June 2010 to March 2011). Mr. Johnson has also served as chief accounting officer (June 2010 to March 2012), and senior vice president of finance of our advisor (April 2011 to present). Mr. Johnson has served as treasurer since April 2012, senior vice president since February 2007, and chief financial officer since August 2011 of CNL Lifestyle Properties, Inc., a public-non-traded REIT. He was previously vice president of accounting and financial reporting (January 2006 to February 2007), and chief accounting officer (February 2007 to August 2011) of CNL Lifestyle Properties, Inc. He served in comparable positions at CNL Lifestyle Properties, Inc.’s former advisor, CNL Lifestyle Company, LLC, and is currently serving as senior vice president of finance and chief accounting officer of its current advisor, CNL Lifestyle Advisors Corporation. Mr. Johnson was previously employed by CNL Hospitality Corp. (2001 to 2005), the advisor to CNL Hotels and Resorts, Inc., most recently as vice president of accounting and financial reporting. Prior to that, he worked in the audit practice of KPMG LLP. Mr. Johnson is a certified public accountant. He received a B.S. in accounting and an M.S. in accounting from the University of Central Florida.

Holly J. Greer, Senior Vice President, General Counsel and Secretary. Ms. Greer has served as our senior vice president, general counsel and secretary since March 2011. She previously served as our vice president and associate general counsel (June 2010 to March 2011). Ms. Greer has also served as senior vice president, legal affairs of our advisor since March 2011. Ms. Greer has served as a senior vice president, general counsel and secretary of Global Growth Trust, Inc. and Global Income Trust, Inc., public, non-traded REITs, since August 2011 and as senior vice president and secretary of their advisors since August 2011. Ms. Greer joined CNL Lifestyle Properties, Inc., a public, non-traded REIT, in August 2006, where she initially served as acquisition counsel for its former advisor, CNL Lifestyle Company, LLC, until April 2007. From April 2007 until November 2009, Ms. Greer served as counsel to the former advisor of CNL Lifestyle Properties, Inc., overseeing real estate and general corporate legal matters. Ms. Greer served as associate general counsel and vice president of CNL Lifestyle Properties, Inc. and its former advisor since November 2009. Effective March 2011, Ms. Greer has served as general counsel, senior vice president and secretary of CNL Lifestyle Properties, Inc., and effective April 2011, as senior vice president, legal affairs of CNL Lifestyle Advisor Corporation, its current advisor. Prior to joining CNL Lifestyle Properties, Inc., Ms. Greer spent seven years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Greer is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in communications and political science from Florida State University and her J.D. from the University of Florida.

Ixchell C. Duarte, Senior Vice President and Chief Accounting Officer. Ms. Duarte has served as our senior vice president and chief accounting officer since March 2012, and previously served as our vice president (February 2012 to March 2012). Ms. Duarte has also served as senior vice president and chief accounting officer since March 2012 of CNL Lifestyle Properties, Inc., a public, non-traded REIT and an affiliate of our advisor, and was previously its vice president (February 2012 to March 2012). Since June 19, 2012, Ms. Duarte has served as senior vice president and chief accounting officer of Global Growth Trust, Inc., a public non-traded REIT, and since June 20, 2012 she has served as senior vice president and chief accounting officer of Global Income Trust, Inc., a public non-traded REIT. Ms. Duarte served as controller at GE Capital, Franchise Finance, from February 2007 through January 2012 as a result of GE Capital’s acquisition of Trustreet Properties, Inc., a publicly traded REIT. Prior to that, Ms. Duarte served as senior vice president and chief accounting officer of Trustreet Properties, Inc. and served as senior vice president and controller of its predecessor CNL companies (2002 to February 2007). Ms. Duarte also served as senior vice president, chief financial officer, secretary and treasurer of CNL Restaurant Investments, Inc. (2000 to 2002) and as a director of accounting and then vice president and controller of CNL Fund Advisors, Inc. and other CNL Financial Group, Inc. affiliates (1995 to 2000). Prior to that, Ms. Duarte served as an audit senior and then as audit manager in the Orlando, Florida office of Coopers & Lybrand where she serviced several CNL entities (1990 to 1995), and as audit staff in the New York office of KPMG (1988 to 1990). Ms. Duarte is a certified public accountant. She received a B.S. in accounting from the Wharton School of the University of Pennsylvania.

SECURITY OWNERSHIP

The following supersedes and replaces in full the entire section under the heading “SECURITY OWNERSHIP” beginning on page 114 of the prospectus.

The following table sets forth, as of December 15, 2012, the number and percentage of outstanding shares beneficially owned by all Persons known by us to own beneficially more than 5% of our common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished to us by such stockholders, directors and officers. The address of the Persons named in the table is 450 South Orange Avenue at CNL Center at City Commons in Orlando, Florida 32801:

Name of Beneficial Owner	Common Stock Beneficially Owned(1)

	No. of Shares of Common Stock	% of Class
James M. Seneff, Jr.(2)	23,011	*
Thomas K. Sittema	—	—
Bruce Douglas	11,505	*
J. Chandler Martin	—	—
Michael P. Haggerty	—	—
J. Douglas Holladay	—	—
Stephen H. Mauldin	—	—
Joseph T. Johnson	—	—
Ixchell C. Duarte	—	—
Holly J. Greer	—	—
All directors and officers as a group	34,516	*

*	Represents less than 1% of the outstanding shares of our common stock.

(1)

Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and includes shares issuable pursuant to options, warrants and similar rights with respect to which the beneficial owner has the right to acquire within 60 days of September 1, 2012. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the Persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Represents shares attributed to Mr. Seneff as a result of his indirect control of our advisor, CNL Healthcare Corp., which owns 23,011 shares of our common stock.

THE ADVISOR AND THE ADVISORY AGREEMENT

The following supersedes and replaces in full the sentence preceding the table, and the sentence that follows the table, under the heading “THE ADVISOR AND THE ADVISORY AGREEMENT – Our Advisor,” at page 115 of the prospectus.

Our Advisor

The executive officers of our advisor are as follows:

Name	Age*	Position
Stephen H. Mauldin	44	President and Chief Operating Officer
Joseph T. Johnson	37	Senior Vice President of Finance and Chief Accounting Officer
Holly J. Greer	41	Senior Vice President - Legal Affairs

 * As of December 31, 2012

Mr. Seneff, a director of the Company, is also the chairman of the board of directors of our advisor. The background of Mr. Seneff and the individuals listed in the above table are described under “MANAGEMENT — Directors and Executive Officers.”

Property Manager

The following supersedes and replaces in full the entire section under the heading “THE ADVISOR AND THE ADVISORY AGREEMENT – Property Manager – Property Management Agreement,” which section begins at page 125 of the prospectus.

Property Management Agreement

We and our operating partnership have entered into an amended and restated property management and leasing agreement with our property manager dated June 28, 2012 for the management of substantially all of our properties. Each of our subsidiary property owners will join us in this property management agreement for the property owned by such subsidiary. Each of our subsidiaries, therefore, will be responsible to pay the Property Management Fees to our property manager and reimburse our property manager for costs and expenses incurred on our behalf for the property owned by such subsidiary.

The property management agreement has a six-year term that will be automatically extended for an unlimited number of successive six-year periods unless either party provides the other party at least 90 days’ prior notice of its intent to terminate the agreement. The property management agreement may also be terminated by either party at any time (i) in the event of the voluntary or involuntary bankruptcy of the other party or the other party is subject to a similar insolvency event, (ii) with the mutual consent of the parties, or (iii) for “cause.” In this case, “cause” means a material breach of the property management agreement that is not cured within 30 days after notice of such breach relating to all or substantially all of the properties being managed under the property management agreement. Upon termination of the property management agreement, our property manager is required to cooperate with us to facilitate an orderly transition of the property manager’s duties under the property management agreement, and will be entitled to be paid all compensation which may be due to it under the agreement up to the date of such termination.

Our property manager is the exclusive leasing agent for our multi-tenant properties and is responsible to collect and remit lease payments and resolve tenant issues. Our property manager also generally is responsible for the maintenance of multi-tenant properties, including supervision of repairs and alterations, obtaining and maintaining utilities and supplies, payment of maintenance expenses and maintenance of records and books for the managed properties. With respect to single tenant properties, our property manager generally will be responsible to negotiate leases on our behalf, monitor the tenant’s compliance with ground leases for properties located on leased or permitted land, collect and remit lease payments, resolve tenant issues, oversee the budget and monitor spending for single tenant properties and monitor the tenant’s real property tax payments and insurance programs. In the event we contract directly with a third party property manager for management of a property, our property manager will perform an oversight function and generally will be responsible to review and verify the accuracy of the periodic reporting provided by such third-party manager, oversee the performance of the properties, oversee the budget and monitor spending for the oversight properties, monitor physical upkeep of the properties, monitor ground lease compliance, as applicable, and monitor the real property tax and insurance payments for the property.

Unless our subsidiary property owner and our property manager agree otherwise, we, or our subsidiary property owner, will pay our property manager a Property Management Fee of (i) 2% of annual gross rental revenues from our single tenant properties and (ii) 4% of annual gross rental revenues from our multi-tenant properties. In the event that we contract directly with a third-party property manager in respect of a property, we may pay our property manager an oversight fee of up to 1% of annual gross operating revenues of the property managed; however, in no event will we pay both a Property Management Fee and an oversight fee to our property manager with respect to the same property. We or our subsidiary property owners also will pay to our property manager a Construction Management Fee equal to 5% of hard and soft costs associated with the initial construction or renovation of a property, or with the management and oversight of expansion projects and other capital improvements, in those cases in which the value of the construction, renovation, expansion or improvements exceeds (i) 10% of the initial purchase price of the property, and (ii) $1.0 million, which fee will be due and payable upon completion of such projects. The fees payable to our property manager have not been negotiated at arm’s length, and are not necessarily reflective of market rates.

We will reimburse our property manager for the costs and expenses incurred by our property manager on our behalf in connection with the management of a property. Such costs and expenses will include legal, travel and other out-of-pocket expense that are directly related to the management of specific properties. Our property manager is responsible for all costs and expenses relating to the wages, salaries, and other employee-related expenses of its employees and its subcontractors.

We, and with respect to the properties they own, our subsidiary property owners, are required to indemnify our property manager for losses incurred by it in connection with, or in any way related to, each managed property and from liability or damage to each property and injury to or death of any person or damage to property, except to the extent of losses arising out of the willful misconduct, negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of, or breach of the property management agreement by, the property manager or its employees or agents, provided, however, that our indemnification obligations are limited by any insurance proceeds recovered in respect of any matter for which we are otherwise liable to indemnify the property manager. Our property manager is required to indemnify us, and our subsidiary property owners for properties they own, for losses arising out of or relating to any injury or damage to any person or property for which our property manager is responsible occurring in, on or about the managed properties caused by its willful misconduct, negligence and/or unlawful acts (as such unlawfulness is adjudicated by a court of proper jurisdiction) or due to the breach of the property management agreement by our property manager or its employees or agents, provided, however, that the property manager’s indemnification obligations are limited by any insurance proceeds recovered in respect of any matter for which the property manager is otherwise liable to indemnify us and our subsidiary property owners. However, as long as our property manager is an affiliate of our advisor, we and our subsidiary property owners may not indemnify our property manager unless the property manager has satisfied the stricter standards for indemnification applicable to affiliates that are contained in our charter.

Our property manager may subcontract with affiliated or unaffiliated service providers for the performance of substantially all or a portion of its property management services delegating its duties regarding the day-to-day management of our properties to these sub-property managers and delegating certain oversight services to these affiliated service providers. Our property manager is responsible for paying any service provider leasing fees, Property Management Fees and project management fees from the leasing, property management and project management fees paid by us or our subsidiary property owner to our property manager.

We anticipate that, initially, our property manager will subcontract with an affiliate of our advisor to perform substantially all of its property management and leasing services until such time as we have developed a portfolio of properties to warrant our property manager engaging full-time employees to perform property management services. Our property manager also may subcontract certain on-site property management duties to other management companies with experience in the applicable markets or in markets requiring state or other specific licenses. These on-site property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our property manager. Such subcontractors will perform most of the day-to-day, on-site property management services. Our property manager will closely supervise any subcontracted, on-site property managers and will be responsible for paying their fees. We will have no obligation to make any payments to the subcontractors, unless we and our property manager otherwise agree in writing.

Our property manager will remain directly involved in many property management activities including leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal and banking services), and general property-level problem solving. To the extent our property manager directly performs on-site management of a property, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, property manager has the right to, and will approve, all on-site personnel of such subcontractor and establish policies for such properties’ operations. Some or all of our property manager’s employees may be employed on a part-time basis and also may be employed by affiliates of CNL Healthcare Properties and subsidiaries of, and partnerships organized by, CNL Healthcare Properties and its affiliates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following paragraph supersedes and replaces in full the fourth full paragraph on page 128 of the prospectus, under the heading “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

We will pay our property manager a Property Management Fee of 2% of annual gross rental revenues from our single tenant properties, and 4% of annual gross rental revenues from our multi-tenant properties. In the event that we contract directly with a third-party property manager in respect of a property, we may pay our property manager an oversight fee of up to 1% of annual gross revenues of the property managed; however, in no event will we pay both a Property Management Fee and oversight fee to our property manager with respect to the same property. In the event our property manager contracts with a third-party property manager in respect of a property, the management fees of such third-party manager will be paid by our property manager. We or our subsidiary property owners also will pay to our property manager a Construction Management Fee equal to 5% of the hard and soft costs associated with the initial construction or renovation of a property, or with the management and oversight of expansion projects and other capital improvements, in those cases in which the value of the construction, renovation, expansion or improvements exceeds (i) 10% of the initial purchase price of the property, and (ii) $1.0 million, which fee will be due and payable upon completion of such projects. Our property manager will be reimbursed the costs and expenses incurred by our property manager on our behalf to the extent included in the annual business plan for a property or otherwise as we may agree. The fees payable to our property manager have not been negotiated at arm’s length, and are not necessarily reflective of market rates.

Summary of Fees and Expenses Incurred and Payable

The following replaces in its entirety the information contained in the prospectus under the section “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS – Summary of Fees and Expenses Incurred and Payable,” at pages 129-130 of the prospectus.

The tables below provide information regarding fees paid to our advisor and its affiliates in connection with our offering and our operations. The tables include amounts incurred during the nine months ended September 30, 2012 and the year ended December 31, 2011. We were a development stage company from our inception on June 8, 2010 until October 5, 2011, when we obtained our minimum offering proceeds and became operational.

Our managing dealer is entitled to selling commissions of up to 7% of Gross Proceeds and marketing support fees of 3% of Gross Proceeds for shares sold in connection with our offering, all or a portion of which may be paid to third party participating brokers dealers by our managing dealer. No selling commissions or marketing support fees will be paid in connection with shares sold pursuant to our Distribution Reinvestment Plan.

The Company incurred the following related party fees in connection with our offering:

	Nine months ended September 30, 2012	Year ended December 31, 2011
Selling commissions	$5,930,241	$915,780
Marketing support fees	3,320,785	392,477

	$9,251,026	$1,308,257

The Company incurred the following related party fees and reimbursable expenses as follows:

	Nine months ended September 30, 2012	Year ended December 31, 2011
Reimbursable expenses:
Offering costs	$5,600,764	$664,130
Operating expenses	1,225,788	1,761,404

	6,826,552	2,425,534
Financing coordination fee	551,910	–
Investment services fees(1)	4,448,561	–
Property and construction management fees(2)	327,013	–
Asset management fees	814,797	–

	$12,968,833	$2,425,534

FOOTNOTES:

(1)	For the quarter and nine months ended September 30, 2012, the Company incurred investment services fees totaling approximately $0.3 million related to the Company’s development property which has been capitalized and included in construction in process and approximately $0.3 million and $2.6 million, respectively, related to the Company’s unconsolidated entities which has been capitalized and included in investments in unconsolidated entities.

(2)	For the quarter and nine months ended September 30, 2012, the Company incurred approximately $0.1 million in construction management fees which has been capitalized and included in construction in process.

As of September 30, 2012 and December 31, 2011, the following amounts were included in due to (from) related parties in the financial statements:

	September 30, 2012	December 31, 2011
Reimbursable expenses:
Offering costs	$253,692	$41,416
Operating expenses	116,180	69,173

	369,872	110,589

Selling commissions	170,366	57,516
Marketing support fees	163,603	24,650
Property and construction management fees	327,013	–

	660,982	82,166

	$1,030,854	$192,755

Organizational and Offering Expenses incurred by our advisor and its affiliates become a liability to us only to the extent selling commissions, the marketing support fee and other Organizational and Offering Expenses do not exceed 15% of the Gross Proceeds of the offering. As of September 30, 2012, our advisor had incurred an additional $0.2 million of costs on our behalf in connection with our offering (exceeding the 15% expense limitation). These costs will be deducted from future offering proceeds and reimbursed to the advisor and its affiliates to the extent that the costs are within the 15% limitation.

Pursuant to a services agreement with CNL Capital Markets Corp., an affiliate of CNL, we pay an annual fee payable monthly based on the average number of total investors during the year for providing certain administrative services to us. For the nine months ended September 30, 2012 and the year ended December 31, 2011, we incurred $93,750 and $25,000 in such fees, respectively.

In July 2012, we amended our property management agreement. The amendment clarified the nature of fees payable and duties of the property manager. The fees payable under the management agreement under the revised agreement will continue to be determined in a manner consistent with past determination under the prior agreement.

For a more detailed discussion of the fees and compensation payable to our advisor and its affiliates, see “Management Compensation,” and “The Advisor and the Advisory Agreement.”

SUMMARY OF REDEMPTION PLAN

Redemption of Shares

This section contains information that supplements and updates certain information under, and should be read together with, the section “SUMMARY OF REDEMPTION PLAN,” which begins on page 134 of the prospectus; and specifically is an addition to the end of the section on page 136.

During the year ended December 31, 2011, we did not receive any redemption requests. During the year ended December 31, 2012, we received and redeemed one redemption request for 1,049 shares of common stock at a redemption price of $9.99 per share.

DISTRIBUTION POLICY

Distributions Declared

This section contains information that supplements and updates certain information under, and should be read together with, the section “DISTRIBUTION POLICY,” which begins on page 137 of the prospectus; and specifically is an addition to the third paragraph on page 138.

The following table represents total cash distributions declared and paid, distributions reinvested, and cash distributions per share for the nine months ended September 30, 2012 and the year ended December 31, 2011 and cumulative amounts since inception :

	Distributions Paid(3)
Periods	Cash Distribu- tions per Share	Total Cash Distribu- tions Declared(2)	Rein vested via DRP(3)	Cash Distribu- tions net of Reinvest ment Proceeds	Stock Distribu- tions Declared (Shares)(4)	Stock Distribu- tions Declared (at current offering price)	Total Cash and Stock Distribu- tions Declared(5)	Cash Flows Provided by (Used in) Operating Activities(6)	FFO (7)
2012 Quarter
First	$ 0.09999	$ 202,598	$112,295	$ 90,303	15,196	$ 151,960	$ 354,558	$(1,954,009)	$(2,203,104)
Second	$ 0.09999	557,865	308,872	248,993	41,735	417,350	975,215	2,450,610	(494,224)
Third	$ 0.09999	984,050	532,724	451,326	73,911	739,110	1,723,160	(2,867,089)	(235,088)

Total for the nine months ended September 30, 2012	$ 0.29997	$1,744,513	$953,891	$790,622	130,842	$1,308,420	$3,052,933	$(2,370,488)	$(2,932,416)

2011 Quarter
Fourth (1)	$ 0.06666	$ 55,892	$ 27,667	$ 28,225	4,180	$ 41,800	$ 97,692	$(1,084,430)	$(1,759,580)

Total for the year ended December 31, 2011	$ 0.06666	$ 55,892	$ 27,667	$ 28,225	4,180	$ 41,800	$ 97,692	$(1,084,430)	$(1,759,580)

Cumulative
Through September 30, 2012		$1,800,405	$981,558	$818,847	135,022	$1,350,220	$3,150,625	$(3,454,918)	$(4,691,996)

FOOTNOTES:

(1)	We commenced operations on October 5, 2011, as such there were no distributions declared during the first three quarters of 2011.

(2)

For the nine months ended September 30, 2012 and for the period October 5, 2011 through December 31, 2011, cash distributions paid to stockholders were 100% funded with proceeds from our offering. For the nine months ended September 30, 2012, 100% of the cash distributions paid to stockholders are expected to be considered a return of capital to stockholders for federal income tax purposes. For the year ended December 31, 2011, approximately 1.9% of the distributions paid to stockholders were considered taxable income and approximately 98.1% was considered a return of capital for federal income tax purposes.

(3)	Represents the amount of cash used to fund distributions and the amount of distributions paid which were reinvested in additional shares through our Distribution Reinvestment Plan.

(4)

The distribution of new common shares to the recipients is non-taxable. Stock distributions may cause the interest of later investors in our stock to be diluted as a result of the stock issued to earlier investors.

(5)

Based on the current offering price of $10.00, stock distributions declared represented approximately 43% of the total value of distributions declared and cash distributions declared represented approximately 57% of the total value of distributions declared.

(6)

Cash flows from operating activities calculated in accordance with GAAP are not necessarily indicative of the amount of cash available to pay distributions. For example, GAAP requires that the payment of acquisition fees and costs relating to business combinations be classified as a use of cash in operating activities in the statement of cash flows, which directly reduces the measure of cash flows from operations. However, acquisition fees and costs are paid for with proceeds from our offering as opposed to operating cash flows. Additionally, the board of directors also uses other measures such as FFO and MFFO in order to evaluate the level of distributions.

(7)	The following table presents a cumulative reconciliation of net loss to FFO for the following periods:

				For the Period	Cumulative
	Three Months Ended	Three Months Ended	Three Months Ended	October 5, 2011 through	October 5, 2011 through
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2011	September 30, 2012
Net Loss	$(2,413,300)	$(1,126,107)	$(2,286,782)	$(1,759,580)	$(7,585,769)
Adjustments:
Depreciation and amortization	210,196	631,883	628,321	–	1,470,400
FFO Adjustments from unconsolidated entities	–	–	1,423,373	–	1,423,373
FFO	$(2,203,104)	$ (494,224)	$ (235,088)	$(1,759,580)	$(4,691,996)

On October 1, November 1, and December 1, 2012, our board of directors declared monthly cash distributions of $0.03333 and monthly stock distributions of 0.002500 shares on each outstanding share of common stock. These distributions were paid and distributed by December 31, 2012.

Additionally on January 1, 2013, our board of directors declared monthly cash distributions of $0.03333 and monthly stock distributions of 0.002500 shares on each outstanding share of common stock. These distributions will be paid by March 31, 2013.

As of December 31, 2012, we had approximately 6,846 stockholders of record.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following supersedes and replaces in full the entire section “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” on page 183 of the prospectus.

The Commission allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to various documents. The information incorporated by reference is an important part of this prospectus supplement and the information that we file later with the Commission may update and supersede the information in this prospectus supplement including the information we incorporated by reference. For information on how to access this information, see the section entitled “ADDITIONAL INFORMATION” on page 184 of the prospectus.

The documents listed below are incorporated by reference into the prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with Commission rules:

•	Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 10, 2012.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 11, 2012.

•

Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 14, 2012, except as to Items 1 and 2 of Part 1 as amended in the Quarterly Report on Form 10-Q/A dated June 30, 2012, filed on January 8, 2013.

•

Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed on November 9, 2012, except as to Items 1 and 2 of Part I as amended in the Quarterly Report on Form 10-Q/A dated September 30, 2012, filed on January 8, 2013.

•	Current Report on Form 8-K dated March 14, 2012, filed on March 20, 2012.

•	Current Report on Form 8-K dated April 13, 2012, filed on April 19, 2012.

•	Current Report on Form 8-K/A dated February 16, 2012, filed on May 1, 2012.

•	Current Report on Form 8-K dated June 7, 2012, filed on June 7, 2012.

•	Current Report on Form 8-K dated June 28, 2012, filed on July 2, 2012.

•	Current Report on Form 8-K dated June 29, 2012, filed on July 6, 2012.

•	Current Report on Form 8-K dated July 27, 2012, filed on July 27, 2012.

•	Current Report on Form 8-K dated August 29, 2012, filed on September 5, 2012.

•	Current Report on Form 8-K dated August 31, 2012, filed on September 7, 2012.

•	Current Report on Form 8-K dated August 31, 2012, filed on September 7, 2012.

•	Current Report on Form 8-K/A dated June 29, 2012, filed on September 12, 2012.

•	Current Report on Form 8-K/A dated August 31, 2012, filed on November 2, 2012.

•	Current Report on Form 8-K dated October 30, 2012, filed on November 5, 2012.

•	Current Report on Form 8-K dated October 31, 2012, filed on November 6, 2012.

•	Current Report on Form 8-K dated December 13, 2012, filed on December 19, 2012.

•	Current Report on Form 8-K dated October 30, 2012, filed on December 20, 2012.

•	Current Report on Form 8-K dated December 18, 2012, filed on December 20, 2012.

•	Current Report on Form 8-K dated October 31 2012, filed on December 21, 2012.

•	Current Report on Form 8-K dated January 7, 2013, filed on January 7, 2013.

•	Current Report on Form 8-K dated January 14, 2013, filed on January 17, 2013.

Upon request we will provide to each Person, including a beneficial owner, to whom this post-effective amendment is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus supplement but have not delivered to investors. To receive a free copy of those documents, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to:

DST

430 W. 7th Street, Ste. 219001

Kansas City, MO 64105

866-650-0650, option 3

www.cnl.com

EXPERTS

The following section supersedes in its entirety the paragraph under the section entitled “Experts” on page 184 of the prospectus.

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of CNL Healthcare Properties, Inc. (formerly known as CNL Healthcare Trust, Inc.) for the year ended December 31, 2011 and the audited historical financial statements of Primrose Senior Housing Communities (Five Communities) included on page F-3 through F-12 of CNL Healthcare Properties, Inc.’s Current Report on Form 8-K/A dated February 16, 2012, filed on May 1, 2012, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Sunrise Connecticut Avenue Assisted Living, LLC, the financial statements of Santa Monica AL, LLC and the combined financial statements of MetSun Two Pool Two, LLC, MetSun Three Louisville KY Senior Living, LLC and MetSun Three Lombard IL Senior Living, LLC at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, included in CNL Healthcare Properties, Inc.’s (f/k/a CNL Healthcare Trust, Inc.) Current Report on Form 8-K/A dated June 29, 2012, filed September 12, 2012, and incorporated by reference in this prospectus supplement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports incorporated herein by reference, and are incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of Vinton, IA Assisted Living Facility, L.L.C., Webster City, IA Assisted Living Facility, L.L.C., and Nevada, IA Assisted Living Facility, LLC., as of and for the year ended December 30, 2011 included in CNL Healthcare Properties, Inc.’s Current Report on Form 8-K/A dated August 31, 2012, filed on November 2, 2012, and incorporated by reference in this prospectus supplement and Registration Statement have been audited by CliftonLarsonAllen LLP, independent auditors, as set forth in their report incorporated herein by reference, and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions, disposition and financing transitions, as applicable.

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Healthcare Properties, Inc. and its Subsidiaries (collectively, the “Company”) is presented as if the disposition as described in Note 2, had occurred as of September 30, 2012.

The accompanying Unaudited Pro Forma Consolidated Statement of Operations of the Company is presented for the nine months ended September 30, 2012 and the year ended December 31, 2011 (the “Pro Forma Periods”), and includes certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition as described in Note 2 as if they had occurred as of January 1, 2011.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2011 and the Company’s financial statements as filed on Form 10-Q/A for the quarter ended September 30, 2012.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2012

	CNL Healthcare Properties, Inc. Historical	Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma
ASSETS

Real estate assets:
Operating real estate assets, net	$80,987,870	$-		$80,987,870
Construction in process, including land (including VIEs $4,025,951 and $0, respectively)	4,031,951	-		4,031,951

Total real estate assets	85,019,821	-		85,019,821

Investments in unconsolidated entities	64,525,035	(59,062,229)	(a)	5,462,806
Cash (including VIEs $98,487 and $0, respectively)	39,208,866	62,332,149	(a)	60,509,904
		(41,031,111)	(b)
Loan costs, net (including VIEs $577,875 and $0, respectively)	2,822,291	(776,436)	(c)	2,045,855
Intangibles, net	1,591,730	-		1,591,730
Prepaid and other assets	1,384,788	-		1,384,788
Restricted cash (includign VIEs $600,000 and $0, respectively)	827,283	-		827,283
Deposits	120,000	-		120,000

Total Assets	$195,499,814	$(38,537,627)		$156,962,187

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including VIEs $1,000 and $0, respectively)	$95,192,000	$ (40,000,000)	(b)	$55,192,000
Accounts payable and accrued expenses (including VIEs $1,670 and $0, respectively)	1,176,738	(432,231)	(b)	744,507
Due to related parties (including VIEs $87,069 and $0, respectively)	1,030,854	-		1,030,854
Other liabilities (including VIEs $203,307 and $0, respectively)	253,308	-		253,308

Total Liabilities	97,652,900	(40,432,231)		57,220,669

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share
200,000,000 shares authorized and unissued	-	-		-
Excess shares, $.01 par value per share				-
300,000,000 shares authorized and unissued	-	-		-
Common stock, $0.01 par value per share				-
1,120,000,000 shares authorized at September 30, 2012				-
12,741,399 shares issued and 12,470,350 outstanding	127,405	-		127,405
Capital in excess of par value	107,105,683	-		107,105,683
Accumulated loss	(7,585,769)	3,269,920	(a)	(5,691,165)
		(598,880)	(b)
		(776,436)	(c)
Accumulated distributions	(1,800,405)	-		(1,800,405)

Total Stockholders Equity	97,846,914	1,894,604		99,741,518

Total Liabilities and Stockholders’ Equity	$195,499,814	$(38,537,627)		$156,962,187

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	CNL Healthcare Properties, Inc. Historical	CHT GCI Partners Pro Forma Adjustments		CHTSun IV Pro Forma Adjustments		Primrose Communities Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma
Revenues:
Rental income from operating leases	$4,786,656	$-		$-		$980,966	(a)	$5,767,622

Total revenues	4,786,656	-		-		980,966		5,767,622

Expenses:
Acquisition fees and expenses	2,048,710	-		-		(1,874,530)	(e)	174,180
General and administrative	1,771,776	-		-		-		1,771,776
Asset management fees	813,006	93,818	(b)	(310,988)	(b)	140,083	(b)	735,919
Property management fees	217,579	30,072	(c)	(120,851)	(c)	16,759	(c)	143,559
Depreciation and amortization	1,470,400	-		-		420,949	(d)	1,891,349

Total expenses	6,321,471	123,890		(431,839)		(1,296,739)		4,716,783

Operating income (loss)	(1,534,815)	(123,890)		431,839		2,277,705		1,050,839

Other income (expense):
Interest and other income (expense)	10,110	-		-		-		10,110
Interest expense and loan cost amortization	(3,835,147)	-		1,312,936	(h)	(582,232)	(f)	(3,104,443)
Equity in earnings (loss) of unconsolidated enities	(466,337)	(523,883)	(g)	511,550	(i)	-		(478,670)

Total other expense	(4,291,374)	(523,883)		1,824,486		(582,232)		(3,573,003)

Net income (loss)	$(5,826,189)	$(647,773)		$2,256,325		$1,695,473		$(2,522,164)

Loss per share of common stock (basic and diluted)	$(0.88)							$(0.37)

Weighted average number of shares of commonstock outstanding (basic and diluted) (Note 5 (j))	6,616,876							6,739,031

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	CNL Healthcare Properties, Inc. Historical	CHT GCI Partners Pro Forma Adjustments		Primrose Communities Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma
Revenues:
Rental income from operating leases	$-	$-		$7,692,372	(a)	$7,692,372

Total revenues	-	-		7,692,372		7,692,372

Expenses:
Acquisition fees and expenses	892,313	-		(21,195)	(e)	871,118
General and administrative	869,091	-		-		869,091
Asset management fees	-	140,726	(b)	840,500	(b)	981,226
Property management fees	-	34,008	(c)	132,548	(c)	166,556
Depreciation and amortization	-	-		2,522,344	(d)	2,522,344

Total expenses	1,761,404	174,734		3,474,197		5,410,335

Operating income (loss)	(1,761,404)	(174,734)		4,218,175		2,282,037

Other income (expense):
Interest and other income (expense)	1,824	-		-		1,824
Interest expense and loan cost amortization	-	-		(5,514,428)	(f)	(5,514,428)
Equity in earnings (loss) of unconsolidated entities	-	282,946	(g)	-		282,946

Total other expense	1,824	282,946		(5,514,428)		(5,229,658)

Net Income (loss)	$(1,759,580)	$108,212		$(1,296,253)		$(2,947,621)

Loss per share of common stock (basic and diluted)	$(1.62)					$(1.07)

Weighted average number of shares of commonstock outstanding (basic and diluted) (Note 5 (j))	1,083,286					2,748,371

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Healthcare Properties, Inc. and its Subsidiaries (collectively, the “Company”) is presented as if the disposition as described in Note 2, had occurred as of September 30, 2012. The accompanying Unaudited Pro Forma Consolidated Statement of Operations of the Company is presented for the nine months ended September 30, 2012 and the year ended December 31, 2011 (the “Pro Forma Periods”), and includes certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition as described in Note 2 as if they had occurred as of January 1, 2011. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective Pro Forma Periods presented.

The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position if the transactions reflected herein had occurred on January 1, 2011 or September 30, 2012, respectively, or been in effect during the Pro Forma Periods. In addition, this pro forma consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transactions

ACQUISITIONS

CHT GCI Partners I (Windsor Manor)

On August 31, 2012, the Company acquired a 75% membership interest in three senior housing properties through a joint venture, CHT GCI Partners I, LLC (“CHT GCI Partners”), formed by the Company and its co-venture partner, for approximately $4.8 million. The remaining 25% interest is held by the Company’s co-venture partner. The total acquisition price for the three senior housing properties was approximately $18.8 million. CHT GCI Partners I, LLC obtained a $12.4 million bridge loan a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan which is collateralized by the properties requires monthly interest-only payments until maturity. The bridge loan bore interest at LIBOR plus 3.75% which was used for the pro forma calculation during the period January 1, 2011 through the date of acquisition.

Under the terms of the venture agreement for CHT GCI Partners, the Company has a 11% preferred return on its capital contributions, which has priority over the Company’s co-venture partners 11% return on their capital contributions and shares control over major decisions with Company’s co-venture partner.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

Primrose Communities

On February 16, 2012, the Company acquired five senior housing communities from affiliates of Primrose Retirement Communities, LLC, for a purchase price of approximately $84.1 million, excluding closing costs. The properties include: Primrose Retirement Community of Casper – Casper, WY, Primrose Retirement Community of Grand Island – Grand Island, NE, Sweetwater Retirement Community – Billings, MT, Primrose Retirement Community of Marion – Marion, OH, and Primrose Retirement Community of Mansfield – Mansfield, OH (the “Primrose Communities”).

The senior housing communities feature a total of 394 residential units and will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at the tenant’s discretion, two five-year renewal options. All of the leases are cross-defaulted among themselves. Annual base rent is equal to the properties’ lease basis multiplied by the lease rate. The lease rate is 7.875% in the initial lease year and will escalate thereafter pursuant to the lease agreements. Annual capital reserve income is allocated based on $300 per unit. The leases are accounted for as operating leases; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP.

The following summarizes the allocation of the purchase price for the Primrose Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$4,220,700
Land improvements	1,525,400
Building	75,680,300
Equipment	933,300
In-place lease	1,690,300

Net assets acquired	$84,050,000

In connection with the acquisition of the Primrose Communities, the Company entered into a bridge financing with a lender, providing for a one-year senior facility in the original aggregate principal amount of $71,400,000 (the “Loan”). The Loan initially bore interest at LIBOR plus 6.00% which was used during the period from January 1, 2011 through the date of acquisition.

In connection with the acquisitions of CHT GCI Partners and the Primrose Communities noted above, the Company incurred acquisition fees and costs of approximately $2.3 million, of which approximately $0.4 million was capitalized as investment in unconsolidated entities.

DISPOSITION

CHTSUN Partners IV

On June 29, 2012, the Company acquired a 55% membership interest in seven senior housing properties through a joint venture, CHTSUN Partners IV, LLC (“CHTSun IV”), formed by the Company and its co-venture partner, Sunrise Senior Living Investments, Inc. (“Sunrise”), for approximately $56.7 million. The remaining 45% interest is held by Sunrise. The total acquisition price for the seven senior housing properties was approximately $226.1 million. The properties include: Sunrise of Santa Monica – Santa Monica, CA, Sunrise of Connecticut Avenue – Washington DC, Sunrise of Siegen – Baton Rouge, LA, Sunrise of Metairie – Metairie, LA, Sunrise of Gilbert – Gilbert, AZ, Sunrise of Louisville – Louisville, KY and Sunrise of Fountain Square – Lombard, IL (the “Sunrise Communities”). The Sunrise Communities feature 687 living units comprised of 129 independent living units, 374 assisted living units and 184 memory-care units. Sunrise

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

Management will continue to operate and manage the Sunrise Communities pursuant to a long-term management agreement pursuant to which it will be paid a fee of 6% of gross revenues earned by the Sunrise Communities.

CHTSun IV obtained a $125.0 million loan from The Prudential Insurance Company of America (“Prudential”), a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan which is collateralized by the properties has a fixed-interest rate of 4.66% on $55.0 million of the principal amount and 5.25% on $70.0 million of the principal amount of the loan.

Under the terms of the venture agreement for CHTSun IV, the Company is entitled to receive a preferred return of 11% on its invested capital for the first seven years and shares control over major decisions with Sunrise. Subject to certain restrictions, Sunrise has the option to acquire 100% of the Company’s interest in the Joint Venture in years one and two and in years four through seven. The calculation of Sunrise’s purchase price varies depending on the date of the purchase and is based on the Company receiving a specified rate of return on the Company’s original investment.

In connection with the closing of CHTSun IV, the Company entered into a mezzanine loan agreement, providing for a mezzanine loan in the original aggregate principal amount of $40.0 million (the “Mezz Loan”). The Mezz Loan has a two-year term and interest on the outstanding principal balance of the Mezz Loan accrues from the date of the Mezz Loan through maturity at (i) a rate of 8% per annum for the first year, and (ii) a rate of 12% per annum for the second year. At maturity, the Company is required to pay the outstanding principal balance, all accrued and unpaid interest thereon, the exit fee of approximately $0.8 million, and all other amounts due.

The Company accounts for its investment in CHT GCI Partners and CHTSun IV under the equity method of accounting.

In connection with the acquisitions of CHTSun IV, the Company incurred acquisition fees and costs of approximately $2.8 million, all of which was capitalized as investment in unconsolidated entities.

On December 18, 2012, the Company entered into an agreement to sell its interests in CHTSun IV to Health Care REIT, Inc. (“HCN”) for a minimum sale price of $62.3 million (the “Sunrise Joint Venture Disposition”), subject to adjustments in the event the closing does not occur by July 2013 or actual cash distributions through the date of closing differ from projected distributions. The sale of the Company’s interest in CHTSun IV is pursuant to the exercise by Sunrise of its purchase option under the joint venture agreement and is conditioned upon the merger of HCN with Sunrise which was completed in January 2013.

3.	Related Party Transactions

Pursuant to the Company’s advisory agreement, CNL Healthcare Corp. (the “Advisor”) receives investment services fees equal to 1.85% of the purchase price of properties for services rendered in connection with the selection, evaluation, structure and purchase of assets. In connection with the acquisition of CHT GCI Partners, CHTSun IV and the Primrose Communities, the Company incurred approximately $4.1 million in investment services fees payable to the Advisor, of which approximately $2.6 million was capitalized as investment in unconsolidated entities. In addition, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the agreement) of the Company’s properties as of the end of the preceding month.

Pursuant to a master property management agreement, CNL Healthcare Manager Corp. (the “Property Manager”) receives property management fees of 2% of gross revenues for management of the Company’s single tenant properties and an oversight fee equal to 1% of gross revenues for properties managed by a third-party property manager.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIESNOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Consolidated Balance Sheet

The adjustments to the Pro Forma Consolidated Balance Sheet represent adjustments needed to the Company’s historical results to present as if the sale of CHTSun IV occurred as of September 30, 2012.

(a)	Represents the Company’s sale of CHTSun IV and the related gain, as described in Note 2 above.

(b)

Represents the Company’s repayment of the $40.0 million Mezz Loan, $0.2 million in accrued interest and the $0.8 million exit fee, including approximately $0.2 million previously accrued as of September 30, 2012, as a result of the disposition as described in Note 2.

(c)	Represents the write-off of unamortized loan costs in connection with the repayment of the Mezz Loan resulting from the disposition as described in Note 2.

5.	Adjustments to Pro Forma Consolidated Statements of Operations

The adjustments to the Pro Forma Consolidated Statements of Operations represent adjustments needed to the Company’s historical results to present the Company’s results of operations as if CHT GCI Partners and the Primrose Communities had been owned for the full Pro Forma Periods and to remove the historical operating results of CHTSun IV assuming the property had been sold prior to the Pro Forma Periods presented.

(a)	Represents rental income on a straight-line basis generated from the leases for the Primrose Communities for the Pro Forma Periods.

(b)

Represents asset management fees for the Pro Forma Periods due to the Advisor in connection with the ownership of CHT GCI Partners and the Primrose Communities and the reversal of asset management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(c)

Represents property management fees due to the property manager in connection with the management of CHT GCI Partners and the Primrose Communities and the reversal of property management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(d)

Represents depreciation and amortization expense computed using the straight-line method for the Primrose Communities over the estimated useful lives of the related assets for the Pro Forma Periods as follows:

	Estimated Useful Life	Nine months ended September 30, 2012	Year ended December 31, 2011
Land	Not applicable	$—	$—
Land improvements	15 years	76,270	101,693
Building	39 years	1,454,981	1,940,521
Equipment	3 years	233,325	311,100
In-place lease	10 years	126,773	169,030

		1,891,349	2,522,344
Less depreciation and amortization expense recorded in historical financial statements		(1,470,400)	—

		$420,949	$2,522,344

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIESNOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statements of Operations (continued)

(e)

Represents the reversal of historical acquisition fees and expenses, including investment services fees to the Company’s Advisor, incurred and accrued during the nine months ended September 30, 2012 and year ended December 31, 2011 related to the acquisition of the Primrose Communities that are nonrecurring charges directly related to the pro forma transactions.

(f)

Represents interest expense and amortization of loan costs relating to the financings as if the loans had been in place for the Pro Forma Periods. An increase in the LIBOR rate of .125% on the Company’s floating rate debt would have resulted in an increase in pro forma interest expense of approximately $10,000 and $23,000 for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

(g)

The pro forma adjustment summarized below represents the Company’s equity in earnings (loss) generated from its unconsolidated interests in CHT GCI Partners, as described above, allocated between the Company and its partners. The following estimated operating results of the properties owned by CHT GCI Partners and equity in earnings (loss) of the Company are presented as if the investments had been made on January 1, 2011. These amounts were derived from the historical operating results of CHT GCI Partners for the periods presented and include the impact of the following pro forma adjustments:

-	In connection with the formation of the ventures, new management agreements were executed. Property operating expenses have been adjusted to reflect the impact of the new management agreements.

-

The formation of the ventures resulted in a new basis of accounting for the related assets. Depreciation and amortization has been adjusted to reflect the impact of this allocation on the carrying values of land, building and equipment.

-

As part of their formation transactions, the ventures entered into new financing arrangements. Interest expense and loan cost amortization has been adjusted to reflect the terms associated with the new financing arrangements.

	Nine months ended September 30, 2012	Year ended December 31, 2011
Revenues	$3,417,264	$3,400,784
Property operating expenses	(2,584,959)	(2,788,242)
Depreciation and amortization expense	(867,946)	(1,157,261)
Interest expense and loan cost amortization	(434,931)	(619,882)
Interest and other income	-	(191,464)

Net income (loss)	$(470,572)	$(1,356,065)

Income (loss) allocable to venture partners on a pro forma basis	$-	$(1,649,808)

Income (loss) allocable to the Company on a pro forma basis	$(470,572)	$293,743
Amortization of capitalized costs on a pro forma basis	(8,098)	(10,797)
Equity in earnings (loss) of unconsolidated entities on a pro forma basis	$(478,670)	$282,946
Less equity in (earnings) loss of unconsolidated entity recorded in historical financial statements	(45,213)	-

Pro forma Adjustment	$(523,883)	$282,946

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIESNOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statements of Operations (continued)

(h)

Represents the elimination of interest expense recorded in the Company’s historical results of operations related to the Mezz Loan to reflect the impact of the disposition of the CHTSun IV transaction.

(i)

Represents the elimination of equity in loss of unconsolidated entities recorded in the Company’s historical results of operations to reflect the impact of the disposition of the CHTSun IV transaction.

(j)

For purposes of determining the weighted average number of shares of common stock outstanding, stock distributions issued and paid through the date of this filing are treated as if they were issued at the beginning of the periods presented.

As a result of CHT GCI Partners and the Primrose Communities being treated in the Pro Forma Consolidated Statement of Operations as operational since January 1, 2011, the Company assumed that approximately 1,331,000 shares issued during 2011 and an approximately 1,151,000 of additional shares of common stock were sold during 2012 in its Offering, and the net proceeds were available for the purchase of CHT GCI Partners and the Primrose Communities as of January 1, 2011. Consequently, the weighted average numbers of shares outstanding for the Pro Forma Periods were adjusted to reflect this amount of shares as being issued on January 1, 2011 instead of the actual dates issued, and were treated as outstanding for the full Pro Forma Periods. Pro forma earnings per share were calculated based on the weighted average number of shares of common stock outstanding, as adjusted.

ADDENDUM TO

APPENDIX A

PRIOR PERFORMANCE TABLES

THE PRIOR PERFORMANCE TABLES IN THIS ADDENDUM UPDATE AND REPLACE APPENDIX A TO THE PROSPECTUS DATED MARCH 12, 2012.

PRIOR PERFORMANCE TABLES

The information in this Appendix A contains certain relevant summary information concerning certain prior public programs (the “Prior Public Programs”) sponsored by two principals of CNL Financial Group, Inc. and their Affiliates (collectively, the “sponsor”). The Prior Public Programs include CNL Restaurant Properties, Inc. and the CNL Income Funds, which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, as well as CNL Hotels & Resorts, Inc., CNL Retirement Properties, Inc. and CNL Lifestyle Properties, Inc., which were formed to invest in hotel properties, retirement properties and lifestyle properties, respectively. Also included in the Prior Public Programs is Global Growth Trust, Inc., which was formed to invest in growth-oriented commercial real estate and commercial real estate-related assets, on a global basis, that offer the potential for capital appreciation, Global Income Trust, Inc., which was formed to invest in income-oriented commercial real estate and commercial real estate-related assets on a global basis, and CNL Healthcare Trust, Inc., which was formed to invest in a diversified portfolio of income-oriented commercial real estate and real estate-related assets with its principal focus on the senior housing and healthcare sectors with the ability to also acquire properties in the lifestyle and lodging sectors in the United States.

A summary of acquisitions by the Prior Public Programs between January 1, 2009 and December 31, 2011 is set forth in Table VI, which is included in Part II of the registration statement filed with the Commission and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Lifestyle Properties, Inc., Global Growth Trust, Inc., Global Income Trust, Inc. and CNL Healthcare Trust, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Prospective investors should read these tables carefully, together with the summary information set forth in the “Prior Performance Summary” section of this prospectus.

Prospective investors should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Prospective investors should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I – Experience in Raising and Investing Funds (on a percentage basis)

Table II – Compensation to Sponsor

Table III – Operating Results of Prior Programs

Table IV – Results of Completed Programs

Table V – Sales or Disposals of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2011. The following is a brief description of the Tables:

Table I – Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the sponsor in raising and investing funds for one of the Prior Public Programs whose offerings have closed in the last three years. The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Past performance is not necessarily indicative of future performance.

This table also includes footnote information relating to three additional current public programs with offerings in process.

Table II – Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the sponsor of the one Prior Public Program whose offering has closed in the past three years.

The Table indicates the total offering proceeds, and the portion of such offering proceeds paid or to be paid to the sponsor through December 31, 2011. The Table also shows the amounts paid to the sponsor from cash generated from operations and from cash generated from sales or refinancing by this Prior Public Program on a cumulative basis through December 31, 2011. The Table also shows the amounts paid to the sponsor from cash generated from operations and from cash generated from sales or refinancing by this Prior Public Program.

This table also includes footnote information relating to three additional current public programs with offerings in process.

Table III – Operating Results of Prior Programs

Table III presents a summary of operating results for the most recent three year period (to December 31, 2006 in the case of CNL Hotels & Resorts, Inc. and to September 30, 2006 in the case of CNL Retirement Properties, Inc.) of six of the Prior Public Programs.

The Table includes a summary of income or loss of the Prior Public Programs as well as three additional current public programs, which are presented on the basis of generally accepted accounting principles (“GAAP”). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (“special items”). The section of the Table entitled “Special Items” provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV – Results of Completed Programs

Table IV summarizes the results of the Prior Public Programs which have completed their operations and sold all of their properties. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc (“USRP”). The combined company’s name was changed to Trustreet Properties, Inc., and it acquired the 18 CNL Income Funds, and the interests of the partners and stockholders of the CNL Income Funds and CNL Restaurant Properties have been liquidated. As a result, each of the CNL Income Funds and CNL Restaurant Properties became closed programs.

On October 5, 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of HCP, Inc. and as a result became a closed program.

On April 12, 2007, CNL Hotels & Resorts, Inc. was acquired by a fund managed by Morgan Stanley Real Estate and became a closed program. In connection with such acquisition, certain assets of CNL Hotels & Resorts, Inc. were purchased by Ashford Sapphire Acquisition, LLC.

FINRA Rule 2810 requires FINRA member firms selling non-traded public REIT investment programs to disclose whether prior programs offered by the program sponsor liquidated on or during the date or time period disclosed in the prospectuses for those programs. The three non-traded public REIT programs discussed above have gone full cycle and, for those programs in which the prospectus disclosed a date by which the program might be liquidated, all were liquidated prior to such projected date.

Past performance is not necessarily indicative of future performance.

Table V – Sales or Disposals of Properties

Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs during the three years ended December 31, 2011. The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Past performance is not necessarily indicative of future performance.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(ON A PERCENTAGE BASIS)

	CNL Lifestyle Properties, Inc.	Global Growth Trust, Inc.	Global Income Trust, Inc.	CNL Healthcare Trust, Inc.
	(Notes 1 and 2)	(Note 5)	(Note 6)	(Note 7)
Dollar amount offered	$6,000,000,000

Dollar amount raised	$3,203,159,000

Percentage raised	100.0%
Less offering expenses:
Selling commissions and discounts	6.2
Organizational/offering expenses	1.5
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	2.6

	10.3
Reserve for operations	—

Percent available for investment	89.7%

Acquisition costs:
Cash down payment	85.7%
Acquisition fees paid to affiliates (Note 3)	3.0
Acquisition expenses	1.0

Total acquisition costs	89.7%

Percent leveraged (mortgage financing divided by total acquisition costs) (Note 4)	46.3%
Date offering began	4/16/04, 4/04/06 and 4/09/08
Length of offering (in months)	24, 24 and 36, respectively
Months to invest 90% of amount available for investment measured from date of offering	30, 27 and 45, respectively

FOOTNOTES:

Note 1:	Percentages are of total dollar amounts raised except for “percent leveraged.”
Note 2:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 16, 2004, CNL Lifestyle Properties, Inc. (the “Lifestyle Properties REIT”) registered for sale $2 billion in shares of common stock (the “1st Offering”). The 1st Offering was terminated on March 31, 2006, after raising approximately $521 million. On April 4, 2006, the Lifestyle Properties REIT commenced an offering of up to $2 billion (the “2nd Offering”). The 2nd Offering closed on April 4, 2008, after raising approximately $1.5 billion. On April 9, 2008, the Lifestyle Properties REIT commenced another offering of up to $2 billion (the “3rd Offering”). The 3rd Offering closed on April 9, 2011, after raising approximately $1.2 billion. The Lifestyle Properties REIT did not commence another public offering following the completion of its 3rd Offering; however, the Lifestyle Properties REIT filed a registration statement on Form S-3 to register for sale $250 million in shares and between the second and fourth quarter of 2011, raised an additional $63.4 million from shares sold through its reinvestment plan. Amounts raised under the Form S-3 are not included in the amounts presented above.
Note 3:	Between the second and fourth quarter of 2011, the Company paid additional acquisition fees of approximately $1.9 million to the advisor in connection with funds raised under the Form S-3.
Note 4:	Percent leveraged also includes acquisitions funded with debt.
Note 5:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective October 9, 2009, Global Growth Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Global Growth Trust, Inc.’s distribution reinvestment plan. The offering of shares of Global Growth Trust, Inc. commenced October 20, 2009.
Note 6:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 23, 2010, Global Income Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Global Income Trust, Inc.’s distribution reinvestment plan. The offering of shares of Global Income Trust, Inc. commenced April 23, 2010.
Note 7:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective June 27, 2011, CNL Healthcare Trust, Inc. (the “Healthcare REIT”) (formerly known as CNL Properties Trust, Inc.) registered for sale up to $3.0 billion in shares of common stock (300 million shares), of which initially 15,000,000 shares are being offered pursuant to the Healthcare REIT’s distribution reinvestment plan. The offering of shares of CNL Healthcare Trust, Inc. commenced June 27, 2011.

Past performance is not necessarily indicative of future performance.

TABLE II

COMPENSATION TO SPONSOR

	CNL Lifestyle Properties, Inc.	Global Growth Trust, Inc.	Global Income Trust, Inc.	CNL Healthcare Trust, Inc.
	(Note 1)	(Note 5)	(Note 6)	(Note 7)
Date offering commenced	4/16/04, 4/04/06 and 4/09/08
Dollar amount raised	$3,203,159,000

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	199,848,000
Acquisition fees (Notes 2 and 3)	91,001,000
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	84,295,000
Reimbursable offering costs	47,646,000

Total amount paid to sponsor from proceeds of offering	422,790,000

Dollar amount of cash generated from operations before deducting payments to sponsor:
2011 (Note 4)	133,529,000
2010 (Note 4)	126,828,000
2009 (Note 4)	107,845,000
2008	144,954,000
2007	134,504,000
2006	52,153,000
2005	8,520,000
2004	1,337,000
Amount paid to sponsor from operations:
Asset management fees
2011	31,802,000
2010	26,808,000
2009	25,075,000
2008	21,937,000
2007	14,804,000
2006	5,356,000
2005	2,559,000
2004	—
Reimbursements
2011	11,419,000
2010	9,254,000
2009	9,616,000
2008	4,235,000
2007	2,488,000
2006	1,504,000
2005	1,345,000
2004	582,000
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	20,450,000
Notes	22,544,000
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—
Incentive fees	—
Other (Note 2)	48,895,000

FOOTNOTES:
Note 1:	The amounts shown represent the combined results of the Lifestyle Properties REIT’s 1st, 2nd and 3rd Offerings, which closed on March 31, 2006, April 4, 2008 and April 9, 2011, respectively. The Lifestyle Properties REIT did not commence another public offering following the completion of its 3rd Offering; however, the Lifestyle Properties REIT filed a registration statement on Form S-3 and between April 10, 2011 and December 31, 2011, raised an additional $63.4 million from shares sold through its reinvestment plan. Amounts raised under the Form S-3 are not included in the amounts presented above.

Past performance is not necessarily indicative of future performance.

Note 2:	In connection with the Lifestyle Properties REIT’s offerings, the advisor is entitled to receive acquisition fees paid on gross proceeds of the offerings and acquisition fees for services related to obtaining permanent financing that are used to acquire properties. For the years ended December 31, 2011, 2010 and 2009, approximately $22 million, $1.5 million and $2.6 million, respectively, additional acquisition fees were paid equal to 3.0% of the loan proceeds from permanent financing.
Note 3:	The amount shown represents acquisition fees paid to sponsor net of credit received of approximately $5.0 million as a result of redeeming shares.
Note 4:	Upon the adoption of a new accounting standard in 2009, acquisition fees paid to the sponsor were required to be expensed and reduced cash from operations by $7.2 million, $11.0 million and $10.8 million in 2011, 2010 and 2009, respectively.
Note 5:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective October 9, 2009, Global Growth Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Global Growth Trust, Inc.’s distribution reinvestment plan. The offering of shares of Global Growth Trust, Inc. commenced October 20, 2009. As of December 31, 2011, Global Growth Trust, Inc. had received subscription proceeds totaling approximately $40.3 million (4,035,387 shares) from the offering. From commencement of the offering through December 31, 2011, total selling commissions incurred were approximately $2.8 million, marketing support fees incurred were approximately $1.2 million, and other offering and organizational costs incurred were approximately $2.0 million.
Note 6:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 23, 2010, Global Income Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Global Income Trust, Inc.’s distribution reinvestment plan. The offering of shares of Global Income Trust, Inc. commenced April 23, 2010. As of December 31, 2011, Global Income Trust, Inc. had received subscription proceeds totaling approximately $28.5 million (2,856,855 shares) from the offering, including approximately $0.3 million (34,670 shares) through its distribution reinvestment plan. From commencement of the offering through December 31, 2011, total selling commissions incurred were approximately $1.9 million, marketing support fees incurred were approximately $0.8 million, and other offering and organizational costs incurred were approximately $1.4 million.
Note 7:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective June 27, 2011, the Healthcare REIT registered for sale up to $3.0 billion in shares of common stock (300 million shares), of which initially 15,000,000 shares are being offered pursuant to the Healthcare REIT’s distribution reinvestment plan. The offering of shares of the Healthcare REIT commenced June 27, 2011. As of December 31, 2011, the Healthcare REIT had received subscription proceeds totaling approximately $13.3 million (1.3 million shares) from the offering, including approximately $0.03 million (2,912 shares) through its distribution reinvestment plan. From commencement of the offering through December 31, 2011, total selling commissions incurred were approximately $0.9 million, marketing support fees incurred were approximately $0.4 million, and other offering and organizational costs incurred were approximately $0.7 million.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HOTELS & RESORTS, INC.

	2004 (Notes 1 and 2)	2005 (Notes 1 and 2)	2006 (Notes 1 and 2)
Gross revenue	$943,945,000	$1,216,789,000	$1,540,528,000
Profit on sale of properties	645,000	67,321,000	153,523,000
Interest and other income	2,512,000	4,077,000	4,234,000
Less: Operating expenses	(733,534,000)	(968,458,000)	(1,172,484,000)
Interest expense and loan cost amortization	(140,876,000)	(180,369,000)	(220,632,000)
Depreciation and amortization	(126,689,000)	(162,926,000)	(204,642,000)
Equity in earnings (loss) of unconsolidated entities	(18,469,000)	32,775,000	6,600,000
Minority interests	(2,978,000)	(5,190,000)	(6,361,000)
Benefit (Expense) from income taxes	(27,429,000)	2,979,000	(621,000)
Income from discontinued operations	33,654,000	8,689,000	10,980,000
Net income (loss) – GAAP basis	(87,113,000)	6,900,000	(3,335,000)
Taxable income
- from operations (Note 6)	1,145,000	31,821,000	27,669,000

- from gain (loss) on sales	9,883,000	93,936,000	161,414,000

Cash generated from operations (Notes 3 and 4)	213,741,000	169,813,000	213,578,000
Cash generated from sales	16,810,000	595,300,000	229,193,000
Cash generated from refinancing	—	—	—
Less: Cash distributions to investors
- from operating cash flow	(213,741,000)	(168,132,000)	—
- from sale of properties	—	—	(154,704,000)
- from return of capital (Note 7)	(4,602,000)	—	—

Cash generated (deficiency) after cash distributions	12,208,000	596,981,000	288,067,000
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	658,578,000	43,481,000	37,745,000
Proceeds from mortgage loans and other notes payable	1,922,508,000	400,000,000	2,215,000,000
Distributions to holders of minority interest, net of contributions	(13,213,000)	(33,418,000)	(5,935,000)
Stock issuance costs (refunds)	(59,430,000)	2,497,000	(1,185,000)
Acquisition of land, buildings and equipment	(118,213,000)	(108,559,000)	(159,669,000)
Acquisition of KSL in 2004 and Grande Lakes in 2005 and 2006	(1,426,309,000)	(15,000,000)	(735,613,000)
Investment in unconsolidated subsidiaries and acquisition of JV interests	(2,192,000)	—	(72,580,000)
Deposit on property and other investments	—	(1,725,000)	—
Distribution from unconsolidated entity related to sales proceeds	—	47,529,000	—
Sale of investment in equity securities	28,295,000	—	—
Decrease (Increase) in restricted cash	(37,778,000)	8,062,000	29,940,000
Proceeds of borrowing on line of credit	(24,073,000)	—	108,000,000
Payment on mortgage loans and line of credit	(802,812,000)	(903,980,000)	(1,617,154,000)
Proceeds (Payment) of other notes	(63,593,000)	—	4,892,000
Payment of loan costs	(43,979,000)	(8,004,000)	(15,516,000)
Payment of capital lease obligation	(1,823,000)	(772,000)	(805,000)
Proceeds (Payment) to sell (acquire) cash flow hedges	(4,899,000)	(3,020,000)	1,005,000
Increase in intangibles and other assets	(37,655,000)	(400,000)	—
Retirement of shares of common stock	(24,636,000)	(43,336,000)	(31,745,000)
Payment of due to related parties – operating expenses	—	—	(10,998,000)

Cash generated (deficiency) after cash distributions and special items	(39,016,000)	(19,664,000)	33,449,000

Past performance is not necessarily indicative of future performance.

	2004 (Notes 1 and 2)	2005 (Notes 1 and 2)	2006 (Notes 1 and 2)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 8)
- from operations (Note 6)	—	10	9

- from recapture	—	—	—

Capital gain (loss)	3	31	53

Cash distributions to Investors
Source (on GAAP basis)
- from investment income	—	2	50
- from return of capital (Note 7)	74	53	—

Total distributions on GAAP basis (Note 8)	74	55	50

Source (on cash basis)
- from sales	—	—	50
- from operations	72	55	—
- from return of capital (Note 7)	2	—	—

Total distributions on cash basis (Note 8)	74	55	50

Total cash distributions as a percentage of original $1,000 investment (Note 5)	7.45%	5.50%	5.00%
Total cumulative cash distributions per $1,000 investment from inception (June 12, 1996)	494	549	599
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:
Note 1:	CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) offered securities for sale in five public offerings since 1997. Of the funds raised as of December 31, 2006, $161,811,790 were pursuant to its reinvestment plan.
Note 2:	The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering. All years presented have been rounded to thousands and reflect the reverse stock split which occurred on August 2, 2004.
Note 3:	Cash generated from operations includes cash received from hotel operations and dividend, interest and other income, less cash paid for operating expenses.
Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.
Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.
Note 6:	Taxable income presented is before the dividends paid deduction.
Note 7:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.
Note 8:	Tax and distribution data and total distributions on a GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RETIREMENT PROPERTIES, INC.

	2004 (Note 5)	2005 (Note 2)	2006 (Note 2)
Gross revenue	$259,818,000	$381,074,000	$322,662,000
Profit (Loss) on sale of properties	—	—	(620,000)
Interest and other income	4,771,000	2,970,000	1,533,000
Equity in earnings of unconsolidated entity	178,000	227,000	328,000
Less: Operating expenses	(39,964,000)	(66,335,000)	(65,270,000)
Interest and loan cost amortization expense	(42,783,000)	(76,171,000)	(71,164,000)
Provision for doubtful accounts	(3,900,000)	(3,082,000)	(8,326,000)
Depreciation and amortization	(62,512,000)	(98,446,000)	(84,260,000)
Minority interests in income of consolidated subsidiaries	(93,000)	(706,000)	(414,000)
Income (Loss) from discontinued operations	2,403,000	(3,950,000)	(352,000)

Net income – GAAP basis	117,918,000	135,581,000	94,117,000

Taxable income
- from operations (Note 6)	56,155,000	81,871,000	48,922,000

- from gain on sales	—	—	1,298,080,000

Cash generated from operations (Notes 3 and 4)	139,573,000	188,309,000	153,175,000
Cash generated from sales	—	—	2,629,000
Cash generated from refinancing	—	—	—
Less: Cash distributions to investors
- from operating cash flow	(139,573,000)	(175,958,000)	(139,344,000)
- from cash flow from prior period	(4,842,000)	—	—
- from return of capital (Note 7)	(2,723,000)	—	—

Cash generated (deficiency) after cash distributions	(7,565,000)	12,351,000	16,460,000
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	880,268,000	215,397,000	103,183,000
Stock issuance costs	(89,039,000)	(17,254,000)	(9,688,000)
Acquisition of land, building and equipment on operating leases	(921,698,000)	(371,026,000)	(253,426,000)
Investment in direct financing leases	(50,230,000)	(278,000)	(300,000)
Investment in lease intangibles	(50,064,000)	(15,044,000)	(15,415,000)
DASCO acquisition	(204,441,000)	—	—
Investment in notes receivable	—	(16,000,000)	(24,500,000)
Contributions from minority interests	997,000	3,093,000	3,286,000
Distributions to minority interests	(45,000)	(459,000)	(871,000)
Payment of acquisition fees and costs	(73,124,000)	(20,575,000)	(7,439,000)
Payment of deferred leasing costs	(864,000)	(1,039,000)	(2,745,000)
Increase (Decrease) in restricted cash	(9,448,000)	6,082,000	(1,745,000)
Proceeds from borrowings on line of credit	—	115,000,000	141,000,000
Repayments of line of credit	—	(60,000,000)	—
Proceeds from borrowings on mortgages payable	315,045,000	305,485,000	136,520,000
Principal payments on mortgages payable	(28,964,000)	(66,219,000)	(31,727,000)
Proceeds from construction loans payable	73,618,000	63,367,000	26,032,000
Repayments of construction loans payable	—	(1,315,000)	(128,149,000)
Proceeds from term loan	60,000,000	—	—
Repayment of term loan	—	(60,000,000)	—
Proceeds from issuance of bonds payable	12,063,000	12,622,000	13,280,000
Retirement of bonds payable	(7,736,000)	(9,057,000)	(6,786,000)
Payment of loan costs	(10,149,000)	(11,707,000)	(1,954,000)
Refund of loan costs	—	—	2,774,000
Retirement of shares of common stock	(3,933,000)	(40,303,000)	(16,315,000)

Cash generated (deficiency) after cash distributions and special items	(115,309,000)	43,121,000	(58,525,000)

Past performance is not necessarily indicative of future performance.

	2004 (Note 5)	2005 (Note 2)	2006 (Note 2)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (Note 8)
- from operations (Note 6)	27	33	18

- from recapture	—	—	—

Capital gain	—	—	481

Cash distributions to investors
Source (on GAAP basis)
- from investment income	56	55	53
- from return of capital (Note 7)	14	16	—

Total distributions on GAAP basis (Note 8)	70	71	53

Source (on cash basis)
- from operations (Note 3)	66	71	53
- from cash flow from prior period	2	—	—
- from return of capital (Note 7)	2	—	—

Total distributions on cash basis (Note 8)	70	71	53

Total cash distributions as a percentage of original $1,000 investment (Note 5)	7.1%	7.1%	5.3%
Total cumulative cash distributions per $1,000 investment from inception (December 22, 1997)	336	407	460
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:
Note 1:	CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998. Of the funds raised as of March 26, 2006, $125,358,803 was raised pursuant to its reinvestment plan.
Note 2:	The amounts shown represent the combined results of the initial offering, the 2000 offering, the 2002 offering, the 2003 offering and the 2004 offering. Information for 2006 represents partial year data through the date the company was acquired by HCP, Inc.
Note 3:	Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.
Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.
Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.
Note 6:	Taxable income presented is before the dividends paid deduction.
Note 7:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.
Note 8:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL LIFESTYLE PROPERTIES, INC.

	2009 (Note 1)	2010 (Note 1)	2011 (Note 1)
Gross revenue	$249,035,000	$300,502,000	$420,071,000
Profit on sale of properties	—	—	1,171,000
(Loss) gain on extinguishment of debt	—	15,261,000	(566,000)
Interest and other income (expense)	2,611,000	2,759,000	(50,000)
Equity in earnings of unconsolidated entities	5,630,000	10,978,000	1,022,000
Less: Operating expenses	(115,674,000)	(235,034,000)	(293,577,000)
Depreciation and amortization	(121,684,000)	(124,136,000)	(122,362,000)
Interest expense and loan cost amortization	(39,904,000)	(49,919,000)	(60,117,000)

Loss from continuing operations plus gain on sale of properties	(19,986,000)	(79,589,000)	(54,408,000)
Income (loss) from discontinued operations excluding gain on sale of properties (Note 2)	666,000	(2,300,000)	(15,202,000)

Net loss – GAAP basis	(19,320,000)	(81,889,000)	(69,610,000)

Taxable loss
- from operations	(39,178,000)	(21,179,000)	(Note 6)

- from gain (loss) on sales	—	—	—

Cash generated from operations (Note 3)	62,400,000	79,776,000	83,064,000
Cash generated from sales	—	—	8,450,000
Less: Cash distributions to investors, net of reinvestments
- from operating cash flow	(62,400,000)	(79,776,000)	(83,064,000)
- from sales, refinancings and borrowings	—	—	—
- from cash flow from prior period	(21,435,000)	(11,079,000)	(21,887,000)

Cash deficiency after cash distributions	(21,435,000)	(11,079,000)	(13,437,000)
Special items (not including sales of real estate and refinancing):
Acquisition of properties	(42,000,000)	(81,390,000)	(149,692,000)
Capital expenditures	(62,320,000)	(59,140,000)	(42,345,000)
Payment of contingent purchase consideration	—	(12,433,000)	—
Investments in and contributions to unconsolidated entities	(16,229,000)	—	(191,397,000)
Distributions from unconsolidated entities	—	—	11,624,000
Deposits on real estate investments	(1,022,000)	(11,220,000)	—
Acquisition of remaining partnership interest	(2,382,000)	—	—
Acquisition fees on mortgage notes receivable	(867,000)	(461,000)	(59,000)
Proceeds from disposal of assets	560,000	590,000	104,000
Principal payments received on mortgage loans receivable	18,388,000	38,614,000	9,473,000
Payment of additional carrying costs for mortgage loans receivable	(7,599,000)	—	—
Issuance of mortgage loans receivable	(28,881,000)	(14,897,000)	(5,760,000)
Return of short term investments	—	8,000,000	—
Changes in restricted cash	468,000	(6,238,000)	(13,406,000)
Subscriptions received from stockholders, net of reinvestments	222,685,000	333,346,000	187,555,000
Redemption of common stock	(76,958,000)	(40,396,000)	(30,000,000)
Effect of exchange rate fluctuation on cash	99,000	138,000	(232,000)
Proceeds from mortgage loans and other notes payable	37,855,000	12,202,000	116,540,000
Proceeds from senior notes	—	—	396,996,000
Borrowings under line of credit	—	58,000,000	—
Stock issuance costs	(26,940,000)	(36,574,000)	(21,213,000)
Principal payments on capital leases	(4,852,000)	(4,284,000)	(3,967,000)
Principal payments on mortgage loans and senior notes	(10,856,000)	(50,450,000)	(204,800,000)
Principal payments on line of credit	(517,000)	(99,483,000)	(58,000,000)
Payment of loan costs	(3,123,000)	(5,903,000)	(25,662,000)

Cash generated (deficiency) after cash distributions and special items	(25,926,000)	16,942,000	(37,678,000)

Past performance is not necessarily indicative of future performance.

	2009 (Note 1)	2010 (Note 1)	2011 (Note 1)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss)
- from operations	(17)	(8)	(Note 6)

- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	—
- from return of capital (Note 4)	65	62	62

Total distributions on GAAP basis (Note 7)	65	62	62

Source (on cash basis)
- from sales	—	—	—
- from refinancing and borrowings	9	4	7
- from operations (Note 3)	26	30	27
- from other	30	28	28

Total distributions on cash basis (Note 7)	65	62	62

Total cash distributions as a percentage of original $1,000 investment (Note 5)	6.58%	6.25%	6.25%
Total cumulative cash distributions per $1,000 investment from inception (August 11, 2003)	319	381	443
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:
Note 1:	The Lifestyle Properties REIT’s 1st Offering commenced on April 16, 2004 and was terminated on March 31, 2006. The 2nd Offering commenced on April 4, 2006 and closed on April 4, 2008. The 3rd Offering commenced on April 9, 2008 and closed on April 9, 2011. The Lifestyle Properties REIT did not commence another public offering following the completion of its 3rd Offering; however, the Lifestyle Properties REIT filed a registration statement on Form S-3 to register shares to be sold under its reinvestment plan.
Note 2:	During 2011, the Lifestyle Properties REIT sold four properties and had approved for sale four additional properties at December 31, 2011. The operating results of the properties sold and approved to be sold have been recorded as discontinued operations for all periods presented.
Note 3:	Cash generated from operations includes rental income from operating leases and interest income on mortgages and other notes receivables less cash paid for operating expenses. The amounts shown agree to cash provided by operating activities per the statement of cash flows included in the consolidated financial statements of the Lifestyle Properties REIT.
Note 4:	Cash distributions presented above represent the amount of cash distributions in excess of cash generated from operating cash flow. Cash generated from operations includes net income on a GAAP basis less depreciation and amortization expenses, operating expenses and income from certain non-cash items.
Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.
Note 6:	Taxable income (loss) presented is before the dividends paid deduction. Certain items such as taxable income (loss), ordinary income (loss) and capital gain (loss) are pending the completion of the tax return and, therefore, not available at this time.
Note 7:	Tax and distribution data and total distributions on a GAAP basis were computed based on the total actual distributions declared including amounts reinvested and weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

GLOBAL GROWTH TRUST, INC.

	2010 (Note 1)	2011 (Note 1)
Gross revenue	$—	$392,000
Profit on sale of properties	—	—
Interest and other income	—	—
Equity in earnings of unconsolidated entities	—	—
Less: Operating expenses	(1,403,000)	(2,109,000)
Depreciation and amortization	—	(292,000)
Interest expense and loan cost amortization	—	—
Income (loss) from discontinued operations	—	—

Net income (loss) – GAAP basis	(1,403,000)	(2,009,000)

Taxable income (loss)
- from operations	(5,788)	(Note 4)

- from gain on sales	—	—

Cash used in operations (Note 3)	(836,000)	(1,267,000)
Cash generated from sales	—	—
Cash generated from refinancing	—	—
Less: Cash distributions to investors (Note 2)
- from offering proceeds	—	—
- from sales, refinancings and borrowings	—	—
- from other	—	—

Cash deficiency after cash distributions	(836,000)	(1,267,000)
Special items (not including sales of real estate and refinancing):
Acquisition of properties	—	(13,985,000)
Development property costs	—	(7,430,000)
Investments in unconsolidated entities	—	—
Acquisition of partnership interest	—	—
Distribution of loan proceeds from unconsolidated entities	—	—
Deposit on properties	—	—
Acquisition fees and costs paid	—	—
Proceeds from disposal of assets	—	—
Repayment of mortgage loans receivable	—	—
Payment of additional carrying costs for mortgage loans receivable	—	—
Issuance of mortgage loans receivable	—	—
Short term investments	—	—
(Increase) decrease in restricted cash	—	—
Subscriptions received from stockholders	12,596,000	27,662,000
Redemption of common stock	—	—
Effect of exchange rate fluctuation on cash	—	—
Proceeds from mortgage loans and construction notes payable	—	7,179,000
Stock issuance costs	(1,790,000)	(4,063,000)
Principal payment on capital lease obligations	—
Principal payment on mortgage loans	—
Net borrowings (repayments) on line of credit	—
Payment of loan costs	—	(362,000)
Contributions from noncontrolling interest	—	146,000
Other	—	(17,000)

Cash generated after cash distributions and special items	9,970,000	7,863,000

Past performance is not necessarily indicative of future performance.

	2010 (Note 1)	2011 (Note 1)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income
- from operations	(1)	(Note 4)

- from recapture	—	—

Capital gain	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—
- from return of capital	—	—

Total distributions on GAAP basis (Note 2)	—	—

Source (on cash basis)
- from sales	—	—
- from refinancings and borrowings	—	—
- from operations	—	—
- from other	—	—

Total distributions on cash basis (Note 2)	—	—

Total cash distributions as a percentage of original $1,000 investment (Note 2)	—	—
Total cumulative cash distributions per $1,000 investment from inception (December 12, 2008)	—	—
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	—	100%

FOOTNOTES:
Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective October 9, 2009, Global Growth Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Global Growth Trust, Inc.’s distribution reinvestment plan. The offering of shares of Global Growth Trust, Inc. commenced October 20, 2009. As of December 31, 2011, Global Growth Trust, Inc. had received subscription proceeds of $40.3 (4,035,387 shares) from the offering. From the commencement of the offering through December 31, 2011, total selling commissions incurred were $2.8 million, marketing support fees incurred were $1.2 million, and other offering and organizational costs incurred were $2.0 million. Activities through April 23, 2010, were devoted to the organization of Global Growth Trust, Inc. as operations had not yet begun.
Note 2:	On June 24, 2010, Global Growth Trust, Inc.’s board of directors authorized a daily stock distribution commencing on July 1, 2010 and continuing thereafter until terminated or amended by the board of directors. For the year ended December 31, 2011 and the six months ended December 31, 2010, Global Growth Trust, Inc. was obligated to distribute 223,892 shares and 33,416 shares, respectively of the company’s common stock. There have been no cash distributions.
Note 3:	Cash generated from operations includes rental income from operating leases and tenant reimbursement income less cash paid for operating expenses. The amounts shown agree to cash provided by operating activities per the statement of cash flows included in the consolidated financial statements of Global Growth Trust, Inc.
Note 4:	Taxable income (loss) presented is before the dividends paid deduction. Certain items such as taxable income (loss), ordinary income (loss) and capital gain (loss) are pending the completion of the tax return and, therefore, not available at this time.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

GLOBAL INCOME TRUST, INC.

	2010 (Note 1)	2011 (Note 1)
Gross revenue	$—	$2,468,000
Profit on sale of properties	—	—
Interest and other income	—	1,000
Equity in earnings of unconsolidated entities	—	—
Less: Operating expenses	(929,000)	(4,020,000)
Depreciation and amortization	—	(1,089,000)
Interest expense and loan cost amortization	—	(995,000)
Income (loss) from discontinued operations	—	—

Net income (loss) – GAAP basis	(929,000)	(3,635,000)

Taxable income
- from operations	(5,136)	(Note 5)

- from gain on sales	—	—

Cash used in operations (Note 3)	(63,000)	(1,657,000)
Cash generated from sales	—	—
Cash generated from refinancing	—	—
Less: Cash distributions to investors
- from offering proceeds	(43,000)	(1,026,000)
- from sales, refinancings and borrowings	—	—
- from other	—	—

Cash deficiency after cash distributions	(106,000)	(2,683,000)
Special items (not including sales of real estate and refinancing):
Acquisition of properties	—	(54,100,000)
Capital expenditures	—	—
Investments in unconsolidated entities	—	—
Acquisition of partnership interest	—	—
Distribution of loan proceeds from unconsolidated entities	—	—
Deposit on properties	—	—
Acquisition fees and costs paid	—	—
Proceeds from disposal of assets	—	—
Repayment of mortgage loans receivable	—	—
Payment of additional carrying costs for mortgage loans receivable	—	—
Issuance of mortgage loans receivable	—	—
Short term investments	—	—
Increase in restricted cash	—	(760,000)
Subscriptions received from stockholders	8,106,000	20,389,000
Redemption of common stock	—	—
Effect of exchange rate fluctuation on cash	—	—
Proceeds from mortgage note payable	—	36,900,000
Stock issuance costs	(1,068,000)	(3,057,000)
Principal payment on capital lease obligations	—	—
Payments of mortgage note payable	—	(181,000)
Borrowings under credit facility	—	2,820,000
Payment of loan costs	—	(1,032,000)

Cash generated (deficiency) after cash distributions and special items	6,932,000	(1,704,000)

Past performance is not necessarily indicative of future performance.

	2010 (Note 1)	2011 (Note 1)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 4)
Federal income tax results:
Ordinary income
- from operations	(1)	(Note 5)

- from recapture	—	—

Capital gain	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—
- from return of capital	15	65

Total distributions on GAAP basis (Note 2)	15	65

Source (on cash basis)
- from sales	—	—
- from refinancings and borrowings	—	—
- from operations	—	—
- from other	15	65

Total distributions on cash basis (Note 2)	15	65

Total cash distributions as a percentage of original $1,000 investment (Note 4)	1.53%	6.50%
Total cumulative cash distributions per $1,000 investment from inception (March 4, 2009)	15	80
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	—	100%

FOOTNOTES:
Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 23, 2010, Global Income Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to Global Income Trust, Inc.’s distribution reinvestment plan. The offering of shares of Global Income Trust, Inc. commenced April 23, 2010. As of December 31, 2011, Global Income Trust, Inc. had received subscription proceeds of $28.5 million (2,856,855 shares) from the offerings, including $0.3 million (34,607 shares) through the distribution reinvestment plan. From the commencement of the offering through December 31, 2011, total selling commissions incurred were $1.9 million, marketing support fees incurred were $0.8 million, and other offering and organizational costs incurred were $1.4 million. Activities through October 6, 2010, were devoted to the organization of Global Income Trust, Inc. as operations had not yet begun.
Note 2:	The board of directors authorized a daily distribution of $0.0017808 per share of common stock which commenced on October 7, 2010. Distributions are calculated based on the number of days each stockholder has been a stockholder of record in that month. The daily distribution rate equates to an annualized distribution rate of 6.50%, using the offering price of $10.00 per share.
Note 3:	Cash generated from operations includes rental income from operating leases and tenant reimbursement income less cash paid for operating expenses. The amounts shown agree to cash provided by operating activities per the statement of cash flows included in the consolidated financial statements of Global Income Trust, Inc.
Note 4:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.
Note 5:	Taxable income (loss) presented is before the dividends paid deduction. Certain items such as taxable income (loss), ordinary income (loss) and capital gain (loss) are pending the completion of the tax return and, therefore, not available at this time.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HEALTHCARE TRUST, INC.

2011 (Note 1)
Gross revenue	$—
Profit on sale of properties	—
Interest income	1,824
Equity in earnings of unconsolidated entities	—
Less: Operating expenses	(1,761,404)
Depreciation and amortization	—
Interest expense and loan cost amortization	—

Net loss – GAAP basis	(1,759,580)

Taxable income (loss)
- from operations	(Note 5)

- from gain (loss) on sales	—

Cash used in operations	(1,084,430)
Cash generated from sales	—
Less: Cash distributions to investors, net of reinvestments
- from offering proceeds (Note 2)	(28,225)
- from sales, refinancings and borrowings	—
- from cash flow from prior period	—
- from return of capital	—

Cash deficiency after cash distributions	(1,112,655)
Special items (not including sales of real estate and refinancing):
Acquisition of properties	—
Capital expenditures	—
Payment of contingent purchase consideration	—
Investments in unconsolidated entities	—
Distributions from unconsolidated entities	—
Deposit on real estate	(400,000)
Acquisition of remaining partnership interest	—
Acquisition fees on mortgage notes receivable	—
Proceeds from disposal of assets	—
Proceeds from sale of property	—
Principal payments received on mortgage loans receivable	—
Payment of additional carrying costs for mortgage loans receivable	—
Issuance of mortgage loans receivable	—
Return of short term investments	—
Changes in restricted cash	—
Subscriptions received from stockholders, net of reinvestments	13,262,579
Redemption of common stock, net of reinvestment	—
Effect of exchange rate fluctuation on cash	—
Proceeds from mortgage loans and other notes payable	—
Proceeds from senior notes	—
Borrowings under line of credit	—
Stock issuance costs	(1,848,805)
Principal payment on capital lease obligations	—
Principal payment on mortgage loans	—
Principal payments on line of credit	—
Deposits on financings	(100,000)

Cash deficiency after cash distributions and special items	$9,801,119

Past performance is not necessarily indicative of future performance.

2011 (Note 1)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 3)
Federal income tax results:
Ordinary income (loss)	—
- from operations	(Note 5)

- from recapture	—

Capital gain (loss)	—

Cash distribution to investors
Source (on GAAP basis)
- from investment income	—
- from capital gain	—
- from investment income from prior period	—
- from return of capital (Note 2)	7

Total distributions on GAAP basis (Note 6)	7

Source (on cash basis)
- from sales	—
- from refinancings and borrowings	—
- from operations	—
- from other	7

Total distributions on cash basis (Note 6)	7

—
Total cash distributions as a percentage of original $1,000 investment (Note 3) (Note 4)	0.67%
Total cumulative cash distributions per $1,000 investment from inception (June 8, 2010)	7

Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)

N/A

FOOTNOTES:
Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective June 27, 2011, the Healthcare REIT registered for sale up to $3.0 billion in shares of common stock (300 million shares), of which initially 15,000,000 shares are being offered pursuant to the Healthcare REIT’s distribution reinvestment plan. The offering of shares of the Healthcare REIT commenced June 27, 2011. As of December 31, 2011, the Healthcare REIT had received subscription proceeds totaling approximately $13.3 million (1.3 million shares) from the offering, including approximately $0.03 million (2,912 shares) through its distribution reinvestment plan. From commencement of the offering through December 31, 2011, total selling commissions incurred were approximately $0.9 million, marketing support fees incurred were approximately $0.4 million, and other offering and organizational costs incurred were approximately $0.7 million.
Note 2:	Cash distributions presented above represents the amount of cash distributions in excess of cash generated from operating cash flow. Cash generated from operations includes net income on a GAAP basis less depreciation and amortization expenses, operating expenses and income from certain non-cash items.
Note 3:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.
Note 4:	The board of directors of CNL Healthcare Trust, Inc. (the “Healthcare REIT”) authorized a distribution policy providing for monthly cash distributions of $0.03333 (which is equal to an annualized distribution rate of 4%) together with a stock distribution of 0.0025000 shares of common stock (which is equal to an annualized distribution rate of 3%). For the year ended December 31, 2011, the Healthcare REIT declared cash distributions of $55,892 of which $28,225 was paid in cash to stockholders and $27,667 was reinvested pursuant to the Healthcare REIT’s distribution reinvestment plan. In addition, the Healthcare REIT also declared and made stock distributions of approximately 4,180 shares of common stock.
Note 5:	Taxable income (loss) presented is before the dividends paid deduction. Certain items such as taxable income (loss), ordinary income (loss) and capital gain (loss) are pending the completion of the tax return and, therefore, not available at this time.
Note 6:	Tax and distribution data and total distributions on a GAAP basis were computed based on the total actual distributions declared including amounts reinvested and weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Restaurant Properties Inc.
(Note 2)
Dollar Amount Raised	$747,464,413
Number of Properties Purchased	1,366
Date of Closing of Offering	1/20/1999
Date of First Sale of Property	4/21/1997
Date of Final Sale of Property	2/24/2005
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	382
- from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	340
- Return of Capital	362
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	563
- Reserves	139
Receivable on Net Purchase Money Financing	—

FOOTNOTES:
Note 1:	Through December 31, 2004.
Note 2:	During the period January 1, 2005 through February 24, 2005, for every $1,000 investment, every investor of CNL Restaurant Properties, Inc. received common and preferred shares with an aggregate market value of $870.07 and received a pro rated final distribution of $12.66.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (Note 1)

Program Name	CNL Income Fund I	CNL Income Fund II	CNL Income Fund III	CNL Income Fund IV	CNL Income Fund V	CNL Income Fund VI	CNL Income Fund VII	CNL Income Fund VIII	CNL Income Fund IX
Dollar amount raised	$15,000,000	$25,000,000	$25,000,000	$30,000,000	$25,000,000	$35,000,000	$30,000,000	$35,000,000	$35,000,000
Number of properties purchased, directly or indirectly	22 fast-food restaurants	50 fast-food restaurants	40 fast-food restaurants	47 fast-food or family-style restaurants	36 fast-food or family-style restaurants	67 fast-food or family-style restaurants	59 fast-food or family-style restaurants	55 fast-food or family-style restaurants	55 fast-food or family-style restaurants
Date of closing of offering	31-Dec-86	21-Aug-87	20-Apr-88	30-Dec-88	7-Jun-89	22-Jan-90	1-Aug-90	7-Mar-91	6-Sep-91
Date of first sale of property	12-Jun-92	21-Jul-93	10-Jan-97	27-Apr-94	25-Aug-95	24-May-94	19-May-92	31-Jul-95	12-Dec-96
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	132	63	(2)	21	23	39	11	19	(6)
From operations	1,004	1,186	1,037	1,011	903	1,109	1,116	1,165	957
Cash distributions to Investors
Source (on a GAAP basis)
-investment income	1,245	1,360	1,136	1,095	1,026	1,526	1,346	1,333	1,020
-return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
-sales	438	281	242	218	313	12	4	—	29
-refinancing	—	—	—	—	—	—	—	—	—
-operations	1,391	1,430	1,326	1,321	1,168	1,363	1,316	1,310	1,184
-other (Note 2):	26	44	31	14	20	2	—	—	—
-from sales of partnership interests (Note 3)	390	605	537	562	525	1,149	1,026	1,023	807
Receivable on net purchase money financing	—	—	—	—	—	—	—	—	—
Cash distributions to investors prior to sale of partnership interest	1,855	1,755	1,599	1,533	1,501	1,377	1,320	1,310	1,213
Cash received upon sale of partnership interest	322	500	443	464	433	897	847	845	666
Market value of preferred stock received upon sale of partnership interest	68	105	94	98	92	282	179	178	141

Past performance is not necessarily indicative of future performance.

Program Name	CNL Income Fund X	CNL Income Fund XI	CNL Income Fund XII	CNL Income Fund XIII	CNL Income Fund XIV	CNL Income Fund XV	CNL Income Fund XVI	CNL Income Fund XVII	CNL Income Fund XVIII
Dollar amount raised	$40,000,000	$40,000,000	$45,000,000	$40,000,000	$45,000,000	$40,000,000	$45,000,000	$30,000,000	$35,000,000
Number of properties purchased, directly or indirectly	60 fast-food or family-style restaurants	50 fast-food or family-style restaurants	58 fast-food or family-style restaurants	54 fast-food or family-style restaurants	72 fast-food or family-style restaurants	63 fast-food or family-style restaurants	56 fast-food or family-style restaurants	39 fast-food, family-style or casual dining restaurants	30 fast-food, family-style or casual dining restaurants
Date of closing offer	18-Mar-92	28-Sep-92	15-Mar-93	26-Aug-93	22-Feb-94	1-Sep-94	12-Jun-95	19-Sep-96	6-Feb-98
Date of first sale of property	11-Aug-95	7-Nov-96	10-Apr-96	24-Apr-95	1-Mar-95	1-Mar-95	24-Apr-96	2-Dec-99	6-Dec-99
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	14	53	41	21	36	14	(39)	(30)	(56)
From operations	946	956	871	814	765	744	641	514	423
Cash distributions to investors
Source (on a GAAP basis)
-investment income	1,041	1,108	1,045	937	971	845	761	660	489
-return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
-sales	22	—	—	—	5	—	23	49	79
-refinancing	—	—	—	—	—	—	—	—	—
-operations	1,145	1,098	1,020	965	899	844	759	637	483
-other (Note 2)	3	1	1	1	—	—	9	3	45
-from sales of partnership interests (Note 3)	871	1,009	1,024	971	1,067	1,001	970	971	882
Receivable on net purchase money financing	—	—	—	—	—	—	—	—	—
Tax and distribution data per $1,000:
Cash distributions to investors prior to sale of partnership interest	1,170	1,099	1,021	966	904	844	791	689	607
Cash received upon sale of partnership interest	720	833	846	802	881	827	801	719	729
Market value of preferred stock upon sale of partnership interest	151	176	178	169	186	174	169	252	153

FOOTNOTES:
Note 1:	On February 24, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. (USRP). The combined company changed USRP’s name to Trustreet Properties, Inc., and acquired the 18 CNL Income Funds. As a result, each of the CNL Income Funds and CNL Restaurant Properties, Inc. became closed programs.
Note 2:	Includes distributions on a cash basis from general partner loans, additional general partners contributions, and returns of capital (other than from the sale of the partnership interest).
Note 3:	Includes cash distributions and preferred stock distributions.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Hotels & Resorts, Inc.
(Note 2)
Dollar Amount Raised	$3,066,534,832
Number of Properties Purchased, Directly or Indirectly	137
Date of Closing of Offering	03/12/2004
Date of First Sale of Property	07/10/2003
Date of Final Sale of Property	04/12/2007
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	197
- from recapture	—
Capital Gain (loss)	87
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	194
- Capital Gain	50
- Return of Capital	355
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	586
- Cash flow from prior period	—
- Return of Capital	13
Receivable on Net Purchase Money Financing	—

FOOTNOTES
Note 1:	Through December 31, 2006.
Note 2:	On April 12, 2007, CNL Hotel & Resorts, Inc. merged with and into a wholly owned subsidiary of MS Resort Holdings, LLC at which time, for every $1,000 investment, every investor of CNL Hotels & Resorts, Inc. received total cash of $1,025.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Retirement Properties, Inc.
(Note 2)
Dollar Amount Raised	$2,701,312,000
Number of Properties Purchased, Directly or Indirectly	280
Date of Closing of Offering	03/26/2006
Date of First Sale of Property	03/09/2006
Date of Final Sale of Property	10/05/2006
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	301
- from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	330
- Return of Capital	130
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	456
- Cash flow from prior period	2
- Return of Capital	2
Receivable on Net Purchase Money Financing	—

FOOTNOTES
Note 1:	Through September 30, 2006.
Note 2:	On October 5, 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of HCP, Inc. at which time, for every $1,000 investment, every investor of CNL Retirement Properties, Inc. received a cash payment of $1,112.93 and 8.65 shares of HCP common stock.

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program		Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (Note 1)
CNL Lifestyle Properties, Inc.:
Myrtle Waves – Myrtle Beach, SC	07/11/2008	02/10/2011	—	—	9,000,000	(2)	—	9,000,000	—	7,780,000	7,780,000	2,247,000
Fiddlesticks Fun Center – Tempe, AZ	10/06/2006	12/14/2011	6,100,000	—	—		—	6,100,000	—	5,125,000	5,125,000	1,616,000
Grand Prix Tampa – Tampa, FL	10/06/2006	07/31/2011	—	—	3,544,000	(3)	—	3,544,000	—	3,225,000	3,225,000	1,474,000
Foothills Country Club – Phoenix, AZ	11/30/2007	12/31/2011	2,350,000	—	—		—	2,350,000	—	9,820,000	9,820,000	3,168,000

FOOTNOTES:
(1)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(2)	This note receivable requires monthly interest-only payments at 7.5% with approximately $1.8 million of principal due in February 2016 and the remainder of the principal and accrued and unpaid interest due February 10, 2021.
(2)	This note receivable requires monthly payments at 8.5% of principal and interest based on a 25-year amortization schedule with a final balloon payment due July 31, 2016.

Past performance is not necessarily indicative of future performance.